Exhibit 10.1

Execution version

30 June 2023

JANUS HENDERSON GROUP PLC

and

BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY
as Coordinator, Bookrunner and Mandated Lead Arranger

and

as Facility Agent

FACILITY AGREEMENT US$200,000,000 REVOLVING CREDIT FACILITY

Herbert Smith Freehills LLP

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2

37.	Confidentiality of Funding Rates	103
38.	Counterparts	104
39.	Contractual Recognition of Bail-In	104
40.	Governing law	106
41.	Waiver of trial by jury	106
42.	Enforcement	106
43.	USA Patriot Act & BENEFICIAL OWNERSHIP REGULATION	107
Schedule 1 Original Parties		108
Schedule 2 Conditions precedent		109
Schedule 3 Form of Utilisation Request		113
Schedule 4 Form of Accordion Increase Confirmation		114
Schedule 5 Form of Transfer Certificate		117
Schedule 6 Form of Assignment Agreement		120
Schedule 7 Form of Accession Letter		123
Schedule 8 Form of Resignation Letter		124
Schedule 9 Form of Increase Confirmation		125
Schedule 10 Reference Rate Terms		128
Schedule 11 Daily Non-Cumulative Compounded RFR Rate		139
Schedule 12 Form of Compliance Certificate		141
Schedule 13 Existing Security		142
Schedule 14 Timetables		143

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THIS AGREEMENT is dated 30 June 2023 and made

BETWEEN:

(1)	JANUS HENDERSON GROUP PLC (registered number 101484) (the "Company");

(2)	JANUS HENDERSON US (HOLDINGS) INC. (registered number 2850271) (the "Original Guarantor");

(3)	BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY as coordinator, bookrunner and mandated lead arranger (the "Coordinator, Bookrunner and Mandated Lead Arranger");

(4)	CITIBANK, N.A. as bookrunner and mandated lead arranger (the "Bookrunner and Mandated Lead Arranger");

(5)	BNP PARIBAS, LONDON BRANCH, NATWEST MARKETS PLC, STATE STREET BANK AND TRUST COMPANY and WELLS FARGO BANK, NATIONAL ASSOCIATION as mandated lead arrangers (the "Mandated Lead Arrangers");

(6)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Parties) as original lenders (in this capacity, the "Original Lenders"); and

(7)	BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY as facility agent (in this capacity, the "Facility Agent").

IT IS AGREED as follows:

1.	Definitions and interpretation

1.1	Definitions

In this Agreement:

"2025 Senior Notes" means the USD300,000,000 senior notes due in 2025 issued by the Original Guarantor.

"Accession Letter" means a document substantially in the form set out in Schedule 7 (Form of Accession Letter), with any amendments the Facility Agent and the Company may agree.

"Accordion Increase" has the meaning given to that term in Clause 2.4 (Accordion Increase in Commitments).

"Accordion Increase Amount" has the meaning given to that term in Clause 2.4 (Accordion Increase in Commitments).

"Accordion Increase Confirmation" means an agreement substantially in the form set out in Schedule 4 (Form of Accordion Increase Confirmation) or any other form agreed between the Company, the Facility Agent and the Accordion Lender.

"Accordion Increase Date" has the meaning given to that term in Clause 2.4 (Accordion Increase in Commitments).

"Accordion Lender" has the meaning given to that term in Clause 2.4 (Accordion Increase in Commitments).

"Accordion Request" has the meaning given to that term in Clause 2.4 (Accordion Increase in Commitments).

"Additional Business Day" means any day specified as such in the applicable Reference Rate Terms.

"Additional Guarantor" means a person which becomes a Guarantor in accordance with Clause 25 (Changes to the Obligors).

"Administrative Party" means the Arrangers or the Facility Agent.

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"Agent's Spot Rate of Exchange" means Bloomberg's (at http://www.bloomberg.com/markets/currencies/major) or, if different, the Facility Agent's spot rate of exchange for the purchase of the relevant currency with US Dollars in the London foreign exchange market at or about 11:00 a.m. on a particular day.

"Alternative Term Rate" means any rate specified as such in the applicable Reference Rate Terms.

"Alternative Term Rate Adjustment" means any rate which is either:

(a)	specified as such in the applicable Reference Rate Terms; or

(b)	determined by the Facility Agent (or by any other Finance Party which agrees to determine that rate in place of the Facility Agent) in accordance with the methodology specified in the applicable Reference Rate Terms.

"Anti-Corruption Laws" means all laws, rules and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time directly regulating bribery or corruption.

"Anti-Money Laundering Laws" means all laws, rules and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time directly regulating anti-money laundering.

"Arrangers" means the Coordinator, Bookrunner and Mandated Lead Arranger, the Bookrunner and Mandated Lead Arranger and the Mandated Lead Arrangers.

"Assignment Agreement" means an agreement substantially in the form set out in Schedule 6 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

"AUD" means Australian Dollars.

"Authorisation" means an authorisation, consent, approval, resolution, permit, licence, exemption, filing, notarisation or registration.

"Availability Period" means the period from and including the date of this Agreement to and including the date falling one month before the Termination Date.

"Available Commitment" means a Lender's Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Loans; and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date,

other than that Lender's participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

"Available Facility "means the aggregate for the time being of each Lender's Available Commitment.

"Baseline CAS" means, in relation to a Compounded Rate Loan in a Compounded Rate Currency, any rate which is either:

(a)	specified as such in the applicable Reference Rate Terms; or

(b)	determined by the Facility Agent (or by any other Finance Party which agrees to determine that rate in place of the Facility Agent) in accordance with the methodology specified in the applicable Reference Rate Terms.

"Base Currency" means USD.

"Base Currency Amount" means, in relation to a Loan:

(a)	the amount specified in the Utilisation Request delivered by the Company for that Loan; or

(b)	if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Facility Agent receives the Utilisation Request, in each case, adjusted to reflect any repayment, prepayment, consolidation or division of the Loan.

"Beneficial Ownership Certification" means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

"Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230.

"Break Costs" means any amount specified as such in the applicable Reference Rate Terms.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Boston and New York and:

(a)	(in relation to any date for payment or purchase of, or the fixing of an interest rate in relation to, a currency other than euro or AUD) the principal financial centre of the country of that currency;

(b)	(in relation to any date for payment or purchase of, or the fixing of an interest rate in relation to, euro) which is a TARGET Day; or

(c)	(in relation to:

(i)	the fixing of an interest rate in relation to a Term Rate Loan in a currency other than euro;

(ii)	any date for payment or purchase of an amount relating to a Compounded Rate Loan; or

(iii)	the determination of the first day or the last day of an Interest Period for a Compounded Rate Loan, or otherwise in relation to the determination of the length of such an Interest Period),

which is an Additional Business Day relating to that Loan or Unpaid Sum.

"Central Bank Rate" has the meaning given to that term in the applicable Reference Rate Terms.

"Central Bank Rate Adjustment" has the meaning given to that term in the applicable Reference Rate Terms.

"Code" means the U.S. Internal Revenue Code of 1986.

"Commitment" means:

(a)	in relation to an Original Lender, the amount set opposite its name in Schedule 1 (Original Parties) under the heading "Commitment" and the amount of any other Commitment it acquires under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment it acquires under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase) or Clause 2.4 (Accordion Increase in Commitments).

"Compliance Certificate" means a certificate substantially in the form set out in Schedule 12 (Form of Compliance Certificate), with any amendments which the Facility Agent and the Company may agree.

"Compounded Rate Currency" means any currency which is not a Term Rate Currency.

"Compounded Rate Interest Payment" means the aggregate amount of interest that:

(a)	is, or is scheduled to become, payable under any Finance Document; and

(b)	relates to a Compounded Rate Loan.

"Compounded Rate Loan" means any Loan or, if applicable, Unpaid Sum which is not a Term Rate Loan.

"Compounded Reference Rate" means, in relation to any RFR Banking Day during the Interest Period of a Compounded Rate Loan, the percentage rate per annum which is the aggregate of:

(a)	the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day; and

(b)	the applicable Baseline CAS or Fallback CAS (if any).

"Compounding Methodology Supplement" means, in relation to the Daily Non-Cumulative Compounded RFR Rate, a document which:

(a)	is agreed in writing by the Company, the Facility Agent (in its own capacity) and the Facility Agent (acting on the instructions of the Majority Lenders);

(b)	specifies a calculation methodology for that rate; and

(c)	has been made available to the Company and each Finance Party.

"Confidential Information" means all information relating to the Company, any Guarantor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 36 (Confidential Information);

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate.

"Confidentiality Undertaking" means, at any time, a confidentiality undertaking substantially in the then current recommended form of the Loan Market Association or in any other form agreed between the Company and the Facility Agent.

"Consolidated Structured Entities" means where a member of the Group has invested seed capital and, under GAAP, the funds have been consolidated.

"CTA" means the Corporation Tax Act 2009.

"Daily Non-Cumulative Compounded RFR Rate" means, in relation to any RFR Banking Day during an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Facility Agent (or by any other Finance Party which agrees to determine that rate in place of the Facility Agent) in accordance with the methodology set out in Schedule 11 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

"Daily Rate" means the rate specified as such in the applicable Reference Rate Terms.

"Declared Default" means an Event of Default in respect of which a notice has been served by the Facility Agent pursuant to clause 23.17 (Acceleration).

"Default" means:

(a)	an Event of Default; or

(b)	an event or circumstance specified in Clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of them) be an Event of Default.

"Defaulting Lender" means any Lender:

(a)	which has failed to make its share in a Loan available or has given notice to the Facility Agent or the Company (which has notified the Facility Agent) that it will not make available its share in any Loan by the relevant Utilisation Date in accordance with this Agreement; or

(b)	which has rescinded or repudiated a Finance Document;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event, and

payment is made within five Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the relevant payment.

"Disruption Event" means either or both of:

(a)	a material disruption to the payment or communications systems or to the financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out), provided that the disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

"Employee Plan" means an employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which an Obligor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4062 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"ERISA" means, at any date, the United States Employee Retirement Income Security Act of 1974 (or any successor legislation thereto) as amended from time to time, and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

"ERISA Affiliate" means any person that for purposes of Title I and Title IV of ERISA and Section 412 of the Code would be deemed at any relevant time to be a single employer with an Obligor, pursuant to Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

"ERISA Event" means:

(a)	any reportable event, as defined in Section 4043 of ERISA, with respect to an Employee Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified of such event;

(b)	the filing of a notice of intent to terminate any Employee Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, or the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan or the termination of any Employee Plan under Section 4041(c) of ERISA;

(c)	the institution of proceedings under Section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan;

(d)	any failure by any Employee Plan to satisfy the minimum funding requirements of Sections 412 and 430 of the Code or Section 302 of ERISA applicable to such Employee Plan, in each case whether or not waived;

(e)	the failure to make a required contribution under Section 412 or 430 of the Code to any Employee Plan that would result in the imposition of an encumbrance or at any time prior to date hereof, a filing under Section 412 of the Code or Section 302 of ERISA of any request for a minimum funding variance with respect to any Employee Plan or Multiemployer Plan;

(f)	an engagement in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to any Employee Plan;

(g)	the complete or partial withdrawal of any Obligor or any ERISA Affiliate from a Multiemployer Plan;

(h)	an Obligor or an ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Employee Plan (other than premiums due and not delinquent under Section 4007 of ERISA); and

(i)	a determination that any Employee Plan is, or is expected to be, in "at risk" status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code).

"euro", "EUR" and "€" mean the single currency of the Participating Member States.

"Event of Default" means any event or circumstance specified as such in Clause 23 (Events of Default).

"Executive Order" means Executive Order No. 13224 on Terrorist Financings – Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on 23 September 2001.

"Facility" means the revolving credit facility made available under this Agreement as described in Clause 2 (The Facility).

"Facility Office" means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

"Fallback CAS" means, in relation to any Loan in a Term Rate Currency which becomes a "Compounded Rate Loan" for its then current Interest Period pursuant to Clause 11.1 (Interest calculation if no Primary Term Rate), any rate which is either:

(a)	specified as such in the applicable Reference Rate Terms; or

(b)	determined by the Facility Agent (or by any other Finance Party which agrees to determine that rate in place of the Facility Agent) in accordance with the methodology specified in the applicable Reference Rate Terms.

"Fallback Interest Period" means, in relation to a Term Rate Loan, the period specified as such in the applicable Reference Rate Terms.

"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the U.S. and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction.

"FATCA Application Date" means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the U.S.), 1 July 2014; or

(b)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.

"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.

"Fee Letter" means any letter entered into by reference to this Agreement between one or more Administrative Parties and the Company setting out the amount of any fees referred to in this Agreement.

"Finance Document" means:

(a)	this Agreement;

(b)	a Fee Letter;

(c)	an Accession Letter;

(d)	a Resignation Letter;

(e)	any Reference Rate Supplement;

(f)	any Compounding Methodology Supplement; and

(g)	any other document designated as such by the Facility Agent and the Company.

"Finance Lease" means any lease, hire purchase contract or other agreement which would, in accordance with GAAP in force on the Signing Date, be treated as a balance sheet liability.

"Finance Party" means a Lender or an Administrative Party.

"Financial Indebtedness" means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any acceptance under any acceptance credit facility (including any dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds (but not Trade Instruments), notes, debentures, loan stock or any similar instrument;

(d)	any Finance Lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis);

(f)	for the purposes of Clause 23.6 (Cross-default) only, any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) will be taken into account);

(g)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution (other than in respect of any performance bonds or advance payment bonds issued in respect of obligations of any member of the Group arising in the ordinary course of trading);

(h)	any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing; or

(i)	any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in paragraphs (a) to (h) above,

but excluding any (i) indebtedness owing by a member of the Group to another member of the Group; and (ii) indebtedness owing by any members of the Group which are Consolidated Structured Entities.

“Fitch” means Fitch Ratings Limited or any successor to its ratings business.

"Funding Rate" means any individual rate notified by a Lender to the Facility Agent pursuant to Clause 11.4.1(B) (Cost of funds).

"GAAP" means the generally accepted accounting principles in the U.S..

"Group" means the Company and its Subsidiaries for the time being.

"Guarantor" means an Original Guarantor or an Additional Guarantor which, in each case, has not ceased to be a Guarantor in accordance with Clause 25 (Changes to the Obligors).

"Historic Primary Term Rate" means, in relation to any Term Rate Loan, the most recent applicable Primary Term Rate for a period equal in length to the Interest Period of that Loan and which is as of a day which is no more than three days before the Quotation Day.

"Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary

"IFRS" means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

"Impaired Agent" means the Facility Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	it rescinds or repudiates a Finance Document,

(c)	(if the Facility Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of Defaulting Lender; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Facility Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event, and

payment is made within five Business Days of its due date; or

(ii)	the Facility Agent is disputing in good faith whether it is contractually obliged to make the relevant payment.

"Increase Confirmation" means a confirmation substantially in the form set out in Schedule 9 (Form of Increase Confirmation) or any other form agreed between the Company and the Facility Agent.

"Increased Costs" has the meaning given to it in Clause 14 (Increased Costs).

"Increase Lender" has the meaning given to it in Clause 2.3 (Increase).

"Information Memorandum" means the information memorandum prepared on behalf of, and approved by, the Company in connection with this Agreement.

"Insolvency Event" in relation to a Finance Party means that the Finance Party:

(a)	is dissolved (other than as a result of a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)	has instituted against it a proceeding seeking judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation and, in the case of any such proceeding or petition presented against it, that proceeding or petition is instituted or presented by a person or an entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of its institution or presentation;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than as a result of a consolidation, amalgamation or merger);

(g)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(h)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and that secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days of it;

(i)	causes or is subject to any event which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) (inclusive) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence, in any of the acts referred to above.

"Interest Period" means each period determined under this Agreement by reference to which interest on a Loan or an Unpaid Sum is calculated.

"Interpolated Alternative Term Rate" means, in relation to any Term Rate Loan, the rate (rounded to the same number of decimal places as the two relevant Alternative Term Rates) which results from interpolating on a linear basis between:

(a)	the applicable Alternative Term Rate for the longest period (for which that Alternative Term Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Alternative Term Rate for the shortest period (for which that Alternative Term Rate is available) which exceeds the Interest Period of that Loan,

each as of the Quotation Time.

"Interpolated Historic Primary Term Rate" means, in relation to any Term Rate Loan, the rate (rounded to the same number of decimal places as the two relevant Primary Term Rates) which results from interpolating on a linear basis between:

(a)	the most recent applicable Primary Term Rate for the longest period (for which that Primary Term Rate is available) which is less than the Interest Period of that Loan; and

(b)	the most recent applicable Primary Term Rate for the shortest period (for which that Primary Term Rate is available) which exceeds the Interest Period of that Loan,

each of which is as of a day which is no more than three days before the Quotation Day.

"Interpolated Primary Term Rate" means, in relation to any Term Rate Loan, the rate (rounded to the same number of decimal places as the two relevant Primary Term Rates) which results from interpolating on a linear basis between:

(a)	the applicable Primary Term Rate for the longest period (for which that Primary Term Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Primary Term Rate for the shortest period (for which that Primary Term Rate is available) which exceeds the Interest Period of that Loan,

each as of the Quotation Time.

"ITA" means the Income Tax Act 2007.

“Legal Reservations” means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set off or counterclaim;

(c)	the principle that any additional interest and/or any prepayment fee imposed under any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(d)	the principle that the courts of England may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(e)	similar principles, rights and defences under the laws of any applicable jurisdiction which are similar to those in paragraphs (a) to (d) above; and

(f)	any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered under this Agreement

"Lender" means:

(a)	an Original Lender; or

(b)	any bank or financial institution which has become a Lender in accordance with Clause 2.3 (Increase), Clause 2.4 (Accordion Increase in Commitments) or a Party in accordance with Clause 24 (Changes to the Lenders), which, in each case, has not ceased to be a Party in accordance with the terms of this Agreement.

"Loan" means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

"Lookback Period" means the number of days specified as such in the applicable Reference Rate Terms.

"Majority Lenders" means, at any time, a Lender or Lenders:

(a)	whose participation in the outstanding Loans and whose Available Commitments then aggregate 66 2/3% or more of the aggregate of all the outstanding Loans and the Available Commitments of all the Lenders;

(b)	if there is no Loan then outstanding, whose Commitments then aggregate 66 2/3% or more of the Total Commitments; or

(c)	if there is no Loan then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 66 2/3% or more of the Total Commitments immediately before the reduction.

"Margin" means the percentage rate per annum calculated in accordance with Clause 9.4 (Margin adjustments).

"Margin Regulations" means Regulations U and X issued by the Board of Governors of the United States Federal Reserve System.

"Margin Stock" means "margin stock" as defined in Regulation U of the Margin Regulations.

"Market Disruption Rate" means the rate (if any) specified as such in the applicable Reference Rate Terms.

"Material Adverse Effect" means a material adverse effect on:

(a)	the business, assets or financial condition of the Group as a whole;

(b)	the ability of the Group as a whole to perform its payment obligations under any Finance Document; or

(c)	subject to the Legal Reservations, the validity or enforceability of any Finance Document.

"Material Subsidiary" means, at any time, a Subsidiary of the Company if the revenue or net assets (excluding any intra-Group transactions or balances) of that Subsidiary then represent 10% or more of the total revenue or total net assets (excluding any intra-Group transactions or balances) of the Group.

For this purpose:

(a)	subject to paragraph (b) below:

(i)	the contribution of a Subsidiary of the Company will be determined from its financial statements which were consolidated into the latest audited consolidated financial statements of the Company; and

(ii)	the financial condition of the Group will be determined from the latest audited consolidated financial statements of the Company;

(b)	if a Subsidiary of the Company becomes a member of the Group after the date on which the latest audited consolidated financial statements of the Company were prepared:

(i)	the contribution of the Subsidiary will be determined from its latest financial statements; and

(ii)	the financial condition of the Group will be determined from the latest audited consolidated financial statements of the Company but adjusted to take into account any subsequent acquisition or disposal of a business or a company (including that Subsidiary);

(c)	if a Material Subsidiary disposes of all or substantially all of its assets to another member of the Group, it will immediately cease to be a Material Subsidiary (provided it no longer satisfies the definition of Material Subsidiary as a result of such disposal) and the other member of the Group (if it is not the Company or already a Material Subsidiary) will immediately become a Material Subsidiary (provided it satisfies the definition of Material Subsidiary as a result of such disposal);

(d)	a Subsidiary of the Company (if it is not already a Material Subsidiary) will become a Material Subsidiary on completion of any other intra-Group transfer or reorganisation if it would have been a Material Subsidiary had the intra-Group transfer or reorganisation occurred on the date of the latest audited consolidated financial statements of the Company; and

(e)	except as specifically mentioned in paragraph (a), a member of the Group will remain a Material Subsidiary until the next audited consolidated financial statements of the Company show otherwise.

If there is a dispute as to whether or not a member of the Group is a Material Subsidiary, a certificate of the Company's auditors is, in the absence of manifest error, conclusive.

"Month" means, in relation to an Interest Period (or any other period for the accrual of commission or fees in a currency), a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to adjustment in accordance with the rules specified as Business Day Conventions in the applicable Reference Rate Terms.

"Moody's" means Moody's Investors Service Limited or any successor to its ratings business.

"Multiemployer Plan" means a "multiemployer plan" (as defined in Section 3(37) of ERISA) that is subject to Title IV of ERISA contributed to for any employees of an Obligor or any ERISA Affiliate.

"New Lender" has the meaning given to it in Clause 24 (Changes to the Lenders).

"Obligor "means the Company or a Guarantor.

"Optional Currency" means a currency (other than the Base Currency) which satisfies the conditions in Clause 6.2.1 (Conditions relating to Optional Currencies).

"Original Financial Statements" means in relation to the Company, the audited consolidated financial statements of the Group for the financial year ended 31 December 2022.

"Original Obligor" means the Company or the Original Guarantor.

"Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

"Party" means a party to this Agreement.

"Patriot Act" means the USA Patriot Act (Title III of Pub. L. 107-56, signed into law on 26 October 2001).

"PBGC" means the US Pension Benefit Guaranty Corporation, or any entity succeeding to all or any of its functions under ERISA.

"Primary Term Rate" means the rate specified as such in the applicable Reference Rate Terms.

"Pro Rata Share" means, at any time:

(a)	for the purpose of determining a Lender's participation in a Utilisation, the proportion which its Available Commitment then bears to the Available Facility; and

(b)	for any other purpose:

(i)	the proportion which a Lender's participation in the Loans then bears to all the Loans;

(ii)	if there is no Loan then outstanding, the proportion which its Commitment then bears to the Total Commitments; or

(iii)	if there is no Loan then outstanding and the Total Commitments have been reduced to zero, the proportion which its Commitment bore to the Total Commitments immediately before the reduction.

"Qualifying Lender" has the meaning given to it in Clause 13 (Tax gross-up and indemnities).

"Quotation Day" means the day specified as such in the applicable Reference Rate Terms.

"Quotation Time" means the relevant time (if any) specified as such in the applicable Reference Rate Terms.

"Quoted Tenor" means, in relation to a Primary Term Rate or an Alternative Term Rate, any period for which that rate is customarily displayed on the relevant page or screen of an information service.

"Reference Rate Supplement" means, in relation to any currency, a document which:

(a)	is agreed in writing by the Company, the Facility Agent (in its own capacity) and the Facility Agent (acting on the instructions of the Majority Lenders);

(b)	specifies for that currency the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms;

(c)	specifies whether that currency is a Compounded Rate Currency or a Term Rate Currency; and

(d)	has been made available to the Company and each Finance Party.

"Reference Rate Terms" means, in relation to:

(a)	a currency;

(b)	a Loan or an Unpaid Sum in that currency;

(c)	an Interest Period for that Loan or Unpaid Sum (or other period for the accrual of commission or fees in a currency); or

(d)	any term of this Agreement relating to the determination of a rate of interest in relation to such a Loan or Unpaid Sum,

the terms set out for that currency, and (where such terms are set out for different categories of Loan, Unpaid Sum or accrual of commission or fees in that currency) for the category of that Loan, Unpaid Sum or accrual, in Schedule 10 (Reference Rate Terms) or in any Reference Rate Supplement.

"Related Fund" in relation to a fund (the "first fund"), means:

(a)	a fund which is managed or advised by the same investment manager or investment adviser as the first fund; or

(b)	if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

"Relevant Long-term Credit Rating" has the meaning given to it in Clause 9.4.3 (Margin adjustments).

"Relevant Market" means the market specified as such in the applicable Reference Rate Terms.

"Repeating Representations" means each of the representations and warranties set out in Clauses 19.2 (Status) to 19.7 (Governing law and enforcement), Clause 19.10.1 (No default), Clause 19.11.3 (No misleading information), Clause 19.12.1 (Financial statements) and Clauses 19.15 (Anti-Corruption laws, Anti-Money Laundering laws, sanctions and Patriot Act) to 19.18 (Margin Regulations).

"Reporting Day" means the day (if any) specified as such in the applicable Reference Rate Terms.

"Reporting Time" means the relevant time (if any) specified as such in the applicable Reference Rate Terms.

"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

"Resignation Letter" means a resignation letter substantially in the form set out in Schedule 8 (Form of Resignation Letter), with any amendments the Facility Agent and the Company may agree.

"RFR" means the rate specified as such in the applicable Reference Rate Terms.

"RFR Banking Day" means any day specified as such in the applicable Reference Rate Terms.

"Rollover Loan" means one or more Loans:

(a)	made or to be made on the same day that a maturing Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Loan;

(c)	in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 6.3 (Unavailability of a currency for a Loan)); and

(d)	made or to be made for the purpose of refinancing the maturing Loan.

"S&P" means S&P Global Ratings, a division of S&P Global Inc. or any successor to its ratings business.

"Sanctioned Person" means any person who (a) is named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury's Office of Foreign Asset Controls and/or any other similar lists maintained by the U.S. Department of the Treasury's Office of Foreign Asset Controls pursuant to authorising statute, executive order or regulation, (b) is named on a list maintained by the United Nations Security Council, the European Union or His Majesty's Treasury of the United Kingdom, (c) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Executive Order or any related legislation or any other similar executive order or (d), (i) is an agency of the government of a country, (ii) an organisation controlled by a country or (iii) a person resident in, located within, or operating from a country that is subject to a general export, import, financial or investment embargo under Sanctions, as such programme may be applicable to such agency, organisation or person.

"Sanctions" means the economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. Government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union or His Majesty's Treasury of the United Kingdom.

"Sanctions Event" means:

(a)	an Obligor does not comply with Clause 22.11.1 (Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions) in relation to Sanctions, Clause 22.11.2(B) or Clause 22.11.2(C); or

(b)	the representation and warranty made or deemed to be made by an Obligor under Clause 19.15.2 or 19.15.3 (Anti-Corruption laws, Anti-Money Laundering laws, sanctions and Patriot Act) in relation to Sanctions is or proves to have been incorrect or misleading.

"Security Interest" means a mortgage, charge, pledge, lien, assignment by way of security, hypothecation or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

"Separate Loan" has the meaning given to that term in Clause 7 (Repayment).

"Signing Date" means the date of this Agreement.

"Specified Time" means a day or time determined in accordance with Schedule 14 (Timetables).

"Subsidiary" means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership and "control" for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

"T2" means the real time gross settlement system operated by the Eurosystem, or any successor system.

"TARGET Day" means any day on which T2 is open for the settlement of payments in euro.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of them).

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

"Tax Payment" means either an increase in a payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

"Termination Date" means, subject to Clause 2.5 (Extension), the date falling five years after the Signing Date.

"Term Rate Currency" means:

(a)	euro;

(b)	AUD; and

(c)	any other currency specified as such in a Reference Rate Supplement relating to that currency,

to the extent, in any case, not specified otherwise in a subsequent Reference Rate Supplement.

"Term Rate Loan" means any Loan or, if applicable, Unpaid Sum in a Term Rate Currency to the extent that it is not, or has not become, a "Compounded Rate Loan" for its then current Interest Period pursuant to Clause 11.1 (Interest calculation if no Primary Term Rate).

"Term Reference Rate" means, in relation to a Term Rate Loan:

(a)	the applicable Primary Term Rate as of the Quotation Time for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 11.1 (Interest calculation if no Primary Term Rate),

and if, in either case, that rate is less than zero, the Term Reference Rate shall be deemed to be zero.

"Third Parties Act" means the Contracts (Rights of Third Parties) Act 1999.

"Total Commitments" means the aggregate of the Commitments, being USD200,000,000 at the Signing Date, and subject to any increase under Clause 2.4 (Accordion Increase in Commitments).

"Trade Instruments" means any performance bonds or advance payment bonds issued in respect of the obligations of any member of the Group arising in the ordinary course of trading of that member of the Group.

"Transfer Certificate" means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate), with any amendments the Facility Agent may approve or reasonably require, or any other form agreed between the Facility Agent and the Company.

"Transfer Date" means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

"UK" means the United Kingdom of Great Britain and Northern Ireland.

"Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

"U.S." means the United States of America.

"U.S. Debtor" means an Obligor that is incorporated or organized under the laws of the United States of America or any State of the United States of America (including the District of Columbia) or that has a place of business or property in the United States of America.

"U.S. Tax Obligor" means:

(a)	the Company to the extent it is resident for tax purposes in the U.S.; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the U.S. for U.S. federal income tax purposes.

"Utilisation" means a utilisation of the Facility.

"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is or is to be made.

"Utilisation Request" means a notice substantially in the form set out in Schedule 3 (Form of Utilisation Request).

"VAT" means:

(a)	any value added tax imposed by the Value Added Tax Act 1994;

(b)	any Tax imposed in compliance with Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(c)	any other Tax of a similar nature whether imposed in the United Kingdom or a member state of the European Union in substitution for, or levied in addition to, such Tax referred to in paragraphs (a) or (b) above, or imposed elsewhere.

1.2	Construction

1.2.1	Unless this Agreement expressly provides to the contrary, any reference in this Agreement to:

(A)	a Party or any other person includes its successors in title, permitted assigns and permitted transferees to, or of, all or any combination of its rights and obligations under the Finance Documents;

(B)	an "amendment" includes a supplement, novation, extension (whether of maturity or otherwise), restatement, re-enactment or replacement (however fundamental and whether or not more onerous) and "amended" will be construed accordingly;

(C)	a Lender's "cost of funds" in relation to its participation in a Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Loan for a period equal in length to the Interest Period of that Loan;

(D)	"assets" includes present and future properties, revenues and rights of every description;

(E)	"disposal" includes a sale, transfer, assignment, grant, lease, licence, declaration of trust or other disposal, whether voluntary or involuntary, and "dispose" will be construed accordingly;

(F)	a "Finance Document" or any other agreement or instrument includes (without prejudice to any restriction on amendments) any amendment to that Finance Document or other agreement or instrument, including any change in the purpose of, any extension of or any increase in the amount of a facility or any additional facility;

(G)	a "group of Lenders" includes all the Lenders and a "group of Finance Parties" includes all the Finance Parties;

(H)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(I)	""know your customer" checks" is to the identification checks that a Finance Party requests to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

(J)	a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association or body (including a partnership, trust, fund, joint venture or consortium), or any other entity (whether or not having separate legal personality);

(K)	a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which a person to which it applies is generally accustomed to comply) of any governmental, inter-governmental or supranational body, agency or department, or of any regulatory, self-regulatory or other authority or organisation;

(L)	a currency is a reference to the lawful currency for the time being of the relevant country;

(M)	a provision of law is a reference to that provision as amended and includes any subordinate legislation; and

(N)	a time of day is a reference to London time.

1.2.2	The determination of the extent to which a rate is "for a period equal in length" to an Interest Period will disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

1.2.3	A Clause or a Schedule is a reference to a clause of or a schedule to this Agreement.

1.2.4	The headings in this Agreement are for ease of reference only and do not affect its interpretation.

1.2.5	Unless this Agreement expressly provides to the contrary:

(A)	a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement;

(B)	a Default or Event of Default is "continuing" if it has not been remedied or waived and a Declared Default is "continuing" unless the relevant demand or notice has been revoked by the Facility Agent; and

(C)	any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of any Obligor is outstanding or any Commitment is in force under the Finance Documents.

1.2.6	Any reference within a Clause to "this Clause" means the entirety of that Clause.

1.2.7	A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

(A)	any replacement page of that information service which displays that rate; and

(B)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Facility Agent after consultation with the Company.

1.2.8	A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.

1.2.9	Any Reference Rate Supplement relating to a currency overrides anything relating to that currency in:

(A)	Schedule 10 (Reference Rate Terms); or

(B)	any earlier Reference Rate Supplement.

1.2.10	A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate overrides anything relating to that rate in:

(A)	Schedule 11 (Daily Non-Cumulative Compounded RFR Rate); or

(B)	any earlier Compounding Methodology Supplement.

1.2.11	The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

1.2.12	For all purposes under the Finance Documents in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any person becomes the asset, right, obligation or liability of a different person, then it shall be deemed to have been transferred from the original person to the subsequent person, and (b) if any new person comes into existence, such new person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

1.3	Third party rights

1.3.1	"Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement.

1.3.2	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

2.	The Facility

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Company a revolving loan facility in an aggregate amount equal to the Total Commitments.

2.2	Finance Parties' rights and obligations

2.2.1	The obligations of each Finance Party under the Finance Documents are several.

2.2.2	Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.

2.2.3	No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

2.2.4	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and they include the right to repayment of any debt owing to that Finance Party under the Finance Documents.

2.2.5	Any debt arising under the Finance Documents to a Finance Party is a separate and independent debt. Any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in the Facility or its role under a Finance Document is a debt owing to that Finance Party by that Obligor (including if it is payable to the Facility Agent on that Finance Party's behalf).

2.2.6	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.3	Increase

2.3.1	The Company may by giving prior notice to the Facility Agent after the effective date of a cancellation of:

(A)	the Available Commitments of a Defaulting Lender in accordance with Clause 8.8 (Right of cancellation in relation to a Defaulting Lender); or

(B)	the Commitments of a Lender in accordance with:

(1)	Clause 8.1 (Illegality);

(2)	Clause 8.3 (Sanctions Event); or

(3)	Clause 8.7.1 (Right of replacement or repayment and cancellation in relation to a single Lender),

request that the Commitments be increased (and the Commitments shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments so cancelled as follows:

(4)	the increased Commitments will be assumed by one or more banks or financial institutions (each an "Increase Lender") and each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender;

(5)	each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(6)	each Increase Lender shall become a Party as a "Lender" and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(7)	the Commitments of the other Lenders shall continue in full force and effect; and

(8)	any increase in the Commitments shall take effect on the date specified by the Company in the notice referred to above or any later date on which the conditions set out in Clause 2.3.2 are satisfied.

2.3.2	An increase in the Commitments will only be effective on:

(A)	the execution by the Facility Agent of an Increase Confirmation from the relevant Increase Lender;

(B)	in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase, the Facility Agent being satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender. The Facility Agent shall promptly notify the Company and the Increase Lender upon being so satisfied.

2.3.3	Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

2.3.4	The Increase Lender shall, on the date upon which the increase takes effect, pay to the Facility Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 24.3 (Assignment, transfer and accordion accession fees) if the increase was a transfer pursuant to Clause 24.5 (Procedure for transfer) and if the Increase Lender was a New Lender.

2.3.5	The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a Fee Letter.

2.3.6	Clause 24.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.3 in relation to an Increase Lender as if references in that Clause to:

(A)	an "Existing Lender" were references to all the Lenders immediately prior to the relevant increase;

(B)	the "New Lender" were references to that "Increase Lender"; and

(C)	a "re-transfer" and "re-assignment" were references to respectively a "transfer" and "assignment".

2.4	Accordion Increase in Commitments

2.4.1	The Company may, by delivery to the Facility Agent of a written notice (each such notice being an "Accordion Request"), request that the Total Commitments be increased (and the Total Commitments shall be so increased) (each such increase being an "Accordion Increase") as described in, and in accordance with, this Clause 2.4.

2.4.2	Any increase in the Total Commitments requested in an Accordion Request shall be subject to the following conditions:

(A)	the Total Commitments, taking into account any Accordion Increase, will not exceed USD250,000,000 or such other larger amount agreed to by all the Lenders;

(B)	the increased Commitments may, at the discretion of the Company, be assumed by one or more existing Lenders willing to provide such increase and/or by other banks or financial institutions (each provider of the Accordion Increase being an "Accordion Lender") selected by the Company which shall become a Party as a Lender;

(C)	the Facility Agent receives the Accordion Request no later than five days (or such shorter period as the Facility Agent and the Company may agree) before the proposed Accordion Increase Date (as defined below);

(D)	the amount of each Accordion Increase (the "Accordion Increase Amount") shall be not less than USD10,000,000 (or such other smaller amount agreed to by the Facility Agent);

(E)	no Event of Default is continuing or would result from the proposed Accordion Increase;

(F)	in respect of each Accordion Lender:

(1)	the Facility Agent has received and executed a duly completed Accordion Increase Confirmation from that Accordion Lender; and

(2)	in relation to an Accordion Lender which is not already a Lender on the date of the Accordion Increase Confirmation, the Facility Agent has performed all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assumption of the additional Commitments by that Accordion Lender, the completion of which the Facility Agent shall promptly notify to the Company and the relevant Accordion Lender; and

(G)	the Accordion Lender(s) agree(s) to assume additional Commitments in an aggregate amount equal to the Accordion Increase Amount.

2.4.3	The Accordion Increase will take effect on the date (the "Accordion Increase Date") which is the later of:

(A)	the date specified by the Company in the Accordion Request; and

(B)	the date on which all of the conditions described in Clause 2.4.2 have been met.

2.4.4	On and from the Accordion Increase Date:

(A)	the Total Commitments will be increased by the Accordion Increase Amount;

(B)	each Accordion Lender will assume all the obligations of a Lender in respect of the additional Commitments specified in the Accordion Increase Confirmation of that Accordion Lender;

(C)	the Company and each Accordion Lender which is not a Lender immediately prior to the Accordion Increase Date shall assume obligations towards one another and/or acquire rights against one another as the Company and the Accordion Lender would have assumed and/or acquired had the Accordion Lender been an Original Lender;

(D)	each Accordion Lender which is not a Lender immediately prior to the Accordion Increase Date shall become a Party as a "Lender" and each such Accordion Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Accordion Lender and those Finance Parties would have assumed and/or acquired had the Accordion Lender been an Original Lender;

(E)	the Commitments of the other Lenders shall continue in full force and effect; and

(F)	the terms of this Agreement shall continue in full force and effect and, for the avoidance of doubt, the Margin applicable to the Accordion Increase Amount shall be equal to the Margin which is payable in respect of the existing Commitments as at the Accordion Increase Date and as adjusted in accordance with Clause 9.4 (Margin adjustments).

2.4.5	Each Accordion Lender, by executing the Accordion Increase Confirmation, confirms (for the avoidance of doubt) that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

2.4.6	The Company shall, promptly after the Accordion Increase Date and provided the Facility Agent has informed the Company thereof, pay to the Facility Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 24.3 (Assignment, transfer and accordion accession fees) and the Company shall promptly on demand pay to the Facility Agent the amount of all costs and expenses (including legal fees) reasonably and properly incurred by it in connection with any increase in the Facility under this Clause 2.4.

2.4.7	The Company may pay to an Accordion Lender a fee in the amount and at the times agreed between the Company and the Accordion Lender in a letter between the Company and the Accordion Lender setting out that fee. A reference in this Agreement to a fee letter shall include any letter referred to in this Clause 2.4.7.

2.4.8	No Lender shall be under any obligation to execute any Accordion Increase Confirmation.

2.5	Extension

2.5.1	The Company may by notice to the Facility Agent (the "Initial Extension Request") not more than 60 days and not less than 30 days before the first anniversary of the Signing Date, request that the Termination Date be extended for a further period of one year.

2.5.2	The Company may by notice to the Facility Agent (the "Second Extension Request") not more than 60 days and not less than 30 days before the second anniversary of the Signing Date, request that the Termination Date:

(A)	with respect to Lenders who have agreed to the Initial Extension Request, be extended for a further period of one year; and/or

(B)	if no Initial Extension Request has been made, or with respect to Lenders who refused the Initial Extension Request:

(1)	be extended for a period of one year; or

(2)	be extended for a period of two years,

as selected by the Company in the notice to the Facility Agent.

2.5.3	The Facility Agent must promptly notify the Lenders of any Initial Extension Request or Second Extension Request (an "Extension Request").

2.5.4	Each Lender may, in its sole discretion, agree to or refuse any Extension Request. Each Lender that agrees to an Extension Request (an "Extending Lender") by the date falling 20 days before the relevant anniversary of the Signing Date, will extend its Commitments for a further period of one year or two years, as applicable, from the then current Termination Date and the Termination Date with respect to the Commitments of that Lender will be extended accordingly.

2.5.5	If any Lender fails to reply to an Extension Request on or before the date falling 20 days before the relevant anniversary of the Signing Date, it will be deemed to have refused that Extension Request and its Commitments will not be extended.

2.5.6	If any Lender does not agree (or is deemed not to have agreed in accordance with Clause 2.5.5) to an Extension Request, the Termination Date applicable to its Commitments shall remain that Termination Date which applied to those Commitments immediately prior to the service of the relevant Extension Request and its participation in any outstanding Loan shall be repaid in accordance with Clause 7 (Repayment). Subject to Clause 2.5.8, each Extension Request is irrevocable.

2.5.7	If one or more (but not all) of the Lenders agree to an Extension Request, then the Facility Agent must notify the Company and the Extending Lenders, identifying in that notification which Lenders have not agreed to the Extension Request.

2.5.8	The Company may, on the basis that one or more of the Lenders have not agreed to the Extension Request and no later than the date falling five days before the relevant anniversary of the Signing Date, withdraw the request by notice to the Facility Agent which will promptly notify the Lenders.

3.	Purpose

3.1	Purpose

The Company must apply all amounts borrowed by it under the Facility towards the general corporate purposes of the Group.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any utilisation of the Facility.

4.	Conditions of Utilisation

4.1	Initial conditions precedent

4.1.1	The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if the Facility Agent has received (or waived receipt of) all of the documents and other evidence listed in Part A (Conditions Precedent to initial utilisation) of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Facility Agent. The Facility Agent must notify the Company and the Lenders promptly on being so satisfied.

4.1.2	Except to the extent that the Majority Lenders notify the Facility Agent to the contrary before the Facility Agent gives the notification described in Clause 4.1.1, each Lender authorises (but does not require) the Facility Agent to give that notification. The Facility Agent will not be liable for any cost, loss or liability whatsoever any person incurs as a result of the Facility Agent giving any such notification.

4.2	Further conditions precedent

4.2.1	The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(A)	in the case of a Rollover Loan, no Declared Default is continuing and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

(B)	the Repeating Representations to be made by each Obligor are true in all material respects.

4.2.2	The Lenders will only be obliged to comply with Clause 29.10 (Change of currency) if, on the first day of an Interest Period, no Default is continuing or would result from the change of currency and the Repeating Representations to be made by each Obligor are true in all material respects.

4.3	Maximum number

No Utilisation Request may be given if, as a result of the proposed Utilisation more than 15 Loans would be outstanding. Any Separate Loan shall not be taken into account in this Clause 4.3.

5.	Utilisation

5.1	Delivery of a Utilisation Request

The Company may borrow a Loan by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

5.2.1	A Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(A)	the proposed Utilisation Date is a Business Day within the Availability Period;

(B)	the currency and amount of the Loan comply with Clause 5.3 (Currency and amount); and

(C)	the proposed Interest Period of the Loan complies with Clause 10 (Interest Periods).

5.2.2	Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount

5.3.1	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

5.3.2	The amount of the proposed Loan must be:

(A)	a minimum of USD5,000,000 (or its equivalent); or

(B)	such other amount as the Facility Agent may agree,

and, in any event, such that its Base Currency Amount is less than or equal to the Available Facility.

5.4	Lenders' participation

5.4.1	If the conditions set out in this Agreement have been met, and subject to Clause 7 (Repayment), each Lender must make its participation in a requested Loan available by the Utilisation Date through its Facility Office by no later than 2:00p.m. to the Facility Agent.

5.4.2	The amount of each Lender's participation in a Loan will be its Pro Rata Share immediately before making the Loan.

5.4.3	No Lender is obliged to participate in a Loan if, as a result:

(A)	its participation in the Loans would exceed its Commitment; or

(B)	the Loans would exceed the Total Commitments.

5.4.4	The Facility Agent must determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and must notify each Lender of the details of that Loan and the amount of its participation in that Loan and, if different, the amount of that participation to be made available in accordance with Clause 29.1 (Payments to the Facility Agent), in each case, by the Specified Time.

6.	Optional Currencies

6.1	Selection of currency

6.1.1	The Company must select the currency of a Loan in the applicable Utilisation Request.

6.1.2	Unless the Facility Agent otherwise agrees, the Loans may not be denominated at any one time in more than five currencies.

6.2	Conditions relating to Optional Currencies

6.2.1	A currency will constitute an Optional Currency in relation to a Loan for an Interest Period if that Optional Currency:

(A)	is EUR, GBP or AUD; or

(B)	is a currency that:

(1)	is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency at the Specified Time and the first day of that Interest Period;

(2)	has been approved by the Facility Agent (acting on the instructions of all the Lenders) before receipt by the Facility Agent of the relevant Utilisation Request; and

(3)	for which there are Reference Rate Terms.

6.2.2	If the Facility Agent has received a request from the Company for a currency to be approved as an Optional Currency, the Facility Agent must confirm to the Company by the Specified Time:

(A)	whether or not the Lenders have approved the currency; and

(B)	if approval has been given, the minimum amount (and, if required, integral multiples) for any Loan in that currency.

6.3	Unavailability of a currency for a Loan

6.3.1	If before the Specified Time:

(A)	a Lender notifies the Facility Agent that the Optional Currency requested for a Loan is not readily available to it in the amount and for the period required; or

(B)	a Lender notifies the Facility Agent that participating in a Loan in the proposed Optional Currency would contravene any law or regulation applicable to it,

the Facility Agent must notify the Company to that effect promptly and in any event before the Specified Time on that day.

6.3.2	In this event:

(A)	the relevant Lender must participate in the Loan in the Base Currency (in an amount equal to that Lender's Pro Rata Share of the Base Currency Amount of the Loan); and

(B)	the participation in the Loan of that Lender and any other similarly affected Lender(s) will be treated as a separate Loan denominated in the Base Currency during the relevant Interest Period.

6.3.3	Any part of a Loan treated as a separate Loan under this Clause 6.3 will not be taken into account for the purposes of any limit on the number of Loans or currencies outstanding at any one time.

6.4	Optional Currency equivalents

The equivalent in the Base Currency of a Loan or part of a Loan in an Optional Currency for the purposes of calculating:

6.4.1	whether any limit under this Agreement has been exceeded;

6.4.2	the participation of a Lender in a Loan;

6.4.3	the amount of any repayment or prepayment of a Loan; or

6.4.4	the amount of a Lender's Available Commitment,

is its Base Currency Amount.

7.	Repayment

7.1	The Company must repay each Loan in full on the last day of its Interest Period.

7.2	Without prejudice to the Company's obligation under Clause 7.1, if one or more Loans are to be made available to the Company:

7.2.1	on the same day that any maturing Loans are due to be repaid by the Company;

7.2.2	in the same currency as the maturing Loans; and

7.2.3	in whole or in part for the purpose of refinancing the maturing Loans,

the new Loans will be treated as if applied in or towards repayment of the maturing Loans so that:

(A)	if the aggregate amount of the maturing Loans exceeds the aggregate amount of the new Loans:

(1)	the Company will only be required to pay an amount in cash in the relevant currency equal to that excess; and

(2)	each Lender's participation in the new Loans will be treated as having been made available and applied by the Company in or towards repayment of that Lender's participation in the maturing Loans and that Lender will not be required to make its participation in the new Loans available in cash; and

(B)	if the aggregate amount of the maturing Loans is equal to or less than the aggregate amount of the new Loans:

(1)	the Company will not be required to make any payment in cash; and

(2)	each Lender will be required to make its participation in the new Loans available in cash only to the extent that its participation in the new Loans exceeds that Lender's participation in the maturing Loans and the remainder of that Lender's participation in the new Loans will be treated as having been made available and applied by the Company in or towards repayment of that Lender's participation in the maturing Loans.

7.3	At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Loans then outstanding will be automatically extended to the Termination Date and will be treated as separate Loans (the Separate Loans) denominated in the currency in which the relevant participations are outstanding.

7.4	If the Company makes a prepayment of a Utilisation pursuant to Clause 8.5 (Voluntary prepayment), the Company may prepay any outstanding Separate Loan by giving not less than three Business Days' prior notice to the Facility Agent. The Facility Agent will forward a copy of a prepayment notice received in accordance with this Clause 7.4 to the Defaulting Lender concerned as soon as practicable on receipt.

7.5	Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Company by the time and date specified by the Facility Agent (acting reasonably) and will be payable by the Company to the Facility Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that Loan.

7.6	The terms of this Agreement relating to Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with Clauses 7.3 to 7.5, in which case those Clauses shall prevail in respect of any Separate Loan.

8.	Prepayment and cancellation

8.1	Illegality

8.1.1	If, in any applicable jurisdiction, it becomes unlawful for a Lender to perform any of its obligations as contemplated by any Finance Document or to fund or maintain its participation in any Loan, that Lender must notify the Facility Agent promptly on becoming aware of that event.

8.1.2	After a Lender notifies the Facility Agent under Clause 8.1.1:

(A)	the Facility Agent must notify the Company promptly;

(B)	with immediate effect, that Lender will not be obliged to fund any Loan; and

(C)	unless that Lender's participation and Commitment have been transferred pursuant to Clause 8.7.4 (Right of replacement or repayment and cancellation in relation to a single Lender), on the date specified in Clause 8.1.3 below:

(1)	the Company must repay or prepay that Lender's participation in each Loan; and

(2)	that Lender's Commitment will be cancelled.

8.1.3	The date for:

(A)	repayment or prepayment of a Lender's participation in a Loan and cancellation of its corresponding Commitment will be:

(1)	the last day of the Interest Period of that Loan; or

(2)	if earlier, the date specified in that Lender's notice to the Facility Agent under Clause 8.1.1 above(which must be no earlier than the last day of any applicable grace period permitted by law); and

(B)	cancellation of that Lender's other Commitment will be the date specified in the Lender's notice to the Facility Agent under Clause 8.1.1 (which must be no earlier than the last day of any applicable grace period permitted by law).

8.2	Change of control

8.2.1	For the purposes of this Clause 8.2:

a "change of control" occurs if any person or group of persons acting in concert gains control of the Company;

"acting in concert "means acting together pursuant to an agreement or understanding (whether formal or informal); and

"control "means the power to direct the management and policies of an entity (whether through the ownership of voting capital, by contract or otherwise).

8.2.2	The Company must notify the Facility Agent promptly on becoming aware of any change of control. The Facility Agent must then promptly notify the Lenders of that event occurring.

8.2.3	After a change of control:

(A)	no Lender will be obliged to fund a Loan (except for a Rollover Loan); and

(B)	if a Lender so requires and notifies the Facility Agent within 30 days of the Company notifying the Facility Agent of the change of control, the Facility Agent must, by not less than 30 days' notice to the Company:

(1)	cancel the Commitment of that Lender; and

(2)	declare the participation of that Lender in all outstanding Loans, together with accrued interest and all other amounts accrued or outstanding to that Lender under the Finance Documents, to be immediately due and payable.

Any such notice will take effect in accordance with its terms.

8.3	Sanctions Event

8.3.1	The Company must notify the Facility Agent promptly on becoming aware of a Sanctions Event. The Facility Agent must then promptly notify the Lenders of that event occurring.

8.3.2	Upon the occurrence of a Sanctions Event:

(A)	no Lender will be obliged to fund a Loan; and

(B)	if a Lender so requires and notifies the Facility Agent within 30 days of the Company notifying the Facility Agent of the Sanctions Event, the Facility Agent must, by not less than 30 days' notice to the Company:

(1)	cancel the Commitment of that Lender; and

(2)	declare the participation of that Lender in all outstanding Loans, together with accrued interest and all other amounts accrued or outstanding to that Lender under the Finance Documents, to be immediately due and payable.

Any such notice will take effect in accordance with its terms.

8.4	Voluntary cancellation

8.4.1	The Company may, if it gives the Facility Agent not less than three Business Days' (or such shorter period as the Majority Lenders may agree) notice, cancel the whole or any part of the Available Facility.

8.4.2	Partial cancellation of the Available Facility must be in a minimum amount of USD5,000,000.

8.4.3	Any cancellation in part will reduce the Commitment of each Lender pro rata.

8.5	Voluntary prepayment

8.5.1	Subject to as set out in Clause 8.5.2 below, the Company may, if it gives the Facility Agent:

(A)	in the case of a Term Rate Loan, not less than three Business Days' (or such shorter period as the Majority Lenders may agree) prior written notice;

(B)	in the case of a Compounded Rate Loan, not less than five RFR Banking Days' (or such shorter period as the Majority Lenders may agree) prior written notice,

prepay the whole or any part of a Loan at any time.

8.5.2	The Company may not make more than six voluntary prepayments pursuant to Clause 8.5.1(B) in any 12-Month period beginning on the Signing Date, unless the Company pays to the Facility Agent an administrative fee in the amount of USD3,000 in relation to each such additional voluntary prepayment.

8.5.3	A prepayment of part of a Loan must be in a minimum amount of USD5,000,000 (or its equivalent).

8.6	Automatic cancellation

The unutilised Commitment of each Lender will be automatically cancelled at close of business on the last day of the Availability Period.

8.7	Right of replacement or repayment and cancellation in relation to a single Lender

8.7.1	If:

(A)	any sum payable to any Lender by an Obligor is required to be increased under Clause 13.2.3 (Tax gross-up); or

(B)	any Lender claims any amount from the Company under Clause 13.3 (Tax indemnity) or Clause 14 (Increased Costs),

the Company may, while the circumstances giving rise to the requirement for that increase or payment of that amount to continue, give notice to the Facility Agent of its intention to cancel the Commitment of that Lender and repay or prepay that Lender's participation in all outstanding Loans, or of its intention to replace that Lender in accordance with Clause 8.7.4.

8.7.2	On receipt of a notice of prepayment and cancellation under Clause 8.7.1 in relation to a Lender:

(A)	the Commitment of that Lender will immediately be reduced to zero; and

(B)	the Company must repay or prepay that Lender's participation in each Loan on the date specified in Clause 8.7.3.

8.7.3	The date for repayment or prepayment of a Lender's participation in a Loan will be:

(A)	the last day of the Interest Period for that Loan which is current on the date of the notice under Clause 8.7.1; or

(B)	if earlier, the date specified in the Company's notice to the Facility Agent under Clause 8.7.1.

8.7.4	If:

(A)	any of the circumstances set out in Clause 8.7.1 apply to a Lender; or

(B)	the Company becomes obliged to pay an amount in accordance with Clause 8.1 (Illegality) or Clause 8.3 (Sanctions Event) to a Lender,

the Company may, on not less than five Business Days' notice to the Facility Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender must) transfer pursuant to this Agreement all of its rights and obligations under this Agreement.

8.7.5	The transferee must be a Lender or other bank or financial institution selected by the Company which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with this Agreement for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Loans and all accrued interest (to the extent that the Facility Agent has not given a notification under Clause 24.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation to it under the Finance Documents.

8.7.6	The replacement of a Lender pursuant to Clause 8.7.4 will be subject to the following conditions:

(A)	the Company will have no right to replace the Facility Agent;

(B)	neither the Facility Agent nor any Lender will have any obligation to find a replacement Lender;

(C)	the Lender to be replaced will not be required to pay or surrender any of the fees received by that Lender pursuant to the Finance Documents; and

(D)	the Lender to be replaced will only be obliged to transfer its rights and obligations in accordance with Clause 8.7.4 once it is satisfied that it has complied with any "know your customer" checks or other similar checks required under any applicable law or regulation in relation to that transfer.

8.7.7	A Lender to be replaced must perform the checks described in Clause 8.7.6(D) above as soon as reasonably practicable after delivery of a notice under Clause 8.7.4 and must notify the Facility Agent and the Company promptly when it is satisfied that it has complied with those checks.

8.8	Right of cancellation in relation to a Defaulting Lender

8.8.1	If any Lender becomes a Defaulting Lender, the Company may, at any time while the Lender continues to be a Defaulting Lender, give the Facility Agent three Business Days' notice of cancellation of each Available Commitment of that Lender.

8.8.2	On the notice referred to in Clause 8.8.1 becoming effective, each Available Commitment of the Defaulting Lender will immediately be reduced to zero.

8.8.3	The Facility Agent must as soon as practicable after receipt of a notice referred to in Clause 8.8.1, notify all the Lenders.

8.9	Prepayment of Loans

8.9.1	Any voluntary prepayment of a Loan under Clause 8.5 (Voluntary prepayment) may be re-borrowed on the terms of this Agreement.

8.9.2	Any other prepayment of a Loan may not be re-borrowed.

8.10	Miscellaneous

8.10.1	Any notice of cancellation or prepayment under this Clause 8:

(A)	is irrevocable; and

(B)	unless a contrary indication appears in this Agreement, must specify:

(1)	the date on which the relevant cancellation or prepayment is to be made; and

(2)	the amount of that cancellation or prepayment.

8.10.2	Any prepayment under this Agreement must be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

8.10.3	No prepayment or cancellation is allowed except at the times and in the manner expressly provided for in this Agreement.

8.10.4	Subject to Clause 2.3 (Increase) and Clause 2.4 (Accordion Increase in Commitments), no amount of the Commitments cancelled under this Agreement may be subsequently reinstated.

8.10.5	If the Facility Agent receives a notice under this Clause 8, it must promptly forward a copy of that notice to either the Company or the affected Lender(s), as appropriate.

8.10.6	If all or part of a Lender's participation in a Loan is repaid or prepaid and is not available for re-borrowing (other than by operation of Clause 6.3 (Unavailability of a currency for a Loan)), an equivalent amount of that Lender's Commitment will be deemed to be cancelled on the date of repayment or prepayment.

8.11	Application of prepayments

Any prepayment of a Loan pursuant to Clause 8.5 (Voluntary prepayment) will be applied pro rata to each Lender's participation in that Loan.

9.	Interest

9.1	Calculation of interest – Term Rate Loans

The rate of interest on each Term Rate Loan for an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

9.1.1	Margin; and

9.1.2	Term Reference Rate.

9.2	Calculation of interest – Compounded Rate Loans

9.2.1	The rate of interest on each Compounded Rate Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(A)	Margin; and

(B)	Compounded Reference Rate for that day.

9.2.2	If any day during an Interest Period for a Compounded Rate Loan is not an RFR Banking Day, the rate of interest on that Compounded Rate Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day.

9.3	Payment of interest

Except where this Agreement expressly provides to the contrary, the Company must pay accrued interest on each Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six-Monthly intervals after the first day of the Interest Period).

9.4	Margin adjustments

9.4.1	In this Clause 9.4:

"Rating Agency" means Fitch, Moody's, S&P or any other rating agency approved by the Majority Lenders.

9.4.2	The Margin at the Signing Date is 0.55% per annum.

9.4.3	Subject to the other provisions of this Clause 9.4, the Margin will be calculated by reference to the table below:

Relevant Long-term Credit Rating		Margin (% per annum)
Moody's	S&P (or, if applicable, Fitch)
A3 (or higher)	A- (or higher)	0.40
Baa1	BBB+	0.50
Baa2	BBB	0.60
Baa3	BBB-	0.70
Ba1 (or lower)	BB+ (or lower)	0.90

9.4.4	The Relevant Long-term Credit Rating for the purposes of this Clause 9 shall be the long-term credit rating of the Company.

9.4.5	In the event that one of the Rating Agencies ceases to provide a Relevant Long-term Credit Rating then the Margin shall continue to be determined on the basis of the remaining Rating Agency.

9.4.6	If the Relevant Long-term Credit Ratings given by the Rating Agencies are such that a different Margin is applicable to each rating, the applicable Margin will be the average of the Margins applicable to the relevant ratings as set out in the table in Clause 9.4.3.

9.4.7	Any change in the Margin will, subject to Clause 9.4.8, apply to each Loan made, or (if outstanding) from the start of its next Interest Period after the change in rating.

9.4.8	For so long as:

(A)	an Event of Default is continuing; or

(B)	no Rating Agency gives a Relevant Long-term Credit Rating (and a replacement Rating Agency has not been appointed),

the Margin will be the highest applicable rate, being 0.90% per annum.

9.5	Default interest

9.5.1	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest will accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to Clause 9.5.3, is 1% per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each with a duration selected by the Facility Agent (acting reasonably).

9.5.2	Any interest accruing under this Clause 9.5 will be immediately payable by the Obligor on demand by the Facility Agent.

9.5.3	If any overdue amount consists of all or part of a Term Rate Loan which became due on a day which was not the last day of its Interest Period:

(A)	the first Interest Period for that overdue amount will have a duration equal to the unexpired portion of the then current Interest Period relating to that Loan; and

(B)	the rate of interest applying to the overdue amount during that first Interest Period will be 1% per annum higher than the rate which would have applied if the overdue amount had not become due.

9.5.4	Unpaid interest arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.6	Notifications

9.6.1	The Facility Agent must notify each relevant Party of the determination of a rate of interest relating to a Term Rate Loan.

9.6.2	The Facility Agent must upon a Compounded Rate Interest Payment being determinable promptly notify:

(A)	the Company of that Compounded Rate Interest Payment;

(B)	each Lender of the proportion of that Compounded Rate Interest Payment which relates to that Lender's participation in the relevant Compounded Rate Loan;

(C)	the Lenders and the Company of each applicable rate of interest relating to the determination of that Compounded Rate Interest Payment; and

(D)	to the extent it is then determinable, the Market Disruption Rate (if any) relating to the relevant Compounded Rate Loan.

This Clause 9.6.2 shall not apply to any Compounded Rate Interest Payment determined pursuant to Clause 11.4 (Cost of funds).

9.6.3	The Facility Agent must notify the Company promptly of each Funding Rate relating to a Loan.

9.6.4	The Facility Agent must notify the relevant Lenders and the Company promptly of the determination of a rate of interest relating to a Compounded Rate Loan to which Clause 11.4 (Cost of funds) applies.

9.6.5	This Clause 9.6 shall not require the Facility Agent to make any notification to any Party on a day which is not a Business Day.

10.	Interest Periods

10.1	Selection of Interest Periods

10.1.1	Each Loan has one Interest Period only.

10.1.2	The Company must select the Interest Period for a Loan in the applicable Utilisation Request.

10.1.3	The Interest Period for a Loan will start on its Utilisation Date.

10.1.4	Subject to the other provisions of this Clause 10, the Interest Period for a Loan must be any period specified in the applicable Reference Rate Terms or any other period agreed by the Company, the Facility Agent (acting in its own capacity) and all the Lenders participating in that Loan.

10.1.5	No Interest Period for a Compounded Rate Loan shall be longer than three Months.

10.1.6	The length of an Interest Period of a Term Rate Loan shall not be affected by that Term Rate Loan becoming a "Compounded Rate Loan" for that Interest Period pursuant to Clause 11.1 (Interest calculation if no Primary Term Rate).

10.2	Non-Business Days

Any rules specified as "Business Day Conventions" in the applicable Reference Rate Terms for a Loan or Unpaid Sum shall apply to each Interest Period for that Loan or Unpaid Sum.

10.3	No overrunning the Termination Date

If an Interest Period would otherwise end after the Termination Date, it will be shortened so that it ends on the Termination Date.

10.4	Notification

The Facility Agent must notify each relevant Party of the duration of each Interest Period promptly after ascertaining it.

11.	Changes to the calculation of interest

11.1	Interest calculation if no Primary Term Rate

11.1.1	Interpolated Primary Term Rate

If no Primary Term Rate is available for the Interest Period of a Loan, the applicable Term Reference Rate shall be the Interpolated Primary Term Rate for a period equal in length to the Interest Period of that Loan.

11.1.2	Shortened Interest Period

If Clause 11.1.1 applies but it is not possible to calculate the Interpolated Primary Term Rate, the Interest Period of the Loan shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable Term Reference Rate shall be determined pursuant to the relevant definition.

11.1.3	Shortened Interest Period and Historic Primary Term Rate

If Clause 11.1.2 applies but no Primary Term Rate is available for the Interest Period of that Loan and it is not possible to calculate the Interpolated Primary Term Rate, the applicable Term Reference Rate shall be the Historic Primary Term Rate for that Loan.

11.1.4	Shortened Interest Period and Interpolated Historic Primary Term Rate

If Clause 11.1.3 applies but no Historic Primary Term Rate is available for the Interest Period of the Loan, the applicable Term Reference Rate shall be the Interpolated Historic Primary Term Rate for a period equal in length to the Interest Period of that Loan.

11.1.5	Alternative Term Rate

If Clause 11.1.4 applies but it is not possible to calculate the Interpolated Historic Primary Term Rate, the Interest Period of that Loan shall, if it has been shortened pursuant to Clause 11.1.2, revert to its previous length and the applicable Term Reference Rate shall be the aggregate of:

(A)	the Alternative Term Rate as of the Quotation Time for a period equal in length to the Interest Period of that Loan; and

(B)	any applicable Alternative Term Rate Adjustment.

11.1.6	Interpolated Alternative Term Rate

If Clause 11.1.5 applies but no Alternative Term Rate is available for the Interest Period of that Loan, the applicable Term Reference Rate shall be the aggregate of:

(A)	the Interpolated Alternative Term Rate for a period equal in length to the Interest Period of that Loan; and

(B)	any applicable Alternative Term Rate Adjustment.

11.1.7	Compounded Reference Rate or cost of funds

If Clause 11.1.6 applies but it is not possible to calculate the Interpolated Alternative Term Rate then:

(A)	if "Compounded Reference Rate will apply as a fallback" is specified in the Reference Rate Terms for that Loan and there are Reference Rate Terms applicable to Compounded Rate Loans in the relevant currency:

(1)	there shall be no Term Reference Rate for that Loan for that Interest Period and Clause 9.1 (Calculation of interest – Term Rate Loans) will not apply to that Loan for that Interest Period; and

(2)	that Loan shall be a "Compounded Rate Loan" for that Interest Period and Clause 9.2 (Calculation of interest – Compounded Rate Loans) shall apply to that Loan for that Interest Period; and

(B)	if:

(1)	"Compounded Reference Rate will not apply as a fallback" and

(2)	"Cost of funds will apply as a fallback",

are specified in the Reference Rate Terms for that Loan, Clause 11.4 (Cost of funds) shall apply to that Loan for that Interest Period.

11.2	Interest calculation if no RFR or Central Bank Rate

If:

11.2.1	there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for a Compounded Rate Loan; and

11.2.2	"Cost of funds will apply as a fallback" is specified in the Reference Rate Terms for that Loan,

Clause 11.4 (Cost of funds) shall apply to that Loan for that Interest Period.

11.3	Market disruption

If in the case of a Loan for which a Market Disruption Rate is specified in the Reference Rate Terms for that Loan, before the Reporting Time of that Loan, the Facility Agent receives notification from at least two Lenders (whose participations in a Loan exceed 35% of that Loan) that its cost of funds relating to its participation in that Loan would be in excess of that Market Disruption Rate, then Clause 11.4 (Cost of funds) will apply to that Loan for the relevant Interest Period.

11.4	Cost of funds

11.4.1	If this Clause 11.4 applies to a Loan for an Interest Period neither Clause 9.1 (Calculation of interest – Term Rate Loans) nor Clause 9.2 (Calculation of interest – Compounded Rate Loans) shall apply to that Loan for that Interest Period and the rate of interest on the relevant Loan for the relevant Interest Period will be the percentage rate per annum which is the sum of:

(A)	the applicable Margin; and

(B)	the weighted average of the rates notified to the Facility Agent by each Lender as soon as practicable, and in any event by the Reporting Time for that Loan, to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that Loan.

11.4.2	If this Clause 11.4 applies and the Facility Agent or the Company so requires, the Facility Agent and the Company must enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest and/or cost of funding for the affected Loan.

11.4.3	Any alternative basis agreed pursuant to Clause 11.4.2 will, with the prior consent of all the Lenders and the Company, be binding on all Parties.

11.4.4	If this Clause 11.4 applies but any Lender does not notify the Facility Agent of a rate by the time specified in Clause 11.4.1(B), the rate of interest on the relevant Loan for the relevant Interest Period will be calculated on the basis of the rates notified by the other Lenders.

11.4.5	If this Clause 11.4 applies the Facility Agent shall, as soon as is practicable, notify the Company.

11.5	Break Costs

11.5.1	If an amount is specified as Break Costs in the Reference Rate Terms for a Loan or Unpaid Sum, the Company, within three Business Days of demand by a Finance Party, must pay to that Finance Party its Break Costs (if any) if all or any part of a Loan or Unpaid Sum is paid on a day prior to the last day of an applicable Interest Period.

11.5.2	Each Lender must, together with its demand, provide a certificate confirming the amount of any Break Costs for any Interest Period in respect of which they become, or may become, payable.

12.	Fees

12.1	Commitment fee

12.1.1	The Company must pay to the Facility Agent (for the account of each Lender) a commitment fee computed at the rate of 35% of the applicable Margin on that Lender's Available Commitment.

12.1.2	The commitment fee shall accrue on and from the Signing Date.

12.1.3	The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period, and, if cancelled in full, on the cancelled amount of a Lender's Commitment at the time the cancellation is effective.

12.1.4	No commitment fee is payable on any Commitment of a Lender of any day on which that Lender is a Defaulting Lender.

12.2	Arrangement fee

The Company must pay to the Facility Agent (for the account of each Original Lender) an arrangement fee in the amount and manner agreed in a Fee Letter.

12.3	Facility Agent's fee

The Company must pay to the Facility Agent (for its own account) an agency fee in the amount and manner agreed in a Fee Letter.

12.4	Utilisation fee

12.4.1	The Company must pay to the Facility Agent (for the account of each Lender) a utilisation fee computed at the rate of:

(A)	for each day on which the aggregate amount of the outstanding Loans is less than or equal to 33⅓% of the Total Commitments, 0.10% per annum;

(B)	for each date on which the aggregate amount of the outstanding Loans exceeds 33⅓% of the Total Commitments but is less than or equal to 66⅔% of the Total Commitments, 0.20% per annum; and

(C)	for each day on which the aggregate amount of the outstanding Loans exceeds 66⅔% of the Total Commitments, 0.30% per annum.

12.4.2	The utilisation fee is payable on the amount of each Lender's participation in the Loans.

12.4.3	The accrued utilisation fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last date of the Availability Period and, if cancelled in full, at the time the cancellation of a Lender's Commitment is effective.

13.	Tax gross-up and indemnities

13.1	Definitions

13.1.1	In this Clause 13:

"Borrower DTTP Filing" means an HM Revenue & Customs Form DTTP2 duly completed and filed by the Company, which:

(a)	where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender's name in Schedule 1 (Original Parties) and is filed with HM Revenue & Customs within 30 days of the Signing Date; or

(b)	where it relates to a Treaty Lender that is a New Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Transfer Certificate, Assignment Agreement, Increase Confirmation or Accordion Increase Confirmation and is filed with HM Revenue & Customs within 30 days of the relevant Transfer Date, Increase Date or Accordion Increase Date (as the case may be); or

(c)	where it relates to a Treaty Lender in respect of which a Borrower DTTP Filing within paragraph (a) or (b) above has already been made, and where HM Revenue & Customs have already given the Company authority to make payments to that Lender without a Tax Deduction, and:

(i)	that authority has ceased to have effect by reason of any of the conditions on which that authority was given having ceased to become applicable; or

(ii)	that authority is time limited and is due to expire within 60 Business Days,

contains the scheme reference number and jurisdiction of tax residence referred to in paragraph (a) or (b) above, as appropriate, and is filed with HM Revenue & Customs by the date 30 Business Days after that authority has ceased to have effect (for cases falling within paragraph (i)) or 60 Business Days before the date on which the authority is due to expire (for cases falling within paragraph (ii) above).

"Building Society Lender" means a Lender which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Finance Document.

"Protected Party "means a Finance Party which incurs or will incur any cost, loss or liability, or is or will be required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

"Qualifying Lender" means a Lender which is:

(a)	a UK Lender; or

(b)	a Treaty Lender.

"Tax Confirmation" means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance made under a Finance Document is either:

(a)	a company resident in the UK for UK tax purposes;

(b)	a partnership of which each member is:

(i)	a company resident in the UK for UK tax purposes; or

(ii)	a company not resident in the UK for UK tax purposes which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(iii)	a company not resident in the UK for UK tax purposes which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

"Tax Credit" means a "credit" against, relief or remission for, or repayment of any Tax.

"Treaty Lender" means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance "under" a Finance Document and which:

(a)	is treated as a resident of a Treaty State for the purposes of the Treaty; and

(b)	does not carry on a business in the UK through a permanent establishment with which that Lender's participation in the advance is effectively connected; and

(c)	meets all other conditions in the relevant Treaty for full exemption from Tax imposed by the UK on interest, except that for this purpose it shall be assumed that the following are satisfied:

(i)	any condition which relates (expressly or by implication) to:

(A)	there not being a special relationship between the Obligor and a Lender or between both of them and another person; or

(B)	the amounts or terms of any Loan or the Finance Documents; or

(C)	to any other matter that is outside the exclusive control of that Lender and its Affiliates and which does not relate solely to the Lender's circumstances or those of its Affiliates; and

(ii)	any necessary procedural formalities.

"Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with the UK which makes provision for full exemption from Tax imposed by the UK on interest.

"UK Lender" means:

(a)	a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(i)	a Lender:

(A)	which is a bank (as defined for the purposes of section 879 of the ITA) making an advance under a Finance Document and is within the charge to UK corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(B)	in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that the advance was made and which is within the charge to UK corporation tax as respects any payments of interest made in respect of that advance, or is a bank (as defined for the purpose of section 879 of the ITA) and would be within such charge as respects such payments apart from section 18A of the CTA; or

(ii)	a Lender which is:

(A)	a company resident in the UK for UK tax purposes;

(B)	a partnership of which each member is:

(1)	a company resident in the UK for UK tax purposes; or

(2)	a company not resident in the UK for UK tax purposes which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(C)	a company not resident in the UK for UK tax purposes which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(b)	a Building Society Lender.

"UK Non-Bank Lender" means:

(c)	where a Lender becomes a Party on the day on which this Agreement is entered into, a Lender listed in Schedule 1 (Original Parties) as a UK Non-Bank Lender; and

(d)	where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the Assignment Agreement or Transfer Certificate which it executes on becoming a Party.

13.1.2	Unless this Clause 13 expressly provides to the contrary, a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

13.1.3	In this Clause 13:

(A)	references to a company do not include a limited liability partnership ("LLP") under the Limited Liability Partnership Act 2000 in relation to which section 863(1) of the Income Tax (Trading and Other Income) Act 2005 applies; and

(B)	references to a partnership include an LLP.

13.2	Tax gross-up

13.2.1	Each Obligor must make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

13.2.2	The Company must, promptly on becoming aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), notify the Facility Agent accordingly. A Lender must notify the Facility Agent promptly on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification, it must notify the affected Parties promptly.

13.2.3	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor must be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

13.2.4	A payment will not be increased under Clause 13.2.3 by reason of a Tax Deduction on account of Tax imposed by the UK, if on the date on which the payment falls due:

(A)	the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not, or has ceased to be, a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(B)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of UK Lender and:

(1)	an officer of HM Revenue & Customs has given (and not revoked) a direction (a "Direction") under section 931 of the ITA (as that provision has effect on the date on which the relevant Lender became a Party) which relates to the payment;

(2)	that Lender has received from the Obligor making the payment or from the Company a certified copy of that Direction; and

(3)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(C)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of UK Lender and:

(1)	the relevant Lender has not given a Tax Confirmation to the Company; and

(2)	the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Company, on the basis that the Tax Confirmation would have enabled the Company to have formed a reasonable belief that the payment was an "excepted payment" for the purpose of section 930 of the ITA; or

(D)	the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that (subject to the Obligor completing any necessary procedural formalities which it is unable to complete as a result of the failure of the relevant Lender to comply with its obligations under Clause 13.2.7 or Clause 13.2.8) (as applicable)) the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under Clause 13.2.7 or Clause 13.2.8 (as applicable).

13.2.5	If an Obligor is required to make a Tax Deduction, that Obligor must make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

13.2.6	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction or payment must deliver to the Facility Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

13.2.7	(A)	Subject to paragraph (B), a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled must co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(B)	(1)	A Treaty Lender which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HM Revenue & Customs DT Treaty Passport scheme, and which wants that scheme to apply to this Agreement, must confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 1 (Original Parties); and

(2)	a New Lender that is a Treaty Lender that holds a passport under the HM Revenue & Customs DT Treaty Passport scheme, and which wants that scheme to apply to this Agreement, must, if the HM Revenue & Customs Treaty Passport scheme is still in operation, confirm its scheme reference number and its jurisdiction of tax residence in the Transfer Certificate, Assignment Agreement, Increase Confirmation or Accordion Increase Confirmation which it executes, and, having done so, that Lender will be under no obligation under paragraph (A) with respect to the relevant Obligor, if the HM Revenue & Customs Treaty Passport scheme is still in operation.

13.2.8	If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Clause 13.2.7(B) above and:

(A)	the Company has not made a Borrower DTTP Filing in respect of that Lender; or

(B)	the Company has made a Borrower DTTP Filing in respect of that Lender but:

(1)	that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(2)	HM Revenue & Customs has not given the Company authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing,

and, in each case, the Company has notified that Lender in writing, that Lender and the Company must co-operate in completing any additional procedural formalities necessary for the Company to obtain authorisation to make that payment without a Tax Deduction.

13.2.9	If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Clause 13.2.7(B), no Obligor may make a Borrower DTTP Filing or file any other form relating to the HM Revenue & Customs DT Treaty Passport scheme in respect of that Lender's Commitment or its participation in any Loan unless the Lender otherwise agrees.

13.2.10	The Company must, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Facility Agent for delivery to the relevant Lender.

13.2.11	A UK Non-Bank Lender which becomes a Party on the day on which this Agreement is entered into gives a Tax Confirmation to the Company by entering into this Agreement.

13.2.12	A UK Non-Bank Lender must notify the Company and the Facility Agent promptly if there is any change in the position from that set out in the Tax Confirmation.

13.3	Tax indemnity

13.3.1	The Company must (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the cost, loss or liability which that Protected Party determines will be or has been (directly or indirectly) incurred for or on account of Tax by that Protected Party in respect of a payment received or receivable (or any payment deemed to be received or receivable) or otherwise under a Finance Document.

13.3.2	Clause 13.3.1 does not apply:

(A)	with respect to any Tax assessed on a Finance Party:

(1)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(2)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(B)	to the extent a cost, loss or liability:

(1)	is compensated for by an increased payment under Clause 13.2 (Tax gross-up); or

(2)	would have been compensated for by an increased payment under Clause 13.2 (Tax gross-up) but was not compensated solely because one of the exclusions in that Clause applied; or

(3)	is in respect of an amount of (i) stamp duty, registration or other similar Tax or (ii) VAT, that is compensated for by a payment under Clause 13.6 (Stamp taxes) or 13.7 (Value added taxes) (as applicable) or which would have been but was not compensated solely because one of the exclusions in the relevant clause applied; or

(C)	relates to a FATCA Deduction required to be made by a Party.

13.3.3	A Protected Party making, or intending to make, a claim under Clause 13.3.1 must notify the Facility Agent promptly of the event which will give, or has given, rise to the claim, following which the Facility Agent must notify the Company promptly.

13.3.4	A Protected Party must, on receiving a payment from an Obligor under this Clause 13.3, notify the Facility Agent promptly.

13.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

13.4.1	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required (the "Relevant Tax Credit"), that Finance Party shall co-operate with the relevant Obligor to obtain the Relevant Tax Credit from the relevant Tax Authority; and

13.4.2	if that Finance Party has obtained and utilised that Relevant Tax Credit (provided that where the Relevant Tax Credit is a repayment of Tax, such Relevant Tax Credit shall be treated as obtained and utilised by that Finance Party for the purposes of this clause 13.4 to the extent such repayment of Tax has been received by that Finance Party from the relevant Tax Authority), the Finance Party must pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

13.5	Lender status confirmation

13.5.1	Each Lender which becomes a Party after the Signing Date must indicate, in the Transfer Certificate, Assignment Agreement, Increase Confirmation or Accordion Increase Confirmation which it executes on becoming a Party, and for the benefit of the Facility Agent and without liability to any Obligor, which of the following categories it falls in:

(A)	not a Qualifying Lender;

(B)	a Qualifying Lender (other than a Treaty Lender); or

(C)	a Treaty Lender.

13.5.2	If a New Lender fails to indicate its status in accordance with this Clause 13.5 then that New Lender will be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Facility Agent which category applies (and the Facility Agent, on receipt of such notification, must inform the Company).

13.5.3	A Transfer Certificate, Assignment Agreement, Increase Confirmation or Accordion Increase Confirmation will not be invalidated by any failure of a Lender to comply with this Clause 13.5.

13.6	Stamp taxes

The Company must pay and (within five Business Days of demand) indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration or other similar Tax payable in respect of any Finance Document other than any stamp duty, registration and other similar Taxes payable in respect of any Transfer Certificate, Assignment Agreement or any other Finance Document pursuant to which a Finance Party makes an assignment, transfer, novation, sub-participation, alienation or other disposal of any of its rights or obligations under a Finance Document.

13.7	Value added taxes

13.7.1	All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Clause 13.7.2, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document, and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying the consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

13.7.2	If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(A)	(where the Supplier is the person required to account to the relevant tax authority for the VAT), the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of such VAT. The Recipient must (where this paragraph (A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(B)	(where the Recipient is the person required to account to the relevant tax authority for the VAT), the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

13.7.3	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party must reimburse and indemnify (as the case may be) the Finance Party for the full amount of such cost or expense, including that part which represents VAT, except to the extent that the Finance Party reasonably determines that it is entitled to credit or repayment from the relevant tax authority.

13.7.4	Any reference in this Clause 13.7 to any Party will, at any time when that Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of that group at that time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994).

13.7.5	In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

13.8	FATCA information

13.8.1	Subject to Clause 13.8.3, each Party must, within ten Business Days of a reasonable request by another Party:

(A)	confirm to that other Party whether it is:

(1)	a FATCA Exempt Party; or

(2)	not a FATCA Exempt Party; and

(B)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party requests for the purposes of that other Party's compliance with FATCA;

(C)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

13.8.2	If a Party confirms to another Party pursuant to Clause 13.8.1(A) that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be, a FATCA Exempt Party, that Party must notify that other Party reasonably promptly.

13.8.3	Clause 13.8.1 shall not oblige any Finance Party to do anything under Clause 13.8.1 or 13.8.2 which would or might in its reasonable opinion constitute a breach of any applicable:

(A)	law or regulation;

(B)	fiduciary duty; or

(C)	duty of confidentiality.

13.8.4	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information relating to its status under FATCA requested in accordance with Clause 13.8.1 (including where Clause 13.8.3 applies), then that Party may be treated for the purposes of the Finance Documents (and payments made under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

13.8.5	If the Company is a U.S. Tax Obligor or the Facility Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(A)	where the Company is a U.S. Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(B)	where the Company is a U.S. Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date; or

(C)	where the Company is not a U.S. Tax Obligor, the date of a request from the Facility Agent,

supply to the Facility Agent:

(1)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(2)	any withholding statement or other document, authorisation or waiver as the Facility Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

13.8.6	The Facility Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to Clause 13.8.5 to the Company.

13.8.7	If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Facility Agent by a Lender pursuant to Clause 13.8.5 is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Facility Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Facility Agent). The Facility Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Company.

13.8.8	The Facility Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to Clause 13.8.5 or Clause 13.8.7 without further verification. The Facility Agent shall not be liable for any action taken by it under or in connection with Clauses 13.8.5, 13.8.6 or 13.8.7.

13.9	FATCA Deduction

13.9.1	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party is required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

13.9.2	Each Party must, promptly on becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, must notify the Company and the Facility Agent, and the Facility Agent must promptly notify the other Finance Parties.

13.10	Other information

13.10.1	Subject to Clause 13.10.2, each Party must, within ten Business Days of a reasonable request by another Party, supply to that other Party such forms, documentation and other information relating to its status as that other Party requests to enable that other Party to comply with any regulations made under section 222 of the Finance Act 2013 or any other applicable law or regulation implementing similar international arrangements for the exchange of Tax or financial information between jurisdictions.

13.10.2	No Party is obliged to do anything under Clause 13.10.1 which would or might in its reasonable opinion constitute a beach of any applicable:

(A)	law or regulation;

(B)	fiduciary duty; or

(C)	duty of confidentiality.

14.	Increased Costs

14.1	Definitions

In this Agreement:

"Basel II" means the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee in June 2004 in the form existing on the Signing Date (but excluding any amendment arising out of Basel III).

"Basel III" means:

(a)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee in December 2010, each as amended;

(b)	the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee in November 2011, as amended; and

(c)	any further guidance or standards published by the Basel Committee relating to "Basel III".

"Basel Committee" means the Basel Committee on Banking Supervision.

"CRD IV" means EU CRD IV and UK CRD IV.

"EU CRD IV" means:

(a)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(b)	Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.

"Increased Costs" means:

(a)	a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

(b)	an additional or increased cost; or

(c)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into a Finance Document or funding or performing its obligations under any Finance Document.

"UK CRD IV" means:

(a)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the "Withdrawal Act");

(b)	the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures; and

(c)	direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act.

14.2	Increased Costs

Except as provided below in this Clause 14, the Company must pay to a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

14.2.1	the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation after the Signing Date;

14.2.2	compliance with any law or regulation made after the Signing Date; or

14.2.3	the implementation or application of, or compliance with, Basel III or CRD IV or any other law or regulation which implements Basel III or CRD IV (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

14.3	Increased Costs claims

14.3.1	A Finance Party intending to make a claim for any Increased Costs must notify the Facility Agent of the circumstances giving rise to and the amount of the claim, following which the Facility Agent must promptly notify the Company.

14.3.2	Each Finance Party must, together with its demand, provide a certificate confirming the amount of its Increased Costs.

14.4	Exceptions

The Company need not make any payment for any Increased Costs to the extent that the Increased Cost is:

14.4.1	attributable to a Tax Deduction required by law to be made by an Obligor;

14.4.2	attributable to a FATCA Deduction required to be made by a Party;

14.4.3	compensated for by Clauses 13.3 (Tax indemnity), 13.6 (Stamp Taxes) or 13.7 (Value added taxes) (or would have been compensated for under Clauses 13.3 (Tax indemnity), 13.6 (Stamp Taxes) or 13.7 (Value added taxes) but was not compensated for because one of the exclusions in those Clauses applied;

14.4.4	attributable to the implementation or application of, or compliance with, Basel III or CRD IV or any other law or regulation which implements Basel III or CRD IV (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates) unless the following conditions are satisfied (i) the relevant Finance Party confirms to the Facility Agent and the Company that it is seeking to recover Basel III or CRD IV costs to a similar extent from all borrowers with credit ratings similar to the Company's where the facilities extended to such borrowers include a right for the Finance Party to recover such costs; (ii) the relevant Finance Party has notified the Facility Agent of its claim for the relevant Increased Costs within four months of its incurrence; and (iii) the relevant Increased Costs that are the subject of the claim were not capable of being determined with sufficient accuracy by the relevant Finance Party (acting reasonably) prior to that Finance Party becoming Party to this Agreement;

14.4.5	attributable to the wilful breach by the relevant Finance Party or any of its Affiliates of any law or regulation; or

14.4.6	attributable to the implementation or application of, or compliance with, Basel II or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

15.	Other indemnities

15.1	Currency indemnity

15.1.1	The Company must (or must procure that an Obligor will) as an independent obligation indemnify each Finance Party against any cost, loss or liability arising out of or as a result of:

(A)	that Finance Party receiving an amount in respect of an Obligor's liability under the Finance Documents; or

(B)	that liability being converted into a claim, proof, order, judgment or award,

in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

15.1.2	To the extent permitted by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

15.2	Other indemnities

15.2.1	The Company must (or must procure that an Obligor will) indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(A)	the occurrence of any Event of Default;

(B)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

(C)	funding, or making arrangements to fund, its participation in a Loan requested in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(D)	a Loan (or part of a Loan) not being prepaid in accordance with the Finance Documents.

15.2.2	The Company's liability in each case includes any cost, loss or liability incurred on account of funds borrowed, contracted for or utilised to fund any Loan or any other amount payable under any Finance Document.

15.3	Indemnity to the Facility Agent

The Company must indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent as a result of:

15.3.1	investigating any event which the Facility Agent reasonably believes is a Default;

15.3.2	acting or relying on any notice, request or instruction which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised; or

15.3.3	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

16.	Mitigation by the Lenders

16.1	Mitigation

16.1.1	Each Finance Party must, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in the Facility ceasing to be available or any amount becoming payable under or pursuant to, or being cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 13 (Tax gross-up and indemnities), Clause 14 (Increased Costs) including without limitation transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

16.1.2	Clause 16.1.1 does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2	Limitation of liability

16.2.1	The Company must indemnify each Finance Party promptly for any cost, loss or liability reasonably incurred by that Finance Party as a result of steps taken by it under this Clause 16.

16.2.2	A Finance Party is not obliged to take any steps under this Clause 16 if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.	Costs and expenses

17.1	Transaction expenses

The Company must pay to each Administrative Party the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

17.1.1	this Agreement and any other documents referred to in this Agreement; and

17.1.2	any other Finance Documents executed after the Signing Date.

17.2	Amendment costs

If:

17.2.1	an Obligor requests an amendment, waiver or consent in connection with a Finance Document; or

17.2.2	an amendment is required or expressly contemplated under a Finance Document,

the Company must reimburse the Facility Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by it in responding to, evaluating, negotiating or complying with that request or amendment.

17.3	Enforcement costs

The Company must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

18.	Guarantee and indemnity

18.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

18.1.1	guarantees to each Finance Party punctual performance by the Company of all of the Company's payment obligations under the Finance Documents;

18.1.2	undertakes with each Finance Party that whenever the Company does not pay any amount when due under or in connection with any Finance Document, that Guarantor must immediately on demand pay that amount as if it were the principal obligor in respect of that amount; and

18.1.3	agrees with each Finance Party that if any obligation guaranteed by that Guarantor is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability that Finance Party incurs as a result of the Company not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by the Company under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 18 if the amount claimed had been recoverable on the basis of a guarantee.

18.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 18 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

18.4	Waiver of defences

The obligations of each Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause 18, would reduce, release or prejudice any of its obligations under this Clause 18 including (without limitation and whether or not known to it or any Finance Party):

18.4.1	any time, waiver or consent granted to, or composition with, any Obligor or other person;

18.4.2	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

18.4.3	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person;

18.4.4	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

18.4.5	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

18.4.6	any amendment of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

18.4.7	any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security; or

18.4.8	any insolvency, resolution or similar proceedings.

18.5	Amendments to the Finance Documents

18.5.1	Without limiting Clause 18.4 (Waiver of defences), each Guarantor acknowledges that the Finance Documents may from time to time be amended (and that term has the wide meaning given to it by Clause 1.2 (Construction)).

18.5.2	Each Guarantor confirms its intention that:

18.5.3	any amendment to a Finance Document is within the scope of this guarantee; and

(A)	this guarantee extends to any amount payable by the Company under or in connection with a Finance Document as amended.

18.5.4	Each Guarantor agrees that the confirmations in Clause 18.5.2 apply regardless of:

(A)	why or how a Finance Document is amended (including the extent of the amendment and any change in the parties);

(B)	whether any amount payable by the Company under or in connection with the amended Finance Document in any way relates to any amount that would or may have been payable had the amendment not taken place;

(C)	the extent to which the Guarantor's liability under this guarantee (whether present or future, actual or contingent), or any right it may have as a result of entering into or performing its obligations under this guarantee, changes or may change as a result of the amendment; and

(D)	whether the Guarantor was aware of or consented to the amendment.

18.6	Immediate recourse

18.6.1	Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to:

(A)	proceed, whether by virtue of the droit de discussion or otherwise, against or enforce any other rights or security or claim payment from any person; and

(B)	divide, apportion or reduce, whether by virtue of the droit de division or otherwise, any liability under this Clause 18 with any person,

before claiming from that Guarantor under this Clause 18.

18.6.2	This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

18.7.1	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor will be entitled to the benefit of such moneys, security or rights; and

18.7.2	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 18.

18.8	Deferral of Guarantor's rights

18.8.1	Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full or unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising under this Clause 18:

(A)	to be indemnified by an Obligor;

(B)	to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents;

(C)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(D)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under this Clause;

(E)	to exercise any right of set-off against any Obligor; and/or

(F)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

18.8.2	If a Guarantor receives any benefit, payment or distribution in relation to such rights, it must hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and must promptly pay or transfer them to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 29 (Payment mechanics).

18.9	Release of Guarantors' right of contribution

If any Guarantor (a "Retiring Guarantor") ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor, then on the date such Retiring Guarantor ceases to be a Guarantor:

18.9.1	that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

18.9.2	each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

18.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

18.11	Limitations

18.11.1	This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006 or any equivalent and applicable provisions under the laws of the jurisdiction of incorporation of the relevant Guarantor.

18.11.2	The obligations of any Additional Guarantor are subject to any limitations set out in the Accession Letter executed by that Additional Guarantor

18.12	US Guarantors

18.12.1	In this Agreement:

"fraudulent transfer law" means any applicable United States bankruptcy and State fraudulent transfer and conveyance statute and any related case law;

"U.S. Guarantor" means any Guarantor that is a U.S. Debtor; and

terms used in this Clause 18.12 are to be construed in accordance with the fraudulent transfer laws.

18.12.2	Each U.S. Guarantor acknowledges that:

(A)	it will receive valuable direct or indirect benefits as a result of the transactions financed by the Finance Documents;

(B)	those benefits will constitute reasonably equivalent value and fair consideration for the purpose of any fraudulent transfer law; and

(C)	each Finance Party has acted in good faith in connection with the guarantee given by that U.S. Guarantor and the transactions contemplated by the Finance Documents.

18.12.3	Each Finance Party agrees that each U.S. Guarantor's liability under this Clause 18.12 is limited so that no obligation of, or transfer by, any U.S. Guarantor under this Clause 18.12 is subject to avoidance and turnover under any fraudulent transfer law.

18.12.4	Each U.S. Guarantor represents and warrants to each Finance Party that:

(A)	the aggregate amount of the debts and liabilities of the Group (taken as a whole and including its obligations under the Finance Documents), is less than the aggregate value (being the lesser of fair valuation and present fair saleable value) of the Group's assets;

(B)	the capital of the Group (taken as a whole) is not unreasonably small;

(C)	the Group (taken as a whole) has not incurred and does not intend to incur debts and liabilities beyond its ability to pay as they mature; and

(D)	it has not made a transfer or incurred any obligation under any Finance Document with the intent to hinder, delay or defraud any of its present or future creditors.

18.12.5	Each representation and warranty in this Clause 18.12:

(A)	is made by each U.S. Guarantor on the Signing Date;

(B)	is deemed to be repeated by:

(1)	each Additional Guarantor on the date that Additional Guarantor becomes a U.S. Guarantor; and

(2)	each U.S. Guarantor on the date of each Utilisation Request and the first day of each Interest Period; and

(C)	is, when repeated, applied to the circumstances existing at the time of repetition.

19.	Representations

19.1	Representations

The representations and warranties set out in this Clause 19 are made by each Obligor or (if the relevant provision so states) the Company to each Finance Party on the dates set out in Clause 19.19 (Times for making representations).

19.2	Status

19.2.1	It is a limited liability company, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

19.2.2	It and each of its Material Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

19.3	Binding obligations

The obligations expressed to be assumed by it in each Finance Document to which it is a party are, subject to the Legal Reservations, legal, valid, binding and enforceable obligations.

19.4	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

19.4.1	any law or regulation applicable to it;

19.4.2	its or any of its Material Subsidiaries' constitutional documents; or

19.4.3	any agreement or instrument binding upon it or any of its Material Subsidiaries or any of its or any of its Material Subsidiaries' assets, in each case save to the extent that they could not reasonably be expected to have a Material Adverse Effect.

19.5	Power and authority

It has the power to enter into and perform, and has taken all necessary action to authorise its entry into and performance of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

19.6	Validity and admissibility in evidence

Subject to the Legal Reservations, all Authorisations required:

19.6.1	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

19.6.2	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

19.7	Governing law and enforcement

19.7.1	Any:

(A)	irrevocable submission by an Obligor under the Finance Documents to the jurisdiction to which it is stated to be subject; and

(B)	agreement by an Obligor as to the governing law of any Finance Document,

is, subject to the Legal Reservations, legal, valid and binding under the laws of its jurisdiction of incorporation.

19.7.2	Any judgment obtained in England in relation to a Finance Document will be, subject to the Legal Reservations, recognised and be enforceable by the courts of its jurisdiction of incorporation.

19.8	Deduction of Tax

19.8.1	The Company is not required to make any Tax Deduction from any payment it may make under any Finance Document to a Lender which is:

(A)	a UK Lender:

(1)	falling within paragraph (a)(i) of the definition of UK Lender; or

(2)	except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (a)(ii) of the definition of UK Lender; or

(3)	falling within paragraph (b) of the definition of UK Lender; or

(B)	a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).

19.8.2	The Original Guarantor is not required to make any Tax Deduction from:

(A)	any payment it may make under any Finance Document to a Lender that has a UK source, which:

(1)	qualifies for an exemption from UK withholding tax under the laws of the UK in respect of that payment; or

(2)	qualifies for full exemption from withholding tax under an applicable double tax treaty between the UK and the jurisdiction of residence of that Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488); or

(B)	any payment it may make under a Finance Document to a Lender which does not have a UK source.

19.9	No filing or stamp taxes

Under the laws of its jurisdiction of incorporation it is not necessary that the Finance Documents be registered, filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to them or the transactions contemplated by them.

19.10	No default

19.10.1	No Event of Default is continuing or could reasonably be expected to result from its entry into, or its performance of, or any transaction contemplated by, any Finance Document.

19.10.2	No other event or circumstance is continuing which constitutes a default under any other agreement or instrument which is binding on it (or any of its Subsidiaries) or to which any of its (or any of its Subsidiaries') assets are subject to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect.

19.11	No misleading information

19.11.1	Any material written factual information contained in or provided by any member of the Group for the purposes of the Information Memorandum was true and accurate in all material respects taken as a whole as at the date it was provided or as at the date (if any) at which it is stated to be given.

19.11.2	Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum taken as a whole being untrue or misleading in any material respect.

19.11.3	All other material written factual information provided by any member of the Group (or on its behalf) to a Finance Party was true, accurate and complete in all material respects (taken as a whole) as at the date it was provided or as at the date (if any) at which it is stated to be given and is not misleading in any material respect.

19.12	Financial statements

19.12.1	The audited financial statements of the Company most recently delivered to the Facility Agent (which, at the Signing Date, are the Original Financial Statements):

(A)	were prepared in accordance with GAAP, consistently applied; and

(B)	fairly presents its financial condition as at the date to which they were drawn up and operations during the relevant financial year (consolidated, if applicable).

19.12.2	There has been no material adverse change in the Company’s business or financial condition (or the business or consolidated financial condition of the Group) since the date to which the Original Financial Statements were drawn up.

19.13	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.14	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings or investigations of or before any court, arbitral body or agency which are likely to be adversely determined and, if adversely determined, could reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

19.15	Anti-Corruption laws, Anti-Money Laundering laws, sanctions and Patriot Act

19.15.1	The Company has taken reasonable measures to ensure compliance with Anti-Corruption Laws and Anti-Money Laundering Laws.

19.15.2	None of (i) the Company, any Subsidiary or any of their respective directors, or officers, or (ii) to the actual knowledge of the Company, any agent or employee of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the Facility established under this Agreement, is a Sanctioned Person.

19.15.3	No Utilisation, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

19.15.4	The Company and its Subsidiaries are in compliance in all material respects with the Patriot Act.

19.16	Investment Company Act status

The Company is not an "investment company" or required to register as such under the United States Investment Company Act of 1940, as amended, or subject to regulation thereunder.

19.17	Compliance with U.S. regulations

No ERISA Events have occurred with respect to any Obligor or any of its ERISA Affiliates, except as would not reasonably be likely to have a Material Adverse Effect.

19.18	Margin Regulations

The Company is not directly engaged, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock.

19.19	Times for making representations

19.19.1	The representations and warranties set out in this Clause 19 are made by each Original Obligor (or, if the relevant provision so states, the Company) on the Signing Date.

19.19.2	The Repeating Representations are deemed to be made by each Obligor (or, if the relevant provision so states, the Company) by reference to the facts and circumstances then existing on:

(A)	the date of each Utilisation Request and the first day of each Interest Period; and

(B)	in the case of an Additional Guarantor, on the date it becomes (or it is proposed that it becomes) a Guarantor.

20.	Information undertakings

20.1	Financial statements

The Company must supply to the Facility Agent in sufficient copies for all the Lenders:

20.1.1	as soon as the same become available, but in any event within 90 days after the end of each of its financial years falling after the Signing Date, its audited consolidated financial statements for that financial year; and

20.1.2	as soon as the same become available, but in any event within 45 days after each Quarter Date falling after the Signing Date, its consolidated financial statements for that financial quarter.

20.2	Compliance Certificate

20.2.1	The Company must supply to the Facility Agent a duly completed Compliance Certificate with each set of its financial statements delivered to the Facility Agent under this Agreement.

20.2.2	A Compliance Certificate must be signed by one authorised signatory of the Company.

20.3	Requirements as to financial statements

20.3.1	The Company must ensure that each set of financial statements delivered under this Agreement fairly presents the financial condition (consolidated or otherwise) of the relevant person as at the date to which those financial statements were drawn up.

20.3.2	The Company must ensure that each set of financial statements of an Obligor delivered under this Agreement is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for the Original Guarantor unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the relevant Obligor) deliver to the Facility Agent:

(A)	a full description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods on which the Original Guarantor's Original Financial Statements were prepared; and

(B)	sufficient information, in form and substance as may be reasonably required by the Facility Agent to enable the Finance Parties to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and that Obligor's most recent audited financial statements delivered to the Facility Agent under this Agreement.

Any reference in this Agreement to those financial statements will be construed as a reference to those financial statements as adjusted to reflect the basis on which the relevant Original Financial Statements were prepared.

20.4	Information – miscellaneous

The Company must supply to the Facility Agent (in sufficient copies for all the Lenders if the Facility Agent so requests):

20.4.1	copies of all official shareholder notices (including notices of meetings, shareholder resolutions, annual reports, requests to convene a shareholders' meeting and invitations to appoint proxies) despatched by the Company to its shareholders generally (or any class of them in their capacity as such) and all documents despatched by the Company to its creditors generally (or any class of them), in each case at the same time as they are despatched;

20.4.2	as soon as reasonably practicable on becoming aware of them, the details of any litigation, arbitration or administrative proceedings (including, to the extent permitted by applicable law or regulation, any such litigation, arbitration or administrative proceedings which relate to Sanctions) which are current, threatened or pending against any member of the Group and which are reasonably likely to be adversely determined and, if so determined, could reasonably be expected to have a Material Adverse Effect;

20.4.3	together with the financial statements delivered in accordance with Clause 20.1.1 (Financial statements), a list of the Material Subsidiaries as at the end of the Company's most recent financial year; and

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20.4.4	as soon as reasonably practicable following request, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Facility Agent) may reasonably request.

20.5	Notification of Default

20.5.1	Each Obligor must notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly on becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

20.5.2	Promptly on request by the Facility Agent, the Company must supply to the Facility Agent a certificate, signed by an authorised signatory on its behalf, certifying that, in so far as they are aware having made all due enquiries, no Default is continuing (or, if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.5.3	Any certifications given by any director or senior officers under this Agreement are given without personal liability (other than in the case of fraud, wilful deceit and fraudulent misconduct).

20.6	Use of websites

20.6.1	The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the "Website Lenders") who accept this method of communication by posting this information onto an electronic website designated by the Company and the Facility Agent (the "Designated Website") if:

(A)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(B)	both the Company and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(C)	the information is in a format previously agreed between the Company and the Facility Agent.

If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically, then the Facility Agent must notify the Company accordingly and the Company must supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event, the Company must supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

20.6.2	The Facility Agent must supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Facility Agent.

20.6.3	The Company must promptly on becoming aware of its occurrence notify the Facility Agent if:

(A)	the Designated Website cannot be accessed due to technical failure;

(B)	the password specifications for the Designated Website change;

(C)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(D)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(E)	the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

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20.6.4	If the Company notifies the Facility Agent under Clause 20.6.3(A) or Clause 20.6.3(E), all information to be provided by the Company under this Agreement after the date of that notice must be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

20.6.5	Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company must comply with any such request within ten Business Days.

20.7	"Know your customer" checks

20.7.1	Subject to Clause 20.7.2, each Obligor must, promptly on request by any Finance Party, supply, or procure the supply of, any documentation or other evidence reasonably requested by that Finance Party (whether for itself, or on behalf of any other Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of any "know your customer" checks or other similar checks required under any applicable law or regulation in connection with the transactions contemplated by the Finance Documents.

20.7.2	An Obligor is only required to supply any information under Clause 20.7.1 if the information is not already available to the relevant Finance Party and the requirement arises as a result of:

(A)	the introduction of, or any change in (or in the interpretation, administration or application of), any law or regulation made after the Signing Date;

(B)	any change in the status of an Obligor or any change in the composition of shareholders of an Obligor where a shareholder is not an Obligor, in each case, after the Signing Date; or

(C)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under any Finance Document to a person that is not a Lender before that assignment or transfer.

20.7.3	Each Lender must, promptly on request by the Facility Agent supply, or procure the supply of, any documentation or other evidence reasonably requested by the Facility Agent (for itself) to enable the Facility Agent to carry out and be satisfied with the results of any "know your customer" checks or other similar checks required under any applicable law or regulation in connection with the transactions contemplated by the Finance Documents.

21.	Financial covenants

21.1	Definitions

In this Agreement:

"Adjusted Consolidated EBITDA" means, in relation to a Measurement Period, Consolidated EBITDA for the period adjusted by:

(a)	including the operating profit before interest, tax, depreciation, amortisation and impairment charges (calculated on a consistent basis with Consolidated EBITDA) ("EBITDA") of a member of the Group or attributable to a business or assets acquired during the Measurement Period for that part of the Measurement Period when it was not a member of the Group and/or the business or assets were not owned by a member of the Group; and

(b)	excluding the EBITDA attributable to any member of the Group or to any business or assets sold during that Measurement Period.

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"Consolidated EBIT" means, in relation to a Measurement Period, the aggregate of:

(a)	the consolidated operating profits of the Group before finance costs and tax for that Measurement Period;

(b)	plus or minus the Group's share of the profits or losses of associates for that period (after finance costs and tax) and the Group's share of the profits or losses of any joint ventures,

taking no account of:

(i)	any Exceptional Items;

(ii)	any unrealised gains or losses on any derivative or financial instrument (unless the derivative instrument is used to hedge an exposure that itself is not excluded from the determination of Consolidated EBIT); and

(iii)	any income or charge attributable to a post-employment benefit scheme other than the current service costs and any past service costs and curtailments and settlements attributable to the scheme.

"Consolidated EBITDA" means, in relation to a Measurement Period, Consolidated EBIT for that Measurement Period after adding back any depreciation and amortisation and taking no account of any charge for impairment or any reversal of any previous impairment charge made in the period.

"Consolidated Eligible Cash and Cash Equivalents" means (i) cash and cash equivalents as reported by the Company in its consolidated financial statements delivered pursuant to Clause 20.1 (Financial statements), and (ii) any other debt, security or investment approved by the Majority Lenders.

"Consolidated Total Borrowings" means, in respect of the Group, at any time, the aggregate of the following liabilities (without double-counting) calculated at the principal amount outstanding (or in the case of any guarantee, indemnity or similar assurance referred to in paragraph (g) below, the maximum liability under the relevant instrument) (excluding any liabilities of Consolidated Structured Entities):

(a)	any moneys borrowed;

(b)	any bond, note, debenture, loan stock or other similar instrument;

(c)	any indebtedness under a Finance Lease;

(d)	any moneys owing in connection with the sale or discounting of receivables (except to the extent that there is no recourse);

(e)	any indebtedness arising from any deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset;

(f)	any indebtedness arising in connection with any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing; and

(g)	any indebtedness of any person of a type referred to in the above paragraphs which is the subject of a guarantee, indemnity or similar assurance against financial loss given by a member of the Group.

"Consolidated Total Net Borrowings" means at any time Consolidated Total Borrowings less Consolidated Eligible Cash and Cash Equivalents.

"Exceptional Items" means any item of income or expense that represents:

(a)	any gain or loss arising from:

(i)	write-downs of inventories to net realisable value or of property, plant and equipment to recoverable amount, and reversals of such write-downs;

(ii)	restructuring the activities of the Group or any member of the Group and any reversals of any provision for the costs of restructuring (including the cost of integration of any mergers and acquisitions);

(iii)	disposals of items of property, plant or equipment;

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(iv)	disposals of investments; or

(v)	disposals or settlements of liabilities of any member of the Group that fall within the definition of Consolidated Total Borrowings;

(b)	any gain or loss of a highly unusual or non-recurring nature;

(c)	fair value changes and finance charges on contingent deferred consideration on business combinations or long-term remuneration plans recognised as part of a business combination; or

(d)	any gain or loss arising from a transaction entered into otherwise than in the carrying on of the normal core business operations of the Group.

"Measurement Period" means a period of 12 Months ending on each Quarter Date.

"Quarter Date" means 31 March, 30 June, 30 September and 31 December in each calendar year.

21.2	Interpretation

21.2.1	Except as provided to the contrary in this Agreement, an accounting term used in this Clause 21 is to be construed in accordance with the principles applied in connection with the Original Guarantor's Original Financial Statements.

21.2.2	Any amount in a currency other than USD is to be taken into account at its USD equivalent calculated on the basis of:

(A)	the Facility Agent's spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with USD at or about 11:00 a.m. on the day the relevant amount falls to be calculated; or

(B)	if the amount is to be calculated on the last day of a financial period of the Company, the relevant rates of exchange used by the Company in, or in connection with, its financial statements for that period.

21.2.3	No item may be credited or deducted more than once in any calculation under this Clause 21.

21.3	Leverage

21.3.1	Subject to Clauses 21.3.2 and 21.3.5, the Company must ensure that Consolidated Total Net Borrowings do not, at the end of each Measurement Period ending on or after the Signing Date, exceed 3.0 times Adjusted Consolidated EBITDA for that Measurement Period.

21.3.2	Following completion of an acquisition by a member of the Group where the aggregate consideration payable by a member of the Group exceeds USD100,000,000 during any Measurement Period, the Company may elect by written notice to the Facility Agent (which shall, promptly upon receipt of such notice, notify the Lenders) that the maximum amount by which Consolidated Total Net Borrowings may exceed Adjusted Consolidated EBITDA for that Measurement Period and the subsequent Measurement Period shall be increased by 0.5 times.

21.3.3	The Company may not exercise its rights under Clause 21.3.2 more than twice during the term of the Facility.

21.3.4	For the avoidance of doubt, there shall be no breach of the financial covenant described in Clause 21.3.1 where Adjusted Consolidated EBITDA is a negative figure in respect of a Measurement Period and where Consolidated Total Net Borrowings are also equal to or less than zero at the end of that Measurement Period.

21.3.5	This Clause 21.3 shall cease to apply for so long as a Rating Agency provides the Company with a Relevant Long-term Credit Rating of Baa2/BBB or higher.

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22.	General undertakings

22.1	General

Each Obligor agrees to be bound by the undertakings set out in this Clause 22 relating to it and, where an undertaking is expressed to apply to other members of the Group, each Obligor must ensure that its relevant Subsidiaries perform that undertaking, provided that for the purposes of this Clause 22, the Group shall not include any Consolidated Structured Entities.

22.2	Authorisations

Each Obligor must promptly:

22.2.1	obtain, comply with and do all that is necessary to maintain in full force and effect; and

22.2.2	upon request by the Facility Agent, supply certified copies to the Facility Agent of,

any Authorisation required under any applicable law or regulation to enable it to perform its obligations under the Finance Documents and to ensure, subject to the Legal Reservations, the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

22.3	Compliance with laws

Each Obligor must comply in all respects with all laws to which it may be subject, if failure to comply would materially impair its ability to perform its obligations under the Finance Documents.

22.4	Pari passu ranking

Each Obligor must ensure that its payment obligations under the Finance Documents at all times rank at least pari passu with the claims of all its unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

22.5	Negative pledge

22.5.1	In this Clause 22.5, "Quasi-Security Interest" means an arrangement or transaction described in Clause 22.5.3.

22.5.2	Except as provided below, no member of the Group may create or allow to exist any Security Interest over any of its assets.

22.5.3	Except as provided below, no member of the Group may:

(A)	sell, transfer or otherwise dispose of any of its assets to a person which is not a member of the Group on terms where they are or may be leased to, re-acquired or acquired by a member of the Group;

(B)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(C)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(D)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

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22.5.4	Clauses 22.5.2 and 22.5.3 do not apply to any Security Interest or Quasi-Security Interest listed below:

(A)	any Security Interest or Quasi-Security Interest listed in Schedule 13 (Existing Security) except to the extent the principal amount secured by that Security Interest or Quasi-Security Interest exceeds the amount stated in that Schedule;

(B)	any cash-management, netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements;

(C)	any payment or close-out netting or set-off arrangement pursuant to any hedging transaction entered into by a member of the Group for the purpose of:

(1)	hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or

(2)	its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only,

excluding, in each case, any Security Interest or Quasi-Security Interest under a credit support arrangement in relation to a hedging transaction;

(D)	any lien arising by operation of law or in the ordinary course of trading;

(E)	any Security Interest or Quasi-Security Interest over or affecting any asset acquired by a member of the Group after the Signing Date if:

(1)	the Security Interest or Quasi-Security Interest was not created in contemplation of, or since, the acquisition of that asset by a member of the Group;

(2)	the principal amount secured has not been increased in contemplation of, or since, the acquisition of that asset by a member of the Group; and

(3)	the Security Interest or Quasi-Security Interest is removed or discharged as soon as commercially reasonable following the relevant acquisition and in any event within six Months of the date of acquisition of that asset;

(F)	any Security Interest or Quasi-Security Interest over or affecting any asset of any company which becomes a member of the Group after the Signing Date, where the Security Interest or Quasi-Security Interest is created before the date on which that company becomes a member of the Group, if:

(1)	the Security Interest or Quasi-Security Interest was not created in contemplation of the acquisition of that company;

(2)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(3)	the Security Interest or Quasi-Security Interest is removed or discharged as soon as commercially reasonable following the relevant acquisition and in any event within six Months of that company becoming a member of the Group;

(G)	any Security Interest or Quasi-Security Interest entered into pursuant to any Finance Document;

(H)	any Security Interest or Quasi-Security Interest arising as a result of a disposal which is permitted pursuant to Clause 22.6.2 (Disposals);

(I)	any Security Interest or Quasi-Security Interest arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by any member of the Group; or

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(J)	any Security Interest securing or Quasi-Security Interest relating to indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of a Security Interest or Quasi-Security Interest given by any member of the Group other than any permitted under paragraphs (A) to (I)) does not exceed USD50,000,000 or its equivalent in another currency or currencies at any time.

22.6	Disposals

22.6.1	Except as provided below, no member of the Group will, either in a single transaction or in a series of transactions (whether related or not), dispose of any asset.

22.6.2	Clause 22.6.1 does not apply to any disposal:

(A)	made in the ordinary course of trading of the disposing entity;

(B)	of any assets by a member of the Group (other than the Company) to another member of the Group;

(C)	of assets in exchange for other assets comparable or superior as to type, value and quality;

(D)	of assets which are obsolete, redundant or no longer required for the Company or relevant member of the Group's business or operations;

(E)	arising as a result of any Security Interest or Quasi-Security Interest permitted in accordance with Clause 22.5.4 (Negative pledge);

(F)	required by law or regulation or any order of any governmental entity, provided that this does not result in an Event of Default;

(G)	of tax assets or losses payable by the Company or any member of the Group to any member of the Group;

(H)	arising in connection with the making of a lawful distribution;

(I)	of cash for any purpose not prohibited by any Finance Document;

(J)	with the consent of the Majority Lenders; or

(K)	of assets where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other disposal not allowed under the preceding paragraphs) does not exceed an amount representing 10% or more of the total assets of the Company (or its equivalent in another currency or currencies) in any financial year of the Company.

22.7	Restriction on Subsidiary Financial Indebtedness

22.7.1	Except as provided below, no member of the Group other than an Obligor may incur or permit to be outstanding any Financial Indebtedness.

22.7.2	Clause 22.7.1 does not apply to:

(A)	any Financial Indebtedness incurred under the Finance Documents;

(B)	any Financial Indebtedness owed by a member of the Group to another member of the Group;

(C)	any derivative transaction protecting against or benefiting from fluctuations in any rate or price entered into in the ordinary course of business (but excluding transactions that are entered into for purely speculative purposes);

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(D)	any Financial Indebtedness incurred under intra-day facilities for dealer accounts held by any member of the Group; or

(E)	other Financial Indebtedness which in aggregate does not exceed USD60,000,000 or its equivalent in another currency or currencies at any time.

22.8	Mergers

22.8.1	No member of the Group may enter into any amalgamation, demerger, merger or corporate reconstruction.

22.8.2	Clause 22.8.1 does not apply to:

(A)	any merger or corporate reconstruction between members of the Group, provided that if the Company enters into such a merger or corporate reconstruction, the successor, surviving or transferee entity is the Company;

(B)	or any disposal permitted pursuant to Clause 22.6 (Disposals).

22.9	Change of business

The Company must ensure that no substantial change is made to the general nature of the business of the Company or the Group from that carried on at the Signing Date other than as a result of one or more disposals or mergers permitted under Clause 22.6 (Disposals) or Clause 22.8 (Mergers), respectively.

22.10	Restriction of dividends

Except as required by law or regulation, no member of the Group shall make or enter into any contractual arrangement which would have the result of restricting the payment of dividends from any member of the Group to another member of the Group.

22.11	Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions

22.11.1	The Company will take reasonable measures to ensure compliance by it and its Subsidiaries with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

22.11.2	The Company will not request any Loan, and the Company shall not use, and shall ensure that its Subsidiaries shall not use, the proceeds of any Loan:

(A)	in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws in any material respect;

(B)	for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person; or

(C)	in any manner that would result in the violation of any Sanctions applicable to any party hereto in any material respect.

22.11.3	The Company shall not (and the Company shall procure that its Subsidiaries will not), directly or knowingly indirectly, fund all or any part of any repayment or prepayment of a Loan with proceeds derived from any transaction with or activity involving, a Sanctioned Person or which would otherwise be in violation of Sanctions applicable to any party hereto in any material respect.

22.12	U.S. laws

22.12.1	No Obligor may:

(A)	extend credit for the purpose, directly or indirectly, of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose; or

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(B)	use any Loan, directly or indirectly, and whether immediately, incidentally or ultimately, to buy or carry Margin Stock or for any other purpose in violation of the Margin Regulations.

22.12.2	Each Obligor must promptly upon becoming aware of it notify the Facility Agent of the occurrence of an ERISA Event that, individually or when aggregated with all other ERISA Events, would have or would reasonably be expected to have a Material Adverse Effect.

22.12.3	An Obligor shall use commercially reasonable efforts to not allow, or permit any of its ERISA Affiliates to allow, any ERISA Event to occur with respect to any Employee Plan to the extent that any ERISA Event, individually or when aggregated with all other ERISA Events, would have a Material Adverse Effect.

23.	Events of Default

23.1	Events of Default

Each of the events or circumstances set out in this Clause 23 is an Event of Default (other than Clause 23.17 (Acceleration)).

23.2	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document in the manner and at the place and in the currency in which it is expressed to be payable, unless:

23.2.1	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

23.2.2	payment is made within five Business Days of its due date.

23.3	Financial covenants

Any requirement of Clause 21 (Financial covenants) is not satisfied.

23.4	Other obligations

23.4.1	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 23.2 (Non-payment), Clause 23.3 (Financial covenants), or paragraph (a) of the definition of Sanctions Event).

23.4.2	No Event of Default under Clause 23.4.1 will occur if the failure to comply is capable of remedy and is remedied within 21 Business Days of the earlier of (i) the Facility Agent giving notice to the Company of the failure to comply and (ii) any Obligor becoming aware of the failure to comply.

23.5	Misrepresentation

Any representation, warranty or statement made or deemed to be made by an Obligor in the Finance Documents (other than those referred to in paragraph (b) of the definition of Sanctions Event) or in any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made, unless the circumstances giving rise to the misrepresentation, breach of warranty or misstatement:

23.5.1	are capable of remedy; and

23.5.2	are remedied within 21 Business Days of the earlier of the Facility Agent giving notice of the misrepresentation, breach of warranty or misstatement to the Company and any Obligor becoming aware of the misrepresentation, breach of warranty or misstatement.

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23.6	Cross-default

23.6.1	Any of the following occurs in respect of any Obligor or any Material Subsidiary:

(A)	any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period and the obligation to pay is not being disputed in good faith);

(B)	any of its Financial Indebtedness is validly declared to be or otherwise becomes due and payable before its specified maturity as a result of an event of default (however described); or

(C)	any of its creditors becomes entitled to declare any of its Financial Indebtedness due and payable before its specified maturity as a result of any event of default (however described).

23.6.2	No Event of Default will occur under Clause 23.6.1 if:

(A)	the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within all or any of Clauses 23.6.1(A) to 23.6.1(C) is less than USD30,000,000 (or its equivalent in any other currency or currencies); or

(B)	the Financial Indebtedness is intra-Group debt.

23.7	Insolvency

23.7.1	Any Obligor or any Material Subsidiary:

(A)	is unable or admits inability to pay its debts as they fall due;

(B)	is deemed or is declared for the purposes of any applicable law to be unable to pay its debts as they fall due;

(C)	suspends making payments on any of its debts; or

(D)	by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

23.7.2	A moratorium is declared in respect of any indebtedness of any Obligor or any Material Subsidiary.

23.8	Insolvency proceedings

23.8.1	Except as provided below, any corporate action, legal proceedings or other formal procedure or step is taken in relation to:

(A)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or any Material Subsidiary other than a solvent liquidation or reorganisation of any Material Subsidiary;

(B)	a composition, compromise, assignment or arrangement with any creditor of any Obligor or any Material Subsidiary;

(C)	the appointment of a liquidator (other than in respect of a solvent liquidation), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any other Obligor or any Material Subsidiary or any material part of its assets;

(D)	enforcement of any Security Interest over any material part of the assets of any Obligor or any Material Subsidiary; or

(E)	any analogous procedure or step is taken in any jurisdiction.

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23.8.2	Clause 23.8.1 does not apply to a petition for winding-up presented by a creditor which is frivolous or vexatious or which is being contested in good faith and with due diligence, and, in each case, is discharged, stayed or dismissed within 30 days of commencement.

23.9	Creditors' process

Any expropriation, attachment, sequestration, distress, execution or analogous event affects any asset or assets of any Obligor or any Material Subsidiary having an aggregate value of USD25,000,000 and is not discharged within 30 days of commencement.

23.10	Cessation of business

Any Obligor or any Material Subsidiary ceases, or threatens to cease, to carry on business except as a result of one or more disposals or mergers allowed under this Agreement.

23.11	Ownership of the Obligors

An Obligor (other than the Company) is not or ceases to be (directly or indirectly) a wholly-owned Subsidiary of the Company.

23.12	Unlawfulness

23.12.1	It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

23.12.2	Subject to the Legal Reservations, any Finance Document is not effective in accordance with its terms or is alleged by an Obligor to be ineffective in accordance with its terms in a manner that is a materially prejudicial to the interests of the Lenders (taken as a whole).

23.13	Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

23.14	Material adverse change

Any event or series of events occurs which has or could reasonably be expected to have a Material Adverse Effect.

23.15	Employee Plans

Any ERISA Event shall have occurred and the liability of any Obligor or its ERISA Affiliates, individually or when aggregated with all other ERISA Events, would have or would be reasonably expected to have a Material Adverse Effect.

23.16	United States Bankruptcy Laws

23.16.1	In this Clause 23.16:

"U.S. Bankruptcy Law" means the United States Bankruptcy Code or any other United States Federal or State bankruptcy, insolvency or similar law.

23.16.2	Any of the following occurs in respect of a U.S. Debtor

(A)	it makes a general assignment for the benefit of creditors;

(B)	it commences a voluntary case or proceeding under any U.S. Bankruptcy Law; or

(C)	an involuntary case under any U.S. Bankruptcy Law is commenced against it and is not dismissed or stayed within 60 days after commencement of the case; or

(D)	an order for relief or other order approving any case or proceeding is entered under any U.S. Bankruptcy Law.

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23.17	Acceleration

23.17.1	If an Event of Default is continuing, the Facility Agent may, and must if so instructed by the Majority Lenders, by notice to the Company:

(A)	cancel all or part of the Total Commitments;

(B)	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable; and/or

(C)	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be payable on demand by the Facility Agent acting on the instructions of the Majority Lenders, and any such notice will take effect in accordance with its terms.

23.17.2	If an Event of Default described in Clause 23.16 (United States Bankruptcy Laws) occurs, the Total Commitments will, if not already cancelled under this Agreement, be immediately and automatically cancelled and all amounts outstanding under the Finance Documents will be immediately and automatically due and payable, without the requirement of notice or any other formality.

24.	Changes to the Lenders

24.1	Assignments and transfers by the Lenders

Subject to the other provisions of this Clause 24, a Lender (the "Existing Lender") may:

24.1.1	assign any of its rights; or

24.1.2	transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution (the "New Lender").

24.2	Conditions of assignment or transfer

24.2.1	The prior written consent of the Company is required for an assignment or transfer unless the assignment or transfer is:

(A)	to another Lender or an Affiliate of a Lender (subject to Clause 24.2.3(B)); or

(B)	effected at a time when an Event of Default is continuing.

24.2.2	The consent of the Company to an assignment or transfer (if required) must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent ten Business Days after the Company is given notice of the request unless consent is expressly refused by the Company within that time.

24.2.3	For the avoidance of the doubt:

(A)	the Company's withholding of consent on the basis of the credit rating of an assignee or transferee shall be deemed to be reasonable; and

(B)	the Company may restrict transfers to any Affiliate of a Lender who does not, in the ordinary course of its business, lend facilities of this type and does not have a long-term credit rating of at least BBB/Baa2.

24.2.4	An assignment will only be effective on:

(A)	receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will, in relation to the assigned rights, assume obligations to the other Parties equivalent to those it would have been under if it had been an Original Lender; and

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(B)	performance by the Facility Agent of any "know your customer" checks or other similar checks required under any applicable law or regulation in relation to such assignment to a New Lender, the completion of which the Facility Agent must notify to the Existing Lender and the New Lender promptly.

24.2.5	If the consent of the Company is required for any assignment or transfer, the Facility Agent is not obliged to enter into a Transfer Certificate or Assignment Agreement if the Company withholds its consent (irrespective of whether it is being reasonable in withholding that consent).

24.2.6	A transfer will only be effective if the procedure set out in Clause 24.5 (Procedure for transfer) is complied with.

24.2.7	If:

(A)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(B)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a Tax Payment or a payment relating to Increased Costs,

then the relevant Obligor need only make that Tax Payment or payment relating to Increased Costs to the same extent that it would have been obliged to pay if the assignment, transfer or change had not occurred. This Clause 24.2.7 will not apply:

(C)	in respect of an assignment or transfer made as a result of Clause 16 (Mitigation by the Lenders); or

(D)	in relation to Clause 13.2 and 13.3 (Tax gross-up and indemnities) in respect of an assignment or transfer to a Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with Clause 13.2.7(B)(2) (Tax gross-up) if the Obligor making the payment has not made a Borrower DTTP Filing (as defined in Clause 13.1.1 (Definitions)) in respect of that Treaty Lender.

24.2.8	Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms that:

(A)	the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or before the date on which the transfer or assignment becomes effective in accordance with this Agreement; and

(B)	it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

24.3	Assignment, transfer and accordion accession fees

Unless the Facility Agent otherwise agrees, a New Lender or an Accession Lender must, on or before the date on which an assignment or transfer or Accordion Increase (as the case may be) takes effect, pay to the Facility Agent (for its own account) a fee of USD3,500.

24.4	Limitation of responsibility of Existing Lenders

24.4.1	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(A)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(B)	the financial condition of any Obligor;

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(C)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(D)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

24.4.2	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(A)	has made (and must continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities (including the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(B)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

24.4.3	Nothing in any Finance Document obliges an Existing Lender to:

(A)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or

(B)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

24.5	Procedure for transfer

24.5.1	Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer), a transfer is effected in accordance with Clause 24.5.3 when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent must, subject to Clause 24.5.2, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement, execute that Transfer Certificate.

24.5.2	The Facility Agent is only obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied with the results of any "know your customer" checks or other similar checks required under any applicable law or regulation in relation to the transfer to such New Lender.

24.5.3	Subject to Clause 24.9 (Pro rata interest settlement), on the Transfer Date:

(A)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents, each of the Obligors and the Existing Lender will be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents will be cancelled (being the "Discharged Rights and Obligations");

(B)	each of the Obligors and the New Lender will assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(C)	each Administrative Party, the New Lender and other Lenders will acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent each Administrative Party and the Existing Lender will each be released from further obligations to each other under the Finance Documents; and

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(D)	the New Lender will become a Party as a "Lender".

24.5.4	Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to enter into and deliver any duly completed Transfer Certificate on its behalf.

24.6	Procedure for assignment

24.6.1	Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer), an assignment may be effected in accordance with Clause 24.6.3 when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent must, subject to Clause 24.6.2, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

24.6.2	The Facility Agent is only obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied with the results of any "know your customer" checks or other similar checks required under any applicable law or regulation in relation to the assignment to such New Lender.

24.6.3	Subject to Clause 24.9 (Pro rata interest settlement), on the Transfer Date:

(A)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(B)	the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the "Relevant Obligations") and expressed to be the subject of the release in the Assignment Agreement;

(C)	the New Lender will become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations;

(D)	if the assignment relates only to part of the Existing Lender's participation in the outstanding Loans, that part will be separated from the Existing Lender's participation in the outstanding Loans, made an independent debt and assigned to the New Lender as a whole debt; and

(E)	the Facility Agent's execution of the Assignment Agreement as agent for the Company will constitute notice to the Company of the assignment.

24.6.4	Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to enter into and deliver any duly completed Assignment Agreement on its behalf.

24.6.5	Lenders may utilise procedures other than those set out in this Clause 24.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 24.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 24.2 (Conditions of assignment or transfer).

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24.7	Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to the Company

The Facility Agent must, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Company a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

24.8	Security over Lenders' rights

In addition to the other rights provided to Lenders under this Clause 24, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender to a federal reserve or central bank, except that no such charge, assignment or Security Interest will:

24.8.1	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

24.8.2	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

24.9	Pro rata interest settlement

24.9.1	If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders, then (in respect of any transfer pursuant to Clause 24.5 (Procedure for transfer) or any assignment pursuant to Clause 24.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of that notification and is not on the last day of an Interest Period):

(A)	any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time will continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and will become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(B)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that:

(C)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(D)	the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 24.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

24.9.2	In this Clause 24.9, references to "Interest Periods" will be construed to include a reference to any other period for accrual of fees.

24.10	Affiliates of Lenders

24.10.1	Each Lender may fulfil its obligations in respect of any Loan through an Affiliate if:

(A)	the relevant Affiliate is specified in this Agreement as a Lender or becomes a Lender by means of a Transfer Certificate or Assignment Agreement in accordance with this Agreement; and

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(B)	the Loan or Loans in which that Affiliate will participate are specified in this Agreement or in a notice given by that Lender to the Facility Agent and the Company.

In this event, the Lender and its Affiliate will participate in such Loan or Loans in the manner provided for in the notice referred to in paragraph (B).

24.10.2	If Clause 24.10.1 applies, the Lender and its Affiliate will be treated as having a single Commitment and a single vote, but, for all other purposes, will be treated as separate Lenders.

24.10.3	Any Affiliate nominated under this Clause 24.10 must be notified to the Facility Agent.

25.	Changes to the Obligors

25.1	Assignment and transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

25.2	Additional Guarantors

25.2.1	Subject to compliance with Clause 25.2.4, if a Subsidiary is to become an Additional Guarantor, the Company must notify the Facility Agent (and the Facility Agent must notify the Lenders promptly of its receipt of that notice). That Subsidiary will, subject to Clause 25.2.2, become an Additional Guarantor if:

(A)	in the case of a Subsidiary that is not incorporated in the same jurisdiction as an existing Obligor, that Subsidiary has been approved by all Lenders;

(B)	the Company delivers to the Facility Agent a duly completed and executed Accession Letter; and

(C)	the Facility Agent has received all of the documents and other evidence listed in Part B (Conditions precedent required to be delivered by an Additional Guarantor) of Schedule 2 (Conditions precedent) in relation to that Subsidiary becoming an Additional Guarantor, each in form and substance satisfactory to the Facility Agent.

25.2.2	The relevant Subsidiary will become an Additional Guarantor when the Facility Agent notifies the other Finance Parties and the Company that it has received all of the documents and other evidence referred to in Clauses 25.2.1(B) and 25.2.1(C). The Facility Agent must give this notification as soon as reasonably practicable.

25.2.3	Except to the extent that the Majority Lenders notify the Facility Agent to the contrary before the Facility Agent gives the notification described in Clause 25.2.2, each Lender authorises (but does not require) the Facility Agent to give that notification. The Facility Agent will not be liable for any cost, loss or liability whatsoever any person incurs as a result of the Facility Agent giving any such notification.

25.2.4	If the accession of an Additional Guarantor requires any Finance Party or prospective new Lender to carry out "know your customer" checks or other similar checks under any applicable law or regulation in circumstances where the necessary information is not already available to it, the Company must, promptly on request by any Finance Party, supply, or procure the supply of, any documentation or other evidence reasonably requested by that Finance Party (whether for itself, or on behalf of any other Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of those checks.

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25.3	Repetition of representations

Delivery of an Accession Letter to the Facility Agent constitutes confirmation by the relevant Subsidiary that the Repeating Representations are correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

25.4	Resignation of a Guarantor

25.4.1	The Company may request that a Guarantor ceases to be a Guarantor by delivering to the Facility Agent a Resignation Letter.

25.4.2	The Facility Agent must accept a Resignation Letter and notify the Company and the Lenders promptly of its acceptance if:

(A)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case);

(B)	no amount owing by that Guarantor under any Finance Document is outstanding; and

(C)	all the Lenders have consented to the Company's request.

25.4.3	The Guarantor will cease to be a Guarantor when the Facility Agent gives the notification to the Company referred to in Clause 25.4.2.

25.4.4	In the case of the Original Guarantor only, the Original Guarantor shall cease to be a Guarantor and shall be released from its obligations as a Guarantor under the Finance Documents upon the receipt by the Facility Agent of a duly completed Resignation Letter in respect of the Original Guarantor together with a confirmation that:

(A)	the Original Guarantor has no outstanding obligations under the 2025 Senior Notes or any Financial Indebtedness incurred to refinance the 2025 Senior Notes; and

(B)	no Default is continuing or would result from the resignation of the Original Guarantor.

26.	Role of the Administrative Parties

26.1	The Facility Agent

26.1.1	Each other Finance Party appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

26.1.2	Each other Finance Party authorises the Facility Agent to:

(A)	perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions; and

(B)	enter into and deliver each Finance Document expressed to be entered into by the Facility Agent.

26.2	Instructions

26.2.1	The Facility Agent:

(A)	must exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by:

(1)	all Lenders if a Finance Document stipulates the matter is an all Lender decision;

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(2)	the relevant Finance Party or group of Finance Parties if a Finance Document stipulates the matter is a decision for that Finance Party or group of Finance Parties; and

(3)	in all other cases, the Majority Lenders; and

(B)	will not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with paragraph (A).

26.2.2	The Facility Agent may request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates that the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and it may refrain from acting unless and until it receives any instructions or clarification that it has requested.

26.2.3	Except in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders will override any conflicting instructions given by any other Party or Parties and will be binding on all Finance Parties.

26.2.4	Clause 26.2.1 does not apply:

(A)	where a contrary indication appears in a Finance Document;

(B)	where a Finance Document requires the Facility Agent to act in a specified manner or to take a specified action; and

(C)	in respect of any provision which protects the Facility Agent's own position in its personal capacity as opposed to its role of Facility Agent including, without limitation, Clause 26.5 (No fiduciary duties) to Clause 26.10 (Exclusion of liability) and Clause 26.14 (Confidentiality) to Clause 26.18 (Notice period).

26.2.5	If giving effect to instructions given by the Majority Lenders would (in the Facility Agent's opinion) have an effect equivalent to an amendment or waiver referred to in Clause 35 (Amendments and waivers), the Facility Agent will not act in accordance with those instructions unless it obtains consent to do so from each Party whose consent would have been required in respect of that amendment or waiver.

26.2.6	The Facility Agent may refrain from acting in accordance with the instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

26.2.7	Without prejudice to the remainder of this Clause 26.2, in the absence of instructions the Facility Agent may act (or refrain from taking any action) as it considers to be in the best interests of all the Finance Parties.

26.2.8	The Facility Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document.

26.3	Duties of the Facility Agent

26.3.1	The duties, obligations and responsibilities of the Facility Agent under the Finance Documents are solely mechanical and administrative in nature.

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26.3.2	Subject to Clause 26.3.3, the Facility Agent must promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

26.3.3	Without prejudice to Clause 24.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to the Company), Clause 26.3.2 does not apply to any Transfer Certificate, Assignment Agreement or Increase Confirmation.

26.3.4	Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

26.3.5	If the Facility Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it must promptly notify the other Finance Parties.

26.3.6	If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than an Administrative Party) under this Agreement, it must promptly notify the other Finance Parties.

26.3.7	The Facility Agent has only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is a party (and no others will be implied).

26.4	Role of the Arrangers

Except where a Finance Document specifically provides otherwise, no Arranger has any obligations of any kind to any other Party under or in connection with any Finance Document.

26.5	No fiduciary duties

26.5.1	Nothing in any Finance Document makes an Administrative Party a trustee or fiduciary of any other person.

26.5.2	No Administrative Party will be bound to account to any other Finance Party for any sum or the profit element of any sum received by it for its own account.

26.6	Business with the Group

26.6.1	Each Administrative Party may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group or its related entities.

26.6.2	If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

26.6.3	Each Administrative Party may carry on any business with any member of the Group or its related entities (including acting as an agent or a trustee in connection with any other financing).

26.7	Rights and discretions

26.7.1	The Facility Agent may:

(A)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(B)	assume that:

(1)	any instructions it receives from the Majority Lenders, any Finance Party or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and

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(2)	unless it has received notice of revocation, that those instructions have not been revoked; and

(C)	without prejudice to the generality of paragraph (B), rely on a certificate from any person:

(1)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(2)	to the effect that the person approves of any particular dealing, transaction, step, action or thing,

(3)	as sufficient evidence that that is the case and, in the case of paragraph (1), may assume the truth and accuracy of that certificate.

26.7.2	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as Facility Agent) that:

(A)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.2 (Non-payment));

(B)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(C)	any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

26.7.3	The Facility Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts selected by it (including those representing a Party other than the Facility Agent).

26.7.4	Without prejudice to the generality of Clause 26.7.3 or Clause 26.7.5, the Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent, in its reasonable opinion, deems this to be necessary.

26.7.5	The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and will not be liable for any cost, loss or liability whatsoever any person incurs or any diminution in value arising as a result of the Facility Agent so relying.

26.7.6	Each Administrative Party may act in relation to the Finance Documents through its officers, employees and agents.

26.7.7	Except where a Finance Document specifically provides otherwise, the Facility Agent may disclose to any other Party any information it reasonably believes it has received as the Facility Agent under the Finance Documents.

26.7.8	Without prejudice to the generality of Clause 26.7.7 above, the Facility Agent:

(A)	may disclose; and

(B)	on the written request of the Company or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Company and to the other Finance Parties.

26.7.9	Notwithstanding any other provision of any Finance Document to the contrary:

(A)	no Administrative Party is obliged to do or omit to do anything (including disclosing any information) if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality or otherwise be actionable by any person; and

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(B)	an Administrative Party may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

26.7.10	Notwithstanding any other provision of any Finance Document to the contrary, no Administrative Party is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of those funds or adequate indemnity against, or security for, that risk or liability is not reasonably assured to it.

26.8	Responsibility for documentation

26.8.1	No Administrative Party is responsible or liable for:

(A)	the adequacy, accuracy or completeness of any statement or information (whether oral or written) made, given or supplied by any person in or in connection with any Finance Document or the Information Memorandum or the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(B)	the legality, validity, effectiveness, adequacy, completeness or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(C)	any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

26.8.2	Except as provided above, the Facility Agent has no duty:

(A)	either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the Signing Date; or

(B)	unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.

26.9	No duty to monitor

The Facility Agent is not obliged to monitor or enquire as to:

26.9.1	whether a Default has occurred;

26.9.2	the performance, default or any breach by any Party of its obligations under any Finance Document; or

26.9.3	whether any other event specified in any Finance Document has occurred.

26.10	Exclusion of liability

26.10.1	Without limiting Clause 26.10.2 (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of any Administrative Party), no Administrative Party will be liable (whether in contract, tort or otherwise) for:

(A)	any cost, loss or liability whatsoever any person incurs or any diminution in value arising as a result of the Administrative Party taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence, wilful misconduct or fraud;

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(B)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into or made under or in connection with, or executed in anticipation of, any Finance Document, other than by reason of its gross negligence, wilful misconduct or fraud; or

(C)	without prejudice to the generality of paragraphs (A) and (B) above, any cost, loss or liability whatsoever any person incurs or any diminution in value (whether caused by the Administrative Party's negligence, gross negligence or any other category of liability whatsoever, but not including any claim based on fraud of the Administrative Party) arising as a result of:

(1)	any act, event or circumstance not reasonably within its control; or

(2)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) any such cost, loss, liability or diminution in value arising as a result of:

(a)	nationalisation, expropriation or other governmental action;

(b)	any regulation, currency restriction, devaluation or fluctuation;

(c)	market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event);

(d)	breakdown, failure or malfunction of any third party transport, telecommunications, computer services or other systems;

(e)	any natural disaster or act of God;

(f)	war, terrorism, insurrection or revolution; or

(g)	any strike or industrial action.

26.10.2	No Party (other than the relevant Administrative Party) may take any proceedings against any officer, employee or agent of an Administrative Party in respect of any claim it might have against that Administrative Party or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document.

26.10.3	Any officer, employee or agent of an Administrative Party may enforce and enjoy the benefit of any Clause which expressly confers rights on it, subject to Clause 1.3.2 (Third party rights) and the provisions of the Third Parties Act.

26.10.4	The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

26.10.5	(A) Nothing in this Agreement obliges any Administrative Party to:

(1)	perform any "know your customer" checks or other similar checks in relation to the identity of any person; or

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(2)	check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party.

(B)	Each Finance Party confirms to each Administrative Party that it is solely responsible for any "know your customer" checks or other similar checks it is required to carry out and that it may not rely on any statement in relation to those checks made by any Administrative Party.

26.10.6	Without prejudice to any other provision of any Finance Document excluding or limiting the liability of any Administrative Party, any liability of an Administrative Party arising under or in connection with any Finance Document is limited to the amount of actual loss suffered (as determined by reference to the date of that Administrative Party's default or, if later, the date on which the loss arises as a result of the default) but without reference to any special conditions or circumstances known to that Administrative Party at any time which increase the amount of that loss. In no event will an Administrative Party be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not that Administrative Party was advised of the possibility of such loss or damages.

26.11	Lenders' indemnity to the Facility Agent

26.11.1	Without limiting the liability of any Obligor under the Finance Documents, each Lender must (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately before their reduction to zero) indemnify the Facility Agent against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Facility Agent (other than by reason of the Facility Agent's gross negligence, wilful misconduct or fraud) (or, in the case of any cost, loss or liability pursuant to Clause 29.11 (Disruption to payment systems), notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever, but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by an Obligor pursuant to a Finance Document).

26.11.2	Subject to Clause 26.11.3, the Company must immediately on demand reimburse any Lender for any payment that Lender makes to the Facility Agent under Clause 26.11.1.

26.11.3	Clause 26.11.2 does not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Facility Agent to an Obligor.

26.12	Resignation of the Facility Agent

26.12.1	The Facility Agent may resign and appoint one of its Affiliates (acting through an office in the UK) as its successor by giving notice to the other Finance Parties and the Company.

26.12.2	Alternatively, the Facility Agent may resign by giving 30 days' notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the other Finance Parties and the Company) may appoint a successor Facility Agent.

26.12.3	If the Majority Lenders have not appointed a successor Facility Agent in accordance with Clause 26.12.2 within 20 days after notice of resignation was given, the retiring Facility Agent (after consultation with the other Finance Parties and the Company) may appoint a successor Facility Agent.

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26.12.4	If the Facility Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Facility Agent is entitled to appoint a successor Facility Agent under Clause 26.12.3, the Facility Agent may (subject to the prior consent of the Company) agree with the proposed successor Facility Agent amendments to this Clause and any other term of this Agreement or any other Finance Document dealing with the rights or obligations of the Facility Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the facility agency fee payable under this Agreement which are consistent with the successor Facility Agent's normal fee rates and those amendments will bind the Parties.

26.12.5	The retiring Facility Agent must, at its own cost:

(A)	make available to the successor Facility Agent any documents and records and provide any assistance the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents; and

(B)	enter into and deliver to the successor Facility Agent those documents and effect any registrations as may be reasonably required for the transfer or assignment of all of its rights and benefits under the Finance Documents to the successor Facility Agent.

26.12.6	The Facility Agent's resignation will only take effect on the appointment of a successor.

26.12.7	When its resignation takes effect:

(A)	the retiring Facility Agent will be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 26.12.5) but will remain entitled to the benefit of Clause 15.3 (Indemnity to the Facility Agent) and this Clause 26;

(B)	the Company must immediately pay to the retiring Facility Agent any facility agency fees that have accrued for the account of the retiring Facility Agent and no further agency fees will accrue for the account of the retiring Facility Agent; and

(C)	any successor and each of the other Parties will have the same rights and obligations among themselves as they would have had if such successor had been an original Party.

26.12.8	The Facility Agent shall resign in accordance with Clause 26.12.2 (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to Clause 26.12.3) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(A)	the Facility Agent fails to respond to a request under Clause 13.8 (FATCA information) and the Company or a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(B)	the information supplied by the Facility Agent pursuant to Clause 13.8 (FATCA information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(C)	the Facility Agent notifies the Company and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and, in each case, the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Facility Agent, requires it to resign.

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26.13	Replacement of the Facility Agent

26.13.1	After consultation with the Company, the Majority Lenders may, by giving 30 days' notice to the Facility Agent (or, at any time the Facility Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Facility Agent by appointing a successor Agent (acting through an office in the United Kingdom or the Republic of Ireland).

26.13.2	The retiring Facility Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

26.13.3	The appointment of the successor Facility Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Facility Agent. As from this date, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 26.13.2 but shall remain entitled to the benefit of Clause 15.3 (Indemnity to the Facility Agent) and this Clause 26 (and any agency fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date).

26.13.4	Any successor Facility Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

26.14	Confidentiality

26.14.1	In acting as agent for the Finance Parties, the Facility Agent will be regarded as acting through its agency division which will be treated as a separate entity from any other of its divisions or departments.

26.14.2	If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent will not be deemed to have notice of it.

26.14.3	The Facility Agent is not obliged to disclose to any person any confidential information supplied to it by or on behalf of a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required in respect of any term of the Finance Documents.

26.15	Relationship with the Lenders

26.15.1	Subject to Clause 24.9 (Pro rata interest settlement), the Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(A)	entitled to or liable for any payment due under any Finance Document on that day; and

(B)	entitled to receive and act on any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days' notice from that Lender to the contrary in accordance with the terms of this Agreement.

26.15.2	The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

26.15.3	(A)	Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.

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(B)	Any such notice:

(1)	must contain the address and (where communication by electronic mail or other electronic means is permitted under this Agreement) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made); and

(2)	will be treated as a notification of a substitute address, electronic mail address (or such other information), and department or officer, by that Lender for the purposes of the Finance Documents.

(C)	The Facility Agent is entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

26.16	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Administrative Parties that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including without limitation:

26.16.1	the financial condition, status and nature of each member of the Group;

26.16.2	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

26.16.3	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

26.16.4	the adequacy, accuracy or completeness of the Information Memorandum and any other information provided by the Facility Agent, any other Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

26.17	Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents, that Party will be regarded as having received the amount so deducted.

26.18	Notice period

Unless expressly provided to the contrary, where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

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26.19	Amounts paid in error

26.19.1	If the Facility Agent pays an amount to another Party and the Facility Agent notifies that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date falling three Business Days after the date of notification by the Facility Agent to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

26.19.2	Neither:

(A)	the obligations of any Party to the Facility Agent; nor

(B)	the remedies of the Facility Agent,

(whether arising under this Clause 26.19 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this Clause 26.19.2, would reduce, release or prejudice any such obligation or remedy (whether or not known by the Facility Agent or any other Party).

26.19.3	All payments to be made by a Party to the Facility Agent (whether made pursuant to this Clause 26.19 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

26.19.4	In this Agreement, "Erroneous Payment" means a payment of an amount by the Facility Agent to another Party which the Facility Agent determines (in its sole discretion) was made in error.

27.	Conduct of business by the Finance Parties

No provision of any Finance Document will:

27.1.1	interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

27.1.2	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

27.1.3	oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computations in respect of Tax.

28.	Sharing among the Finance Parties

28.1	Payments to Finance Parties

If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 29 (Payment mechanics) and applies that amount to a payment due under a Finance Document, then:

28.1.1	the Recovering Finance Party must, within three Business Days, notify details of the receipt or recovery to the Facility Agent;

28.1.2	the Facility Agent must determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have received had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 29 (Payment mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

28.1.3	the Recovering Finance Party must pay to the Facility Agent an amount (the "Sharing Payment") equal to that receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 29.6 (Partial payments).

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28.2	Redistribution of payments

The Facility Agent must treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 29.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

28.3	Recovering Finance Party's rights

28.3.1	On a distribution by the Facility Agent under Clause 28.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

28.3.2	If and to the extent that the Recovering Finance Party is not able to rely on its rights under Clause 28.3.1, the relevant Obligor will owe the Recovering Finance Party a debt equal to the Sharing Payment which is immediately due and payable.

28.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

28.4.1	each Sharing Finance Party must, on request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount");

28.4.2	at the time of the request by the Facility Agent under Clause 28.4.1, the Sharing Finance Party will be subrogated to the rights of the Recovering Finance Party in respect of the relevant Redistributed Amount; and

28.4.3	if and to the extent that the Sharing Finance Party is not able to rely on its rights under Clause 28.4.2 as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

28.5	Exceptions

28.5.1	This Clause 28 will not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 28, have a valid and enforceable claim against the relevant Obligor.

28.5.2	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings if:

(A)	it notified that other Finance Party of the legal or arbitration proceedings; and

(B)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

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29.	Payment mechanics

29.1	Payments to the Facility Agent

29.1.1	On each date on which a Party is required to make a payment to the Facility Agent under a Finance Document, that Party must make the payment available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent to the Party concerned as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

29.1.2	Unless a Finance Document specifies that payments under it are to be made in another manner, each payment must be made to such account:

(A)	in the principal financial centre of the country of the relevant currency; or

(B)	in relation to a payment in euro, in the principal financial centre in such Participating Member State or London, as specified by the Facility Agent,

and with such bank as the Facility Agent, in each case, specifies.

29.2	Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided in this Clause 29, be paid by the Facility Agent to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office) as soon as reasonably practicable after receipt, to such account:

29.2.1	in the principal financial centre of the country of the relevant currency; or

29.2.2	in relation to a payment in euro, in the principal financial centre of such Participating Member State or London, as specified by that Party,

and with such bank as that Party, in each case, may notify to the Facility Agent by not less than five Business Days' notice.

29.3	Distributions to an Obligor

The Facility Agent may (with the consent of an Obligor or in accordance with Clause 30 (Set-off)) apply any amount received by it for that Obligor in or towards payment (promptly on receipt) of any amount due from that Obligor under the Finance Documents. For this purpose, the Facility Agent may apply the received sum in or towards the purchase of any amount of any currency to be paid.

29.4	Clawback and pre-funding

29.4.1	Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

29.4.2	Unless Clause 29.4.3 applies, if the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent has not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent must on demand refund that amount to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

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29.4.3	If the Facility Agent has notified the Lenders that it is willing to make available amounts for the account of the Company before receiving funds from the Lenders, then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Company:

(A)	the Facility Agent must notify the Company promptly of that Lender's identity and the Company must on demand refund it to the Facility Agent; and

(B)	the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Company must on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

29.5	Impaired Agent

29.5.1	If, at any time, the Facility Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Facility Agent may instead either:

(A)	pay that amount direct to the required recipient(s); or

(B)	if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with a bank or financial institution which has a rating for its long-term unsecured and non-credit-enhanced debt obligations of A+ or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or A1 or higher by Moody's Investor Services Limited or a comparable rating from an internationally recognised credit rating agency and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the "Paying Party") and designated as a trust account for the benefit of the Party beneficially entitled to that payment under the Finance Documents (the "Recipient Party").

In each case the payments must be made on the due date for payment under the Finance Documents.

29.5.2	All interest accrued on the amount standing to the credit of the trust account will be for the benefit of the Recipient Party or Recipient Parties pro rata to their respective entitlements.

29.5.3	A Party which has made a payment in accordance with this Clause 29 will be discharged of the relevant payment obligation under the Finance Documents and will not take any credit risk with respect to the amounts standing to the credit of the trust account.

29.5.4	Promptly on the appointment of a successor Facility Agent under this Agreement, each Paying Party must (other than to the extent that the relevant Party has given an instruction under Clause 29.5.5) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Facility Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with the Finance Documents.

29.5.5	A Paying Party must, promptly on request by a Recipient Party and to the extent:

(A)	that it has not given an instruction under Clause 29.5.4; and

(B)	that it has been provided with the necessary information by that Recipient Party,

give instructions to the bank with which the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

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29.6	Partial payments

29.6.1	If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent must apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(A)	first, in or towards payment pro rata of any unpaid amount owing to the Administrative Parties under the Finance Documents;

(B)	secondly, in or towards payment pro rata of any accrued interest, fees or commission due but unpaid under this Agreement;

(C)	thirdly, in or towards payment pro rata of any principal sum due but unpaid under this Agreement; and

(D)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

29.6.2	The Facility Agent must, if so directed by the Majority Lenders, vary the order set out in Clauses 29.6.1(B) to 29.6.1(D) above.

29.6.3	Clauses 29.6.1 and 29.6.2 above will override any appropriation made by an Obligor.

29.7	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents will be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

29.8	Business Days

29.8.1	Any payment under the Finance Documents which is due to be made on a day that is not a Business Day will be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

29.8.2	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

29.9	Currency of account

29.9.1	Unless a Finance Document specifies otherwise, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

29.9.2	A repayment of a Loan or Unpaid Sum or part of a Loan or Unpaid Sum will be made in the currency in which that Loan or Unpaid Sum is denominated under this Agreement on its due date.

29.9.3	Each payment of interest must be made in the currency in which the sum in respect of which the interest is payable was denominated under this Agreement when that interest accrued.

29.9.4	Each payment in respect of costs, expenses or Taxes must be made in the currency in which the costs, expenses or Taxes are incurred.

29.9.5	Any amount expressed to be payable in a currency other than the Base Currency will be paid in that other currency.

29.10	Change of currency

29.10.1	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(A)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country will be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Company); and

(B)	any translation from one currency or currency unit to another will be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

29.10.2	If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will, to the extent the Facility Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise reflect the change in currency.

29.11	Disruption to payment systems

29.11.1	If the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Company that a Disruption Event has occurred:

(A)	the Facility Agent may, and must if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facility as the Facility Agent may decide are necessary in the circumstances;

(B)	the Facility Agent is not obliged to consult with the Company in relation to any changes if, in its opinion, it is not practicable to do so in the circumstances and, in any event, is not obliged to agree to any changes; and

(C)	the Facility Agent may consult with the Finance Parties in relation to any changes but is not obliged to do so if, in its opinion, it is not practicable to do so in the circumstances.

29.11.2	Any agreement between the Facility Agent and the Company will (whether or not it is finally determined that a Disruption Event has occurred) be binding on the Parties as an amendment to (or, as the case may be, a waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 35 (Amendments and waivers).

29.11.3	Notwithstanding any other provision of this Agreement, the Facility Agent will not be liable (whether in contract, tort or otherwise and whether caused by the Facility Agent's negligence, gross negligence or any other category of liability whatsoever, but not including any claim based on the fraud of the Facility Agent) for any cost, loss or liability whatsoever any person incurs or any diminution in value arising as a result of the Facility Agent taking or not taking any action under or in connection with this Clause 29.11.

29.11.4	The Facility Agent must notify the Finance Parties promptly of all changes agreed pursuant to Clause 29.11.2.

29.12	Timing of payments

If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the person to whom the payment is to be made (or, if that person is a Finance Party, the Facility Agent).

30.	Set-off

While an Event of Default is continuing, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. That Finance Party will promptly notify that Obligor of any such set-off or conversion.

31.	Notices

31.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents must be made in writing and, unless otherwise stated, may be made by email or letter.

31.2	Addresses

31.2.1	Except as provided below, the contact details of each Party for any communication to be made or delivered under or in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

31.2.2	The contact details of the Company for this purpose are:

Address:	201 Bishopsgate, London, EC2M 3AE, United Kingdom

Email:	roger.thompson@janushenderson.com
michelle.rosenberg@janushenderson.com

Attention:	Roger Thompson (CFO) and Michelle Rosenberg (General Counsel and Company Secretary)

31.2.3	The contact details of the Original Guarantor for this purpose are:

Address:	151 Detroit Street, Denver, Colorado 80206 USA

Email:	Brennan.hughes@janushenderson.com

Michelle.rosenberg@janushenderson.com

Attention:	Brennan Hughes (Treasurer) and Michelle Rosenberg (General Counsel)

31.2.4	The contact details of the Facility Agent for this purpose are:

Address:	Two Park Place, Hatch Street, Dublin 2, Ireland

Email:	Emealendingopsagencybilat@bofa.com

Attention:	Joanna Harris

31.2.5	Any Party may change its contact details by giving five Business Days' notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

31.3	Delivery

31.3.1	Except as provided below, any communication made or delivered by one Party to another under or in connection with the Finance Documents will only be effective:

(A)	if by way of email, when received in legible form; or

(B)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer.

31.3.2	Any communication to be made or delivered to the Facility Agent will be effective only when actually received by the Facility Agent.

31.3.3	All communications from or to an Obligor must be sent through the Facility Agent.

31.3.4	All communications from or to an Obligor (other than the Company) must be sent through the Company.

31.3.5	Each Obligor (other than the Company) irrevocably appoints the Company to act as its agent:

(A)	to give and receive all communications under or in connection with the Finance Documents;

(B)	to exercise any rights or discretions on its behalf under the Finance Documents;

(C)	to supply all information concerning itself to any Finance Party; and

(D)	to sign all documents on its behalf under or in connection with the Finance Documents.

31.3.6	Any communication made or delivered to the Company in accordance with this Clause 31 will be deemed to have been made or delivered to each of the Obligors.

31.3.7	Each Finance Party may assume that any communication made by the Company (or by the Company on behalf of an Obligor) is made with the consent of each other Obligor.

31.3.8	Any communication which would otherwise become effective on a non-working day or after business hours in the place of receipt will be deemed only to become effective on the next working day in that place.

31.4	Notification of address and email address

Promptly on receipt of notification of a Party's contact details or a change of a Party's contact details, the Facility Agent must notify the other Parties.

31.5	Electronic communication

31.5.1	Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website), if those two Parties:

(A)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(B)	notify each other of any change to their electronic mail address or any other such information supplied by them by not less than five Business Days' notice.

31.5.2	Any electronic communication or delivery as specified in Clause 31.6.1 above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is an accepted form of communication or delivery.

31.5.3	For the purposes of the Finance Documents, an electronic communication or delivery will be treated as being in writing.

31.5.4	Any electronic communication or document as specified in Clause 31.6.1 above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Facility Agent only if it is addressed in such a manner as the Facility Agent may specify for this purpose.

31.5.5	Any electronic communication which would otherwise become effective, in accordance with Clause 31.6.4 above, after 5:00 p.m. in the place in which the Party to whom the relevant communication or document is sent (or made available) has its address for the purposes of this Agreement will be deemed only to become effective on the next working day in that place.

31.5.6	Any reference in a Finance Document to a communication being sent or received or a document being delivered will be construed to include that communication or document being made available in accordance with this Clause 31.6.

31.6	Communication when Facility Agent is Impaired Agent

If the Facility Agent is an Impaired Agent, the Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly and (while the Facility Agent is an Impaired Agent) all the provisions of the Finance Document which require communications to be made or notices to be given to or by the Facility Agent will be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision will not operate after a replacement Facility Agent has been appointed.

31.7	English language

31.7.1	Any communication made under or in connection with any Finance Document must be in English.

31.7.2	All other documents provided under or in connection with any Finance Document must be:

(A)	in English; or

(B)	if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

32.	Calculations and certificates

32.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

32.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

32.3	Day count conventions and interest calculation

32.3.1	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:

(A)	on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and

(B)	subject to Clause 32.3.2 below, without rounding.

32.3.2	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to two decimal places.

33.	Partial invalidity

If, at any time, any term of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, that will not affect:

33.1.1	the legality, validity or enforceability in that jurisdiction of any other term of any Finance Document; or

33.1.2	the legality, validity or enforceability in other jurisdictions of that or any other term of any Finance Document.

34.	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document will operate as a waiver, nor will any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law and may be waived only in writing and specifically.

35.	Amendments and waivers

35.1	Required consents

35.1.1	Except as provided in this Clause 35, any term of or any right or remedy under a Finance Document may be amended or waived only with the consent of the Company and the Majority Lenders and any such amendment or waiver will be binding on all the Parties.

35.1.2	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 35. The Facility Agent must notify the other Parties promptly of any amendment or waiver effected by it under this Clause 35.1.2.

35.1.3	Each Guarantor agrees to any amendment or waiver permitted by this Clause 35 which is agreed to by the Company.

35.2	All Lender matters

Subject to Clause 35.4 (Changes to reference rates), an amendment or waiver of any term of or any right or remedy under a Finance Document that has the effect of changing or which relates to:

35.2.1	the definition of "Majority Lenders", "Sanctioned Person", "Sanctions" or "Sanctions Event" in Clause 1.1 (Definitions);

35.2.2	other than pursuant to Clause 2.5 (Extension), an extension of the date of payment of any amount to or for the account of a Lender under the Finance Documents;

35.2.3	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to or for the account of a Lender under the Finance Documents;

35.2.4	other than pursuant to Clause 2.3 (Increase) or Clause 2.4 (Accordion Increase in Commitments), an increase in any Commitment or the Total Commitments or an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;

35.2.5	a release of an Obligor other than in accordance with the terms of this Agreement;

35.2.6	any provision of a Finance Document which expressly requires the consent of all the Lenders;

35.2.7	Clause 2.2 (Finance Parties' rights and obligations), Clause 8.2 (Change of control), Clause 8.3 (Sanctions Event), Clause 8.11 (Application of prepayments), Clause 19.15 (Anti-Corruption law, Anti-Money Laundering laws, sanctions and Patriot Act), Clause 22.11 (Anti-Corruption law, Anti-Money Laundering laws and Sanctions), Clause 24 (Changes to the Lenders), Clause 28 (Sharing among the Finance Parties), Clause 39 (Contractual Recognition of Bail-In), Clause 42.1 (Jurisdiction) or this Clause 35; or

35.2.8	the nature or scope of the guarantee and indemnity granted under Clause 18 (Guarantee and indemnity),

may only be made with the prior consent of all the Lenders.

35.3	Other exceptions

35.3.1	An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party, as the case may be.

35.3.2	Notwithstanding Clause 35.2 (All Lender matters), a Fee Letter may be amended or waived with the agreement of each Administrative Party that is a party to that Fee Letter and the Company.

35.4	Changes to reference rates

35.4.1	Subject to Clause 35.3.1 (Other exceptions), if a Published Rate Replacement Event has occurred in relation to any Published Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to:

(A)	providing for the use of a Replacement Reference Rate in relation to that currency in place of that Published Rate; and

(1)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(2)	enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(3)	implementing market conventions applicable to that Replacement Reference Rate;

(4)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(5)	adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Facility Agent (acting on the instructions of the Majority Lenders) and the Company.

35.4.2	An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Compounded Rate Loan in any currency under this Agreement to any recommendation of a Relevant Nominating Body which:

(A)	relates to the use of a risk-free reference rate on a compounded basis in the international or any relevant domestic syndicated loan markets; and

(B)	is issued on or after the Signing Date,

may be made with the consent of the Facility Agent (acting on the instructions of the Majority Lenders) and the Company.

35.4.3	If any Lender fails to respond to a request for an amendment or waiver described in Clause 35.4.1 or Clause 35.4.2 within ten Business Days (or any longer period the Company and the Facility Agent agree in relation to any request) of that request being made:

(A)	its Commitment(s) will not be included for the purpose of calculating the Total Commitments under the Facility when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(B)	its status as a Lender will be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

35.4.4	In this Clause 35.4:

"Published Rate" means:

(a)	the Alternative Term Rate for any Quoted Tenor;

(b)	the Primary Term Rate for any Quoted Tenor; or

(c)	an RFR.

"Published Rate Replacement Event" means, in relation to a Published Rate:

(a)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders and the Company, materially changed;

(b)	(i)	(A)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)	information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii)	the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(iii)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or

(v)	the supervisor of the administrator of that Primary Term Rate makes a public announcement or publishes information stating that that Primary Term Rate for that Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor); or

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(c)	the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Company) temporary;

(ii)	that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than the period specified as the "Published Rate Contingency Period" in the Reference Rate Terms relating to that Published Rate; or

(d)	in the opinion of the Majority Lenders and the Obligors, Term SOFR has become generally accepted in the international or any relevant domestic syndicated loan markets, is available for each Interest Period and is appropriate for the purposes of calculating interest under this Agreement; or

(e)	in the opinion of the Majority Lenders and the Company, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

"Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

"Replacement Reference Rate" means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by:

(i)	the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under paragraph (ii);

(b)	in the opinion of the Majority Lenders and the Company, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or

(c)	in the opinion of the Majority Lenders and the Company, an appropriate successor to a Published Rate.

"Term SOFR" means, with respect to any Loan for any Interest Period, the forward-looking term rate for a period comparable to such Interest Period based on SOFR that is published by an information service that publishes such rate from time to time as selected by the Facility Agent in its reasonable discretion at approximately a time and as of a date prior to the commencement of such Interest Period determined by the Facility Agent in its reasonable discretion in a manner substantially consistent with market practice.

35.5	Replacement of a Defaulting Lender

35.5.1	The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 15 Business Days' notice to the Facility Agent and that Lender:

(A)	replace that Lender by requiring that Lender to (and that Lender must) transfer in accordance with this Agreement all (and not part only) of its rights and obligations under this Agreement;

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(B)	require that Lender to (and that Lender must) transfer in accordance with this Agreement all (and not part only) of the undrawn Commitment of that Lender; or

(C)	require that Lender to (and that Lender must) transfer in accordance with this Agreement all (and not part only) of its rights and obligations in respect of the Facility,

to a Lender or other bank or financial institution (a Replacement Lender) selected by the Company, and which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender in accordance with Clause 24 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:

(1)	in an amount equal to the outstanding principal amount of that Lender's participation in the outstanding Loans and all accrued interest (to the extent that the Facility Agent has not given a notification under Clause 24.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation to that Commitment under the Finance Documents; or

(2)	in an amount agreed between that Defaulting Lender, the Replacement Lender and the Company and which does not exceed the amount described in paragraph (1).

35.5.2	Any transfer of rights and obligations of a Defaulting Lender under this Clause 35.5 is subject to the following conditions:

(A)	the Company has no right to replace the Facility Agent;

(B)	neither the Facility Agent nor the Defaulting Lender will have any obligation to the Company to find a Replacement Lender;

(C)	the transfer must take place no later than 15 days after the notice referred to in Clause 35.5.1;

(D)	in no event will the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender under the Finance Documents; and

(E)	the Defaulting Lender will only be obliged to transfer its rights and obligations under Clause 35.5.1 once it is satisfied that it has complied with all necessary "know your customer" checks or other similar checks required under any applicable law or regulation in relation to that transfer to the Replacement Lender.

35.5.3	The Defaulting Lender must perform the checks described in Clause 35.5.2(E) as soon as reasonably practicable following delivery of a notice referred to in Clause 35.5.1 and must notify the Facility Agent and the Company when it is satisfied that it has complied with those checks.

35.6	Disenfranchisement of Defaulting Lenders

35.6.1	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(A)	the Majority Lenders; or

(B)	whether:

(1)	any given percentage (including, for unanimity) of the Total Commitments; or

(2)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents,

that Defaulting Lender's Commitment under the relevant Facility will be reduced by the amount of its Available Commitments under the relevant Facility and, to the extent that the reduction results in that Defaulting Lender's Total Commitments being zero, that Defaulting Lender will be deemed not to be a Lender for the purposes of paragraphs (A) and (B).

35.6.2	For the purposes of this Clause 35.6, the Facility Agent may assume that the following Lenders are Defaulting Lenders:

(A)	any Lender which has notified the Facility Agent that it has become a Defaulting Lender; and

(B)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a) or (b) of the definition of Defaulting Lender has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Facility Agent) or the Facility Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

36.	Confidential Information

36.1	Confidentiality

36.1.1	Each Finance Party must keep all Confidential Information confidential and not disclose it to any person, save to the extent permitted by Clause 36.2 (Disclosure of Confidential Information) and Clause 36.3 (Disclosure to numbering service providers).

36.1.2	Each Finance Party must ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

36.2	Disclosure of Confidential Information

Any Finance Party may disclose:

36.2.1	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners, service providers and Representatives such Confidential Information as that Finance Party considers appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 36.2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there is no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

36.2.2	to any person:

(A)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as an Administrative Party and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(B)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(C)	appointed by any Finance Party or by a person to whom Clause 36.2.2(A) or 36.2.2(B) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under Clause 26.15.3 (Relationship with the Lenders));

(D)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in Clause 36.2.2(A) or 36.2.2(B) above;

(E)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange, listing authority or similar body, or pursuant to any applicable law or regulation;

(F)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(G)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security Interests (or may do so) pursuant to Clause 24.8 (Security over Lenders' rights);

(H)	who is a Party or a member of the Group; or

(I)	with the consent of the Company,

in each case, such Confidential Information as that Finance Party considers appropriate if:

(1)	in relation to Clauses 36.2.2(A), 36.2.2(B) and 36.2.2(C) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there is no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(2)	in relation to Clause 36.2.2(D) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(3)	in relation to Clauses 36.2.2(E), 36.2.2(F) and 36.2.2(G) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there is no requirement to inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

36.2.3	to any person appointed by that Finance Party or by a person to whom Clause 36.2.2(A) or 36.2.2(B) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including, without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause 36.2.3 if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party; and

36.2.4	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors.

36.3	Disclosure to numbering service providers

36.3.1	Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(A)	the names of the Obligors;

(B)	the country of domicile of the Obligors;

(C)	the place of incorporation of the Obligors;

(D)	the Signing Date;

(E)	the governing law of this Agreement;

(F)	the names of the Facility Agent and the Arrangers;

(G)	the date of each amendment and restatement of this Agreement;

(H)	the amount and name of the Facility (and any tranches);

(I)	the amount of the Total Commitments;

(J)	the currencies of the Facility;

(K)	the type of the Facility;

(L)	the ranking of the Facility;

(M)	the Termination Date for the Facility;

(N)	changes to any of the information previously supplied pursuant to paragraphs (A) to (M) above; and

(O)	such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

36.3.2	The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

36.4	Entire agreement

This Clause 36:

36.4.1	constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information; and

36.4.2	supersedes any previous agreement, whether express or implied, regarding Confidential Information.

36.5	Inside information

Each Finance Party acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse, and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

36.6	Notification of disclosure

Each Finance Party agrees (to the extent permitted by law and regulation) to inform the Company:

36.6.1	of the circumstances of any disclosure of Confidential Information made pursuant to Clause 36.2.2(E) (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

36.6.2	on becoming aware that Confidential Information has been disclosed in breach of this Clause 36.

36.7	Continuing obligations

The obligations in this Clause 36 are continuing and, in particular, will survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

36.7.1	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

36.7.2	the date on which such Finance Party otherwise ceases to be a Finance Party.

37.	Confidentiality of Funding Rates

37.1	Confidentiality and disclosure

37.1.1	The Facility Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to any person, save to the extent permitted by Clauses 37.1.2 and 37.1.3.

37.1.2	The Facility Agent may disclose:

(A)	any Funding Rate to the Company pursuant to Clause 9.6 (Notifications); and

(B)	any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender.

37.1.3	The Facility Agent may disclose any Funding Rate, and each Obligor may disclose any Funding Rate, to:

(A)	any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditor, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (A) is informed in writing of its confidential nature and that it may be price-sensitive information except that there is no requirement to so inform the recipient if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(B)	any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there is no requirement to so inform the recipient if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(C)	any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there is no requirement to so inform the recipient if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(D)	any person with the consent of the relevant Lender, as the case may be.

37.2	Related obligations

37.2.1	The Facility Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse, and the Facility Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

37.2.2	The Facility Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender:

(A)	of the circumstances of any disclosure made pursuant to Clause 37.1.3(B) (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(B)	on becoming aware that any information has been disclosed in breach of this Clause 37.

37.3	No Event of Default

No Event of Default will occur under Clause 23.4 (Other obligations) by reason only of an Obligor's failure to comply with this Clause 37.

38.	Counterparts

Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

39.	Contractual Recognition of Bail-In

39.1	Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

39.1.1	any Bail-In Action in relation to any such liability, including (without limitation):

(A)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(B)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(C)	a cancellation of any such liability; and

39.1.2	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

39.2	In this Clause:

"Article 55 BRRD "means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

"Bail-In Action" means the exercise of any Write-down and Conversion Powers.

"Bail-In Legislation" means:

(a)	in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)	in relation to the United Kingdom, the UK Bail-In Legislation; and

(c)	in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.

"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.

"UK Bail-In Legislation" means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

"Write-down and Conversion Powers" means:

(a)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(c)	in relation to any other applicable Bail-In Legislation:

(i)	any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

40.	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

41.	Waiver of trial by jury

Each party waives any right it may have to a jury trial of any claim or cause of action in connection with any Finance Document or any transaction contemplated by any Finance Document. This Agreement may be filed as a written consent to trial by court.

42.	Enforcement

42.1	Jurisdiction

42.1.1	Unless specifically provided in another Finance Document in relation to that Finance Document, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with any Finance Document (including a dispute relating to the existence, validity or termination of any Finance Document or any non-contractual obligation arising out of or in connection with any Finance Document) (a "Dispute").

42.1.2	The Parties agree that the English courts are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

42.1.3	This Clause 42.1 is for the benefit of the Finance Parties only. As a result, to the extent permitted by law:

(A)	no Finance Party will be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction; and

(B)	the Finance Parties may take concurrent proceedings in any number of jurisdictions.

42.2	Service of process

42.2.1	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(A)	irrevocably appoints Janus Henderson Administration UK Limited as its agent under the Finance Documents for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(B)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

42.2.2	If any person appointed as process agent under this Clause 42.2 is unable for any reason so to act, the Company (on behalf of all the Obligors) must immediately (and in any event within ten days of the event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another process agent for this purpose.

43.	USA Patriot Act & BENEFICIAL OWNERSHIP REGULATION

Each Finance Party that is subject to the requirements of the USA Patriot Act and/or the Beneficial Ownership Regulation, as applicable, hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act and/or the Beneficial Ownership Regulation, as applicable, it is required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of the Obligors and other information that will allow such Finance Party to identify the Obligors in accordance with the USA Patriot Act and/or the Beneficial Ownership Regulation, as appliable. Each Obligor agrees that it will provide each Finance Party with such information as it may request in order for such Finance Party to satisfy the requirements of the USA Patriot Act and/or the Beneficial Ownership Regulation, as applicable.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

Original Parties

Original Lender	Commitment (USD)	Treaty passport scheme reference number and jurisdiction of tax residence (if applicable)
Bank of America Europe Designated Activity Company	43,000,000	N/A
Citibank, N.A.	43,000,000	13/C/62301/DTTP USA
BNP Paribas, London Branch	28,500,000	N/A
NatWest Markets Plc	28,500,000	N/A
State Street Bank and Trust Company	28,500,000	13/S/201919/DTTP USA
Wells Fargo Bank, National Association	28,500,000	13/W/61173/DTTP USA
	200,000,000.00

Schedule 2

Conditions precedent

Part A

Conditions Precedent to initial utilisation

1.	Corporate documentation

1.1.1	A copy of the constitutional documents of each Original Obligor, including:

(A)	in respect of the Company, the consent issued to the Company under the Control of Borrowing (Jersey) Order 1958; and

(B)	in respect of the Original Guarantor, copies of (i) its bylaws or similar governing document, (ii) its charter or certificate or articles of incorporation or similar formation document, certified on a recent date by the Secretary of State or other relevant office of the Original Guarantor's jurisdiction of incorporation, which certificate lists (if such type of list is generally available in the applicable jurisdiction) the charter documents on file in the office of such Secretary of State (or such other relevant office) and (iii) a good standing certificate or similar document (including verification of tax status, if generally available in the applicable jurisdiction) with respect to the Original Guarantor, issued as of a recent date prior to the date of this Agreement by the Secretary of State or other appropriate official of the Original Guarantor's jurisdiction of organisation.

1.1.2	A copy of a resolution of the board of directors of each Original Obligor:

(A)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(B)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(C)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

1.1.3	A specimen of the signature of each person authorised by the resolutions referred to in paragraph 1.1.2.

1.1.4	A certificate of an authorised signatory of each Original Obligor:

(A)	confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on that Original Obligor to be breached; and

(B)	certifying that each copy document specified in this Part A of Schedule 2 relating to it is correct, complete and in full force and effect as at a date no earlier than the Signing Date.

2.	Legal opinions

The following legal opinions:

2.1.1	a legal opinion of Herbert Smith Freehills LLP, legal advisers to the Arrangers and the Facility Agent in England;

2.1.2	a legal opinion of Walkers Global, legal advisers to the Arrangers and the Facility Agent in Jersey;

2.1.3	a legal opinion of Herbert Smith Freehills LLP, legal advisers to the Arrangers, in relation to the Original Guarantor; and

2.1.4	a legal opinion of Potter Anderson & Corroon LLP, legal advisers to the Arrangers and the Facility Agent in Delaware,

each substantially in the form distributed to the Original Lenders before signing this Agreement and addressed to the Finance Parties at the date of that opinion.

3.	Other documents and evidence

3.1.1	Evidence that the agent for service of process in England and Wales referred to in Clause 42.2 (Service of process), has accepted its appointment.

3.1.2	A copy of the Original Financial Statements.

3.1.3	Evidence that all fees, costs and expenses then due and payable from the Company under the Finance Documents have been or will be paid by the first Utilisation Date.

3.1.4	Evidence that the USD200,000,000 revolving credit facility agreement originally dated 16 February 2017 and made between, among others, the Company and Bank of America Europe Designated Activity Company, as amended and restated from time to time will be prepaid and cancelled in full on or before the first Utilisation Date.

Part B

Conditions precedent required to be delivered by an Additional Guarantor

1.	Corporate documentation

1.1.1	An Accession Letter, duly executed by the Additional Guarantor and the Company.

1.1.2	A copy of the constitutional documents of the Additional Guarantor including, in respect of any Additional Guarantor who is a U.S. Guarantor, copies of (i) its bylaws or similar governing document, (ii) its charter or certificate or articles of incorporation or similar formation document, certified on a recent date by the Secretary of State or other relevant office of such Additional Guarantor's jurisdiction of incorporation, which certificate lists (if such type of list is generally available in the applicable jurisdiction) the charter documents on file in the office of such Secretary of State (or such other relevant office) and (iii) a good standing certificate or similar document (including verification of tax status, if generally available in the applicable jurisdiction) with respect to such Additional Guarantor, issued as of a recent date prior to the date of the Accession Letter by the Secretary of State or other appropriate official of such Additional Guarantor's jurisdiction of organisation.

1.1.3	A copy of a resolution of the board of directors of the Additional Guarantor:

(A)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(B)	authorising a specified person or persons to execute the Accession Letter on its behalf; and

(C)	authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents.

1.1.4	A specimen of the signature of each person authorised by the resolutions referred to in paragraph 1.1.3.

1.1.5	To the extent required by law or constitutional documents, a copy of a resolution, signed by all the holders of the issued shares in the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

1.1.6	To the extent required by law or constitutional documents, a copy of a resolution of the board of directors of each corporate shareholder in the Additional Guarantor approving the resolution referred to in paragraph 1.1.5.

1.1.7	A certificate of an authorised signatory of the Additional Guarantor:

(A)	confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be breached; and

(B)	certifying that each copy document specified in this Part B of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

2.	Legal opinions

The following legal opinions:

2.1.1	a legal opinion of Herbert Smith Freehills LLP, legal advisers to the Facility Agent in England;

2.1.2	subject to paragraphs 2.1.3 and 2.1.4, a legal opinion of the legal advisers to the Facility Agent in the jurisdiction of the Additional Guarantor;

2.1.3	if any Additional Guarantor is incorporated or organised under the laws of any state of the United States of America, customary legal opinions of the legal advisers to the Arrangers; and

2.1.4	if any Additional Guarantor is executing a Finance Document which is governed by the law of any state of the United States of America, customary legal opinions of the legal advisers to the Arrangers, each substantially in the form distributed to the Lenders before signing the Accession Letter, and addressed to the Finance Parties at the date of that opinion.

3.	Other documents and evidence

3.1.1	In the case of an Additional Guarantor not incorporated in England and Wales, evidence that the agent for service of process in England and Wales referred to in Clause 42.2 (Service of process), if not an Original Obligor, has accepted its appointment in relation to the Additional Guarantor.

3.1.2	A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent (acting reasonably) determines is necessary in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

3.1.3	If available, a copy of the latest audited accounts of the Additional Guarantor.

3.1.4	Evidence that all expenses due and payable from the Company under this Agreement in respect of the Accession Letter have been paid.

3.1.5	Any information and evidence in respect of the Additional Guarantor required by any Finance Party and notified to the Company to enable it to be satisfied with the results of all “know your customer” or other checks which it is required to carry out in relation to such person.

Schedule 3

Form of Utilisation Request

To:	BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY as Facility Agent

From:	JANUS HENDERSON GROUP PLC

Date:	[●]

JANUS HENDERSON GROUP PLC – USD200,000,000 Credit Agreement
dated [ ] 2023 (as amended and/or restated from time to time, the "Agreement")

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

2.1.1	Proposed Utilisation Date: [●] (or, if that is not a Business Day, the next Business Day);

2.1.2	Currency of Loan: [●];

2.1.3	Amount: [CURRENCY][●] or, if less, the Available Facility; and

2.1.4	Interest Period: [●].

3.	We confirm that each condition precedent under the Agreement which is required to be satisfied on the date of this Utilisation Request is satisfied.

4.	The proceeds of this Loan should be credited to [account].

5.	This Utilisation Request is irrevocable.

By:

JANUS HENDERSON GROUP PLC

Schedule 4

Form of Accordion Increase Confirmation

To:	BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY as Facility Agent

From:	[●] as Original Lender(s), and each person listed as an Accordion Lender in the Schedule (each, an "Accordion Lender")

Date:	[●]

JANUS HENDERSON GROUP PLC – USD200,000,000 Credit Agreement
dated [ ] 2023 (as amended and/or restated from time to time, the "Agreement")

We refer to the Agreement. This is an Accordion Increase Confirmation. Terms defined in the Agreement have the same meaning in this Accordion Increase Confirmation unless given a different meaning in this Accordion Increase Confirmation.

1.	We refer to Clause 2.4 (Accordion Increase in Commitments) of the Agreement, and to the Accordion Request dated [●].

2.	Each Accordion Lender confirms that it has agreed, with effect from the Accordion Increase Date, to assume the Accordion Commitment specified opposite its name in the Schedule, in accordance with Clause 2.4 (Accordion Increase in Commitments) of the Agreement.

3.	The proposed Accordion Increase Date is [●].

4.	By countersigning below, each Accordion Lender confirms that:

4.1.1	it agrees, with effect from the date of counter-signature of this Accordion Increase Confirmation by the Facility Agent or if later, to become an Accordion Lender and to assume an Accordion Commitment in the amount(s) specified opposite its name in the Schedule; and

4.1.2	it has performed all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the Company and the assumption by it of the Accordion Commitment(s).

5.	[The Accordion Lender confirms, for the benefit of the Facility Agent and without liability to either Obligor, that it is:

5.1.1	[a Qualifying Lender (other than a Treaty Lender);]

5.1.2	[a Treaty Lender;]

5.1.3	[not a Qualifying Lender].[12]

6.	The Accordion Lender confirms that the person beneficially entitled to interest payable to it in respect of an advance under a Finance Document is either:

6.1.1	a company resident in the UK for UK tax purposes; or

6.1.2	a partnership each member of which is:

(A)	a company so resident in the UK; or

(B)	a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

1 Include paragraphs 5 to 7 if the Accordion Lender is a new lender.

2 Delete as applicable – each new Accordion Lender is required to confirm which of these three categories it falls within.

6.1.3	a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][3]

7.	[The Accordion Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [●]) and is tax resident in [●][4], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and notifies the Company that it wishes that scheme to apply to the Agreement.][5]

8.	The Facility Office and address, electronic mail address and attention details for notices to each Accordion Lender for the purposes of Clause 31.2 (Addresses) of the Agreement are set out in the Schedule.

9.	This Accordion Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Accordion Increase Confirmation.

10.	This Accordion Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.

11.	This Accordion Increase Confirmation has been entered into on the date stated at the beginning of this certificate.

3 Include only if Accordion Lender is a UK Non-Bank Lender.

4 Insert jurisdiction of tax residence.

5 Include if Accordion Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

THE SCHEDULE

Accordion Commitments/rights and obligations to be assumed

Accordion Lender	Accordion Commitment
[●]	[●]
[●]	[●]

[insert Facility office address, email address and attention details for notices and account details for payments]

[Accordion Lender]	[Accordion Lender]

By:	By:

[Accordion Lender]	[Accordion Lender]

By:	By:

This Accordion Increase Confirmation is accepted by the Facility Agent, and the Accordion Increase Date is confirmed as [●].

Facility Agent
By:

Schedule 5

Form of Transfer Certificate

To:	BANK OF AMERICA EUROPE DESIGNATED ACTIVITY as Facility Agent

From:	[EXISTING LENDER] (the "Existing Lender") and [NEW LENDER] (the "New Lender")

Date:	[●]

JANUS HENDERSON GROUP PLC – USD200,000,000 Credit Agreement
dated [ ] 2023 (as amended and/or restated from time to time, the "Agreement")

We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

1.	The Existing Lender transfers by novation to the New Lender the Existing Lender's rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.

2.	The proposed Transfer Date is [●].

3.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations in respect of this Transfer Certificate contained in the Agreement.

4.	The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

5.	The New Lender confirms, for the benefit of the Facility Agent and without liability to either Obligor, that it is:

5.1.1	[a Qualifying Lender (other than a Treaty Lender);]

5.1.2	[a Treaty Lender;]

5.1.3	[not a Qualifying Lender].[6]

6.	[The New Lender confirms that the person beneficially entitled to interest payable to it in respect of an advance under a Finance Document is either:

6.1.1	a company resident in the UK for UK tax purposes; or

6.1.2	a partnership each member of which is:

(A)	a company so resident in the UK; or

(B)	a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

6.1.3	a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][7]

7.	[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [●]) and is tax resident in [●][8], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and notifies the Company that it wishes that scheme to apply to the Agreement.][9]

6 Delete as applicable – each New Lender is required to confirm which of these three categories it falls within.

7 Include only if New Lender is a UK Non-Bank Lender.

8 Insert jurisdiction of tax residence.

9 Include if New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

8.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

9.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

THE SCHEDULE

Rights and obligations to be transferred by novation
[insert relevant details, including applicable Commitment (or part)]

Administrative details of the New Lender
[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]

By:	By:

The Transfer Date is confirmed by the Facility Agent as [●].

BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY

as Facility Agent for and on behalf of
each of the parties to the Agreement
(other than the Existing Lender and
the New Lender)

By:

119

Schedule 6

Form of Assignment Agreement

To:	BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY as Facility Agent and the Company for and on behalf of each Obligor

From:	[EXISTING LENDER] (the "Existing Lender") and [NEW LENDER] (the "New Lender")

Date:	[●]

JANUS HENDERSON GROUP PLC – USD200,000,000 Credit Agreement
dated [ ] 2023 (as amended and/or restated from time to time, the "Agreement")

We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

1.	In accordance with the terms of the Agreement:

1.1.1	the Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender specified in the Schedule;

1.1.2	to the extent the obligations referred to in paragraph 1.1.3 are effectively assumed by the New Lender, the Existing Lender is released from its obligations under the Agreement specified in the Schedule;

1.1.3	the New Lender assumes obligations equivalent to those obligations of the Existing Lender under the Agreement specified in the Schedule; and

1.1.4	the New Lender becomes a Lender under the Agreement and is bound by the terms of the Agreement as a Lender.

2.	The proposed Transfer Date is [●].

3.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations in respect of this Assignment Agreement contained in the Agreement.

4.	The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

5.	The New Lender confirms, for the benefit of the Facility Agent and without liability to either Obligor, that it is:

5.1.1	[a Qualifying Lender (other than a Treaty Lender);]

5.1.2	[a Treaty Lender;]

5.1.3	[not a Qualifying Lender].[10]

6.	[The New Lender confirms that the person beneficially entitled to interest payable to it in respect of an advance under a Finance Document is either:

6.1.1	a company resident in the UK for UK tax purposes; or

6.1.2	a partnership each member of which is:

(A)	a company so resident in the UK; or

(B)	a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

[10]	Delete as applicable – each New Lender is required to confirm which of these three categories it falls within.

120

6.1.3	a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][11]

7.	[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [●]) and is tax resident in [●][12], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and notifies the Company that it wishes that scheme to apply to the Agreement.[13]

8.	This Assignment Agreement acts as notice to the Facility Agent (on behalf of the Company and each Finance Party) of the assignment referred to in this Assignment Agreement.

9.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of the Assignment Agreement.

10.	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

[11]	Include only if New Lender is a UK Non-Bank Lender.
[12]	Insert jurisdiction of tax residence.
[13]	Include if New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

121

THE SCHEDULE

Rights and obligations to be transferred by assignment, assumption and release
[insert relevant details, including applicable Commitment (or part)]

Administrative details of the New Lender
[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]

By:	By:

The Transfer Date is confirmed by the Facility Agent as [●].

BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY

as Facility Agent, for and on behalf of
each of the parties to the Agreement
(other than the Existing Lender and
the New Lender)

By:

122

Schedule 7

Form of Accession Letter

To:	BANK OF AMERICA EUROPE DESIGNATED ACTIVITY as Facility Agent

From:	JANUS HENDERSON GROUP PLC and [PROPOSED GUARANTOR]

Date:	[●]

JANUS HENDERSON GROUP PLC – USD200,000,000 Credit Agreement
dated [ ] 2023 (as amended and/or restated from time to time, the "Agreement")

1.	We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.	[Name of company] agrees to become an Additional Guarantor and to be bound by the terms of the Agreement as an Additional Guarantor. [Name of company] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.	[Name of company]'s administrative details are as follows: [●].

4.	This Accession Letter is intended to take effect as a deed.

5.	This Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

JANUS HENDERSON GROUP PLC

By:

123

Schedule 8

Form of Resignation Letter

To:	BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY as Facility Agent

From:	JANUS HENDERSON GROUP PLC and [RESIGNING GUARANTOR]

Date:	[●]

JANUS HENDERSON GROUP PLC – USD200,000,000 Credit Agreement
dated [ ] 2023 (as amended and/or restated from time to time, the "Agreement")

1.	We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.	We request that [resigning Guarantor] be released from its obligations as a Guarantor under the Agreement.

3.	We confirm that:

3.1.1	no Default is continuing or would result from the acceptance of this request;

3.1.2	as at the date of this Resignation Letter [no amount owing by [resigning Guarantor] under any Finance Document as a Guarantor is outstanding]; and

3.1.3	[●].

4.	This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

JANUS HENDERSON GROUP PLC	[RESIGNING GUARANTOR]

By:	By:

The Facility Agent confirms that this resignation takes effect on [●].

BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY as Facility Agent

By:

124

Schedule 9

Form of Increase Confirmation

To:	BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY as Facility Agent and JANUS HENDERSON GROUP PLC

From:	[the Increase Lender] (the "Increase Lender")

Dated:	[●]

JANUS HENDERSON GROUP PLC – USD200,000,000 Credit Agreement
dated [ ] 2023 (as amended and/or restated from time to time, the "Facility Agreement")

1.	We refer to the Facility Agreement. This agreement (the Agreement) shall take effect as an Increase Confirmation for the purpose of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 2.3 (Increase) of the Facility Agreement.

3.	The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the "Relevant Commitment") as if it was an Original Lender under the Facility Agreement.

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the "Increase Date") is [●].

5.	On the Increase Date, the Increase Lender becomes party to the relevant Finance Documents as a Lender.

6.	The Facility Office and address, email address and attention details for notices to the Increase Lender for the purposes of Clause 31.2 (Addresses) of the Facility Agreement are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders' obligations referred to in Clause 2.3 (Increase) of the Facility Agreement.

8.	The Increase Lender confirms, for the benefit of the Facility Agent and without liability to either Obligor, that it is:

8.1.1	[a Qualifying Lender (other than a Treaty Lender);]

8.1.2	[a Treaty Lender;]

8.1.3	[not a Qualifying Lender].[14]

9.	[The Increase Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

9.1.1	a company resident in the UK for UK tax purposes;

9.1.2	a partnership each member of which is:

(A)	a company so resident in the UK; or

(B)	a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

[14]	Delete as applicable – each Increase Lender is required to confirm which of these three categories it falls within.

125

9.1.3	a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][15]

[9].	[The Increase Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [●]) and is tax resident in [●][16], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Parent notify the Company that it wishes the scheme to apply to the Facility Agreement.][17]

[9/10].	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

[10/11].	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

[11/12].	This Agreement has been entered into on the date stated at the beginning of this Agreement.

[15]	Include only if New Lender is a UK Non-Bank Lender i.e. falls within paragraph (b) of the definition of "Qualifying Lender" in Clause 13.1 (Definitions).

[16]	* Insert jurisdiction of tax residence.

[17]	** This confirmation must be included if the Increase Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facility Agreement.

126

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[insert relevant details]

[Facility office address, email address and attention details for notices and account details for payments]

[Increase Lender]

By:

This Agreement is accepted as an Increase Confirmation for the purposes of the Facility Agreement by the Facility Agent, and the Increase Date is confirmed as [●].

Bank of America Europe Designated Activity Company

By:

127

Schedule 10

Reference Rate Terms

Part A

Dollars

CURRENCY:	Dollars.
Cost of funds as a fallback
Cost of funds will not apply as a fallback.
Definitions

Additional Business Days:	An RFR Banking Day.
Baseline CAS:
	Length of Interest Period or other period	Baseline CAS (per cent. per annum)
	Less than or equal to one Month	0.00
	Less than or equal to three Months but greater than one Month	0.10
Break Costs:	None specified.
Business Day Conventions (definition of "Month" and Clause 10.2 (Non-Business Days)):

(a)       If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)       subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)      if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)     if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)       If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

128

Central Bank Rate:

(a)       The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or

(b)       if that target is not a single figure, the arithmetic mean of:

(i)       the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and

(ii)      the lower bound of that target range.

Central Bank Rate Adjustment:	In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day (relevant to that RFR), 20 per cent. trimmed arithmetic mean (calculated by the Facility Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days (relevant to that RFR) for which the relevant RFR is available.
Central Bank Rate Spread:

In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Facility Agent of:

(a)       the RFR for that RFR Banking Day; and

(b)       the Central Bank Rate prevailing at the close of business on that RFR Banking Day (relevant to that RFR).

Daily Rate:

The Daily Rate for any RFR Banking Day is:

(a)       the RFR for that RFR Banking Day; or

(b)       if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i)       the Central Bank Rate for that RFR Banking Day; and

(ii)      the applicable Central Bank Rate Adjustment; or

(c)       if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i)       the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and

(ii)      the applicable Central Bank Rate Adjustment, rounded, in either case, to five decimal places and if, in either case, the aggregate of that rate and the applicable Baseline CAS is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the applicable Baseline CAS is zero.

129

Lookback Period:	Five RFR Banking Days.
Market Disruption Rate:	None specified.
Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.
Reporting Day:	The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period.
RFR:	The secured overnight financing rate ("SOFR") administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).
RFR Banking Day:

Any day other than:

(a)       a Saturday or Sunday; and

(b)       a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

Interest Periods
Periods capable of selection as Interest Periods (Clause 10.1.2 (Selection of Interest Periods)):	One, two or three Months.

130

Part B

Sterling

CURRENCY:	Sterling.
Cost of funds as a fallback
Cost of funds will not apply as a fallback.
Definitions
Additional Business Days:	An RFR Banking Day.
Break Costs:	None specified.
Baseline CAS:
	Length of Interest Period or other period	Baseline CAS (per cent. per annum)
	Less than or equal to one Month	0.00
	Less than or equal to three Months but greater than one Month	0.10
Business Day Conventions (definition of "Month" and Clause 10.2 (Non-Business Days)):

(a)       If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)       subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)      if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)     if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)       If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

131

Central Bank Rate:	The Bank of England's Bank Rate as published by the Bank of England from time to time.
Central Bank Rate Adjustment:	In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day (relevant to that RFR), 20 per cent. trimmed arithmetic mean (calculated by the Facility Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days (relevant to that RFR) for which the relevant RFR is available.
Central Bank Rate Spread:

In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Facility Agent of:

(a)       the RFR for that RFR Banking Day; and

(b)       the Central Bank Rate prevailing at the close of business on that RFR Banking Day (relevant to that RFR).

Daily Rate:

The Daily Rate for any RFR Banking Day is:

(a)       the RFR for that RFR Banking Day; or

(b)       if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i)       the Central Bank Rate for that RFR Banking Day; and

(ii)      the applicable Central Bank Rate Adjustment; or

(c)       if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i)       the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and

(ii)      the applicable Central Bank Rate Adjustment, rounded, in either case, to four decimal places and if, in either case, the aggregate of that rate and the applicable Baseline CAS is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the applicable Baseline CAS is zero.

Lookback Period:	Five RFR Banking Days.

132

Market Disruption Rate:	None specified.
Relevant Market:	The sterling wholesale market.
Reporting Day:	The day which is the Lookback Period prior to the last day of the Interest Period or, if that day is not a Business Day, the immediately following Business Day.
RFR:	The sterling overnight index average ("SONIA") reference rate displayed on the relevant screen of any authorised distributor of that reference rate.
RFR Banking Day:	A day (other than a Saturday or Sunday) on which banks are open for general business in London.
Interest Periods
Periods capable of selection as Interest Periods (Clause 10.1.2 (Selection of Interest Periods)):	One, two or three Months.

133

Part C

Euro

CURRENCY:	Euro.
Compounded Reference Rate as a fallback Compounded Reference Rate will not apply as a fallback.
Cost of funds as a fallback Cost of funds will apply as a fallback.
Definitions
Additional Business Days:	A TARGET Day.
Alternative Term Rate:	None specified.
Alternative Term Rate Adjustment:	None specified.
Break Costs:

The amount (if any) by which:

(a)       the interest (excluding Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)       the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

Business Day Conventions (definition of "Month" and Clause 10.2 (Non-Business Days)):

(a)       If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)       subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)      if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)     if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)       If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

134

Fallback Interest Period:	One week.
Market Disruption Rate:	The Term Reference Rate.
Primary Term Rate:	The euro interbank offered rate ("EURIBOR") administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen.
Quotation Day:	Two TARGET Days before the first day of the relevant Interest Period (unless market practice differs in the Relevant Market, in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).
Quotation Time:	Quotation Day 11:00 a.m. (Brussels time).
Relevant Market:	The European interbank market.
Reporting Day:	The Quotation Day.
Interest Periods
Periods capable of selection as Interest Periods (Clause 10.1.2 (Selection of Interest Periods)):	One, three or six Months.
Reporting Times
Deadline for Lenders to report market disruption in accordance with Clause 11.3 (Market disruption):	Close of business in London on the Reporting Day for the relevant Loan.
Deadline for Lenders to report their cost of funds in accordance with Clause 11.4 (Cost of funds):	Close of business on the date falling two Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling two Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

135

Part D

AUD

CURRENCY:	AUD.
Compounded Reference Rate as a fallback Compounded Reference Rate will not apply as a fallback.
Cost of funds as a fallback Cost of funds will apply as a fallback.
Definitions
Break Costs:

The amount (if any) by which:

(a)      the interest (excluding Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)      the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

Additional Business Day:	Any day on which banks are open for general business in Sydney.
Business Day Conventions (definition of "Month" and Clause 10.2 (Non-Business Days)):

(a)       If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)       if the numerically corresponding day is not a Business Day, that period will end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(ii)      if there is no numerically corresponding day in the calendar month in which that period is to end, that period will end on the last Business Day in that calendar month.

(b)       If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

(c)       If the Facility Agent agrees, the Company may select an Interest Period which ends on a day other than the last day of a Month (but no more than five days before or after the last day of the relevant Month), where necessary to ensure that the Interest Period is in the same half-month maturity pool used by market convention for determining rates that would have applied had the selection of either or both of the maturity pool or the selection of the Interest Period not followed a modified following business day convention.

136

Fallback Interest Period:	One Month.
Quotation Day:	The first day of the relevant Interest Period (unless market practice differs in the Relevant Market, in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).
Quotation Time:	Quotation Day as at or about 10:10 a.m. (Sydney time) but no later than 10:30 a.m. (Sydney time).
Relevant Market:	The Australian interbank market for bank accepted bills and negotiable certificates of deposit.
Reporting Day:	The Quotation Day.
Market Disruption Rate:	The Term Reference Rate.
Primary Term Rate:	The Australian bank bill swap reference rate ("BBSW") administered by the Australian Financial Markets Association (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page BBSW of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate).
Interest Periods
Periods capable of selection as Interest Periods for a Loan (Clause 10.1.2 (Selection of Interest Periods)):	One, three or six Months.

137

Reporting times
Deadline for Lenders to report market disruption (Clause 11.3 (Market disruption)):	Close of business in London on the Reporting Day for the relevant Interest Period.
Deadline for Lenders to report their cost of funds in accordance with Clause 11.4 (Cost of funds):	Close of business on the date falling two Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling two Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

138

Schedule 11

Daily Non-Cumulative Compounded RFR Rate

The "Daily Non-Cumulative Compounded RFR Rate" for any RFR Banking Day "i" during an Interest Period for a Compounded Rate Loan is the percentage rate per annum (without rounding) calculated as set out below:

where:

"UCCDRi "means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day "i";

"UCCDRi-1 "means, in relation to that RFR Banking Day "i", the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

"dcc "means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

"ni" means the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day; and

the "Unannualised Cumulative Compounded Daily Rate" for any RFR Banking Day (the "Cumulated RFR Banking Day") during that Interest Period is the result of the below calculation (without rounding):

where:

"ACCDR" means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

"tni" means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

"Cumulation Period" means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

"dcc "has the meaning given to that term above; and

the "Annualised Cumulative Compounded Daily Rate" for that Cumulated RFR Banking Day is the percentage rate per annum (without rounding) calculated as set out below:

where:

"d0" means the number of RFR Banking Days in the Cumulation Period;

"Cumulation Period" has the meaning given to that term above;

"i" means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

139

"DailyRatei-LP" means, for any RFR Banking Day "i" in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day "i";

"ni" means, for any RFR Banking Day "i" in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day;

"dcc "has the meaning given to that term above; and

"tni" has the meaning given to that term above.

140

Schedule 12

Form of Compliance Certificate

To:	BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY as Facility Agent

From:	JANUS HENDERSON GROUP PLC

Date:	[●]

JANUS HENDERSON GROUP PLC – USD200,000,000 Credit Agreement
dated [ ] 2023 (as amended and/or restated from time to time, the "Agreement")

1.	We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that as at [relevant testing date or for the Measurement Period ending on that date]:

[Adjusted Consolidated EBITDA was [●] and Consolidated Total Net Borrowings were [●]; therefore, the ratio of Consolidated Total Net Borrowings to Adjusted Consolidated EBITDA was [●]:1; and]

3.	[We set out below calculations establishing the figures in paragraph 2:

[●].]

4.	[We confirm that the following companies were Material Subsidiaries at [relevant testing date]:

[●].]18

5.	[We confirm that as at [relevant testing date] [no Default is continuing]/[the following Default[s] [is/are] continuing and the following steps are being taken to remedy [it/them]:

[●]].]

JANUS HENDERSON GROUP PLC

By:

[18]	To be included in the Compliance Certificate that accompanies the Company's annual audited financial statements only.

141

Schedule 13

Existing Security

NONE

142

Schedule 14

Timetables

	Loans in euro	Loans in USD or sterling	Loans in other currencies
Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)).	U-3 9.30 a.m.	U-1 9.30 a.m.	U-3 9.30 a.m.

Facility Agent determines (in relation to a Loan) the Base Currency Amount of the Loan, if required (Clause 5.4 (Lenders' participation)) and notifies the Lenders of the Loan (Clause 5.4 (Lenders' participation)).	U-3 Noon	U-1 Noon	U-3 Noon

Facility Agent notifies the Company if a currency is approved as an Optional Currency (Clause 6.2 (Conditions relating to Optional Currencies)).	-	-	On the day which is two Business Days before the first day of the Interest Period for the relevant Loan.

Lender notifies the Facility Agent in respect of unavailability of a currency (Clause 6.3 (Unavailability of a currency for a Loan)).	-	-	9.30 a.m. on the day which is two Business Days before the first day of the Interest Period for the relevant Loan.

Facility Agent notifies the Company in respect of unavailability of a currency (Clause 6.3 (Unavailability of a currency for a Loan)).	-	-	5.30 p.m. on the day which is two Business Days before the first day of the Interest Period for the relevant Loan.

EURIBOR is fixed.	Quotation Day 11:00 a.m. (Brussels time).	-	-

BBSW is fixed.	-	-	Quotation Day as at or about 10:10 a.m. (Sydney time) but no later than 10:30 a.m. (Sydney time).

"U"	=	date of utilisation
"U-X"	=	Business Days prior to date of utilisation

SIGNATORIES

THE COMPANY

JANUS HENDERSON GROUP PLC

By:

THE ORIGINAL GUARANTOR

JANUS HENDERSON US (HOLDINGS) INC.

By:

[Facility Agreement – Signature pages]

THE COORDINATOR, BOOKRUNNER AND MANDATED LEAD ARRANGER

BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY

By:

Address:

Email:

Attention:

[Facility Agreement – Signature pages]

THE BOOKRUNNER AND MANDATED LEAD ARRANGER

CITIBANK, N.A.

By:

Address:

Email:

Attention:

[Facility Agreement – Signature pages]

THE MANDATED LEAD ARRANGERS

BNP PARIBAS, LONDON BRANCH

By:

By:

Address:

Email:

Attention:

[Facility Agreement – Signature pages]

NATWEST MARKETS PLC

By:

Address:

Email:

Attention:

[Facility Agreement – Signature pages]

STATE STREET BANK AND TRUST COMPANY

By:

Address:

Email:

Attention:

[Facility Agreement – Signature pages]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

Address:

Email:

Attention:

[Facility Agreement – Signature pages]

THE FACILITY AGENT

BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY

By:

[Facility Agreement – Signature pages]

THE ORIGINAL LENDERS

BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY

By:

[Facility Agreement – Signature pages]

BNP PARIBAS, LONDON BRANCH

By:

By:

[Facility Agreement – Signature pages]

CITIBANK, N.A.

By:

[Facility Agreement – Signature pages]

NATWEST MARKETS PLC

By:

[Facility Agreement – Signature pages]

STATE STREET BANK AND TRUST COMPANY

By:

[Facility Agreement – Signature pages]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

[Facility Agreement – Signature pages]